                                                                    EXHIBIT 4.33

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                               CREDIT AGREEMENT


                                     among


                             BIG V HOLDING CORP.,


                           BV HOLDINGS CORPORATION,


                           BIG V SUPERMARKETS, INC.,


                               VARIOUS LENDERS,


                          DLJ CAPITAL FUNDING, INC.,
                             as SYNDICATION AGENT,


                             FLEET NATIONAL BANK,
                           as ADMINISTRATIVE Agent,


                                      and


                                 SUMMIT BANK,
                            as DOCUMENTATION AGENT



                                 ARRANGED BY:
              DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION


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                         Dated as of January 14, 1999


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                               TABLE OF CONTENTS
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SECTION 1.  Amount and Terms of Credit............................................................................   1

         1.01  The Commitments....................................................................................   1
         1.02  Minimum Amount of Each Borrowing...................................................................   4
         1.03  Notice of Borrowing................................................................................   4
         1.04  Disbursement of Funds..............................................................................   5
         1.05  Notes..............................................................................................   6
         1.06  Conversions........................................................................................   7
         1.07  Pro Rata Borrowings................................................................................   8
         1.08  Interest...........................................................................................   8
         1.09  Interest Periods...................................................................................   9
         1.10  Increased Costs, Illegality, etc...................................................................  10
         1.11  Compensation.......................................................................................  12
         1.12  Change of Lending Office...........................................................................  12
         1.13  Replacement of Lenders.............................................................................  12
         1.14  Limitation on Additional Amounts, etc..............................................................  13

SECTION 2.  Letters of Credit.....................................................................................  14

         2.01  Letters of Credit..................................................................................  14
         2.02  Maximum Letter of Credit Outstandings; Final Maturities............................................  14
         2.03  Letter of Credit Requests; Minimum Stated Amount...................................................  15
         2.04  Letter of Credit Participations....................................................................  15
         2.05  Agreement to Repay Letter of Credit Drawings.......................................................  17
         2.06  Increased Costs....................................................................................  18

SECTION 3.  Commitment Commission; Fees; Reductions of Commitment.................................................  19

         3.01  Fees...............................................................................................  19
         3.02  Voluntary Termination of Commitments...............................................................  20
         3.03  Mandatory Reduction of Commitments.................................................................  20

SECTION 4.  Prepayments;Payments; Taxes...........................................................................  22

         4.01  Voluntary Prepayments..............................................................................  22
         4.02  Mandatory Repayments and Commitment Reductions.....................................................  23
         4.03  Method and Place of Payment........................................................................  30
         4.04  Net Payments.......................................................................................  30

SECTION 5.  Conditions Precedent to Credit Events on the Initial Borrowing Date...................................  32

         5.01  Execution of Agreement; Notes......................................................................  32

         5.02  Officer's Certificate.............................................................................  32
         5.03  Opinions of Counsel...............................................................................  33
         5.04  Corporate Documents; Proceedings; etc.............................................................  33
         5.05  Shareholders' Agreements; Management Agreements; Tax Sharing Agreements; Existing
                  Indebtedness Agreements; Wakefern Documents....................................................  33
         5.06  Existing Credit Agreement.........................................................................  34
         5.07  Adverse Change, Approvals, Consents, etc..........................................................  35
         5.08  Litigation........................................................................................  35
         5.09  Pledge Agreement..................................................................................  35
         5.10  Security Agreement................................................................................  36
         5.11  Financial Statements; Pro Forma Balance Sheet; Projections........................................  36
         5.12  Solvency Certificate; Insurance Certificates......................................................  36
         5.13  Fees, etc.........................................................................................  37

SECTION 6.  Conditions Precedent to All Credit Events............................................................  37

         6.01  No Default; Representations and Warranties........................................................  37
         6.02  Notice of Borrowing; Letter of Credit Request.....................................................  37

SECTION 7.  Representations,Warranties and Agreements............................................................  37

         7.01  Corporate Status..................................................................................  38
         7.02  Corporate and Other Power and Authority...........................................................  38
         7.03  No Violation......................................................................................  38
         7.04  Approvals.........................................................................................  39
         7.05  Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc..............  39
         7.06  Litigation........................................................................................  40
         7.07  True and Complete Disclosure......................................................................  40
         7.08  Use of Proceeds; Margin Regulations...............................................................  41
         7.09  Tax Returns and Payments..........................................................................  41
         7.10  Compliance with ERISA.............................................................................  42
         7.11  The Security Documents............................................................................  42
         7.12  Properties........................................................................................  43
         7.13  Capitalization....................................................................................  43
         7.14  Subsidiaries......................................................................................  44
         7.15  Compliance with Statutes, etc.....................................................................  44
         7.16  Investment Company Act............................................................................  44
         7.17  Public Utility Holding Company Act................................................................  44
         7.18  Environmental Matters.............................................................................  44
         7.19  Labor Relations...................................................................................  45
         7.20  Patents, Licenses, Franchises and Formulas........................................................  46
         7.21  Indebtedness......................................................................................  46
         7.22  Insurance.........................................................................................  46
         7.23  Year 2000.........................................................................................  46

         7.24  Senior Subordinated Notes, Junior Subordinated Notes and Replacement Junior Subordinated
                  Notes..........................................................................................  46
         7.25  Special Purpose Corporations......................................................................  47
         7.26     Somers Documents...............................................................................  47

SECTION 8.  Affirmative Covenants................................................................................  48

         8.01  Information Covenants.............................................................................  48
                  (a)  Monthly Financial Statements..............................................................  48
                  (b)  Quarterly Financial Statements............................................................  48
                  (c)  Annual Financial Statements...............................................................  48
                  (d)  Management Letters........................................................................  49
                  (e)  Budgets and Projections...................................................................  49
                  (f)  Officer's Certificates....................................................................  49
                  (g)  Notice of Default or Litigation...........................................................  50
                  (h)  Other Reports and Filings.................................................................  50
                  (i)  Environmental Matters.....................................................................  50
                  (j)  Other Information.........................................................................  51
                  (k)  Wakefern Information......................................................................  51
         8.02  Books, Records and Inspections; Annual Meetings...................................................  51
         8.03  Maintenance of Property; Insurance................................................................  52
         8.04  Corporate Franchises..............................................................................  53
         8.05  Compliance with Statutes, etc.....................................................................  53
         8.06  Compliance with Environmental Laws................................................................  53
         8.07  ERISA.............................................................................................  54
         8.08  End of Fiscal Years; Fiscal Quarters..............................................................  55
         8.09  Performance of Obligations........................................................................  55
         8.10  Payment of Taxes..................................................................................  55
         8.11  Additional Security; Further Assurances...........................................................  56
         8.12  Information Systems and Equipment.................................................................  57
         8.13  Contributions.....................................................................................  57
         8.14  Corporate Separateness............................................................................  57

SECTION 9.  Negative Covenants...................................................................................  58

         9.01  Liens.............................................................................................  58
         9.02  Consolidation, Merger, Purchase or Sale of Assets, etc............................................  60
         9.03  Dividends.........................................................................................  62
         9.04  Indebtedness......................................................................................  64
         9.05  Advances, Investments and Loans...................................................................  66
         9.06  Transactions with Affiliates......................................................................  68
         9.07  Capital Expenditures..............................................................................  69
         9.08  Consolidated Fixed Charge Coverage Ratio..........................................................  70
         9.09  Maximum Leverage Ratio............................................................................  71
         9.10  Consolidated Interest Coverage Ratio..............................................................  72
         9.11  Minimum Consolidated Net Worth....................................................................  73

         9.12  Limitations on Payments of Certain Indebtedness; Modifications of Certain Indebtedness;
                  Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc........  73
         9.13  Limitation on Certain Restrictions on Subsidiaries.................................................  74
         9.14  Limitation on Issuance of Capital Stock............................................................  75
         9.15  Business...........................................................................................  75
         9.16  Subsidiaries.......................................................................................  76
         9.17  Certain Contracts..................................................................................  77

SECTION 10.  Events of Default....................................................................................  77

         10.01  Payments..........................................................................................  77
         10.02  Representations, etc..............................................................................  77
         10.03  Covenants.........................................................................................  77
         10.04  Default Under Other Agreements....................................................................  78
         10.05  Bankruptcy, etc...................................................................................  78
         10.06  ERISA.............................................................................................  78
         10.07  Security Documents................................................................................  79
         10.08  Guaranties........................................................................................  79
         10.09  Judgments.........................................................................................  79
         10.10  Change of Control.................................................................................  80
         10.11  Wakefern..........................................................................................  80

SECTION 11.  Definitions and Accounting Terms.....................................................................  80

         11.01  Defined Terms.....................................................................................  80

SECTION 12.  The Agents........................................................................................... 108

         12.01  Appointment....................................................................................... 108
         12.02  Nature of Duties.................................................................................. 108
         12.03  Lack of Reliance on the Agents.................................................................... 108
         12.04  Certain Rights of the Agents...................................................................... 109
         12.05  Reliance.......................................................................................... 109
         12.06  Indemnification................................................................................... 109
         12.07  Each Agent in its Individual Capacity............................................................. 109
         12.08  Holders........................................................................................... 110
         12.09  Resignation by the Administrative Agent, the Syndication Agent; or the Documentation
                  Agent; Removal of the Administrative Agent...................................................... 110

SECTION 13.  Miscellaneous........................................................................................ 111

         13.01  Payment of Expenses, etc.......................................................................... 111
         13.02  Right of Setoff................................................................................... 112
         13.03  Notices........................................................................................... 112
         13.04  Benefit of Agreement; Assignments; Participations................................................. 112
         13.05  No Waiver; Remedies Cumulative.................................................................... 114

         13.06  Payments Pro Rata...............................................................................   115
         13.07  Calculations; Computations; Accounting Terms....................................................   115
         13.08  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL..........................   116
         13.09  Counterparts....................................................................................   117
         13.10  Effectiveness...................................................................................   117
         13.11  Headings Descriptive............................................................................   118
         13.12  Amendment or Waiver; etc........................................................................   118
         13.13  Survival........................................................................................   119
         13.14  Domicile of Loans...............................................................................   119
         13.15  Register........................................................................................   120
         13.16  Confidentiality.................................................................................   120
         13.17  Certain Agreements with Respect to the Senior Subordinated Notes and the Junior
                  Subordinated Notes............................................................................   121
         13.18  Increases of Revolving Loan Commitments.........................................................   122

SECTION 14.  Parents Guaranty...................................................................................   122

         14.01  Guaranty........................................................................................   122
         14.02  Bankruptcy......................................................................................   123
         14.03  Nature of Liability.............................................................................   123
         14.04  Independent Obligation..........................................................................   123
         14.05  Authorization...................................................................................   124
         14.06  Reliance........................................................................................   124
         14.07  Subordination...................................................................................   125
         14.08  Waiver..........................................................................................   125
         14.09  Nature of Liability.............................................................................   126

SCHEDULE I                 Commitments
SCHEDULE II                Lender Addresses
SCHEDULE III               Plans
SCHEDULE IV                Real Property
SCHEDULE V                 Capitalization of Holdings
SCHEDULE VI                Subsidiaries
SCHEDULE VII               Existing Indebtedness
SCHEDULE VIII              Insurance
SCHEDULE IX                Existing Liens
SCHEDULE X                 Existing Investments

EXHIBIT A                  Notice of Borrowing
EXHIBIT B-1                Tranche A Term Note
EXHIBIT B-2                Tranche B Term Note
EXHIBIT B-3                Revolving Note
EXHIBIT B-4                Swingline Note
EXHIBIT C                  Letter of Credit Request

EXHIBIT D                  Section 4.04(b)(ii) Certificate
EXHIBIT E                  Opinion of Hutchins, Wheeler & Dittmar,
                           Special Counsel to the Credit Parties
EXHIBIT F                  Officers' Certificate
EXHIBIT G                  Pledge Agreement
EXHIBIT H                  Security Agreement
EXHIBIT I                  Solvency Certificate
EXHIBIT J                  Assignment and Assumption Agreement
EXHIBIT K                  Holdings Shareholder Subordinated Note

          CREDIT AGREEMENT, dated as of January 14, 1999, among BIG V HOLDING CORP., a Delaware corporation ("Holdings"), BV Holdings Corporation, a Delaware corporation ("BV Holdings"), BIG V SUPERMARKETS, INC., a New York corporation (the "Borrower"), the Lenders party hereto from time to time, DLJ CAPITAL FUNDING, INC., as Syndication Agent (in such capacity, the "Syndication Agent"), FLEET NATIONAL BANK, as Administrative Agent (in such capacity, the "Administrative Agent"), and SUMMIT BANK, as Documentation Agent (in such capacity, the "Documentation Agent") (all capitalized terms used herein and defined in Section 11 are used herein as therein defined).



                             W I T N E S S E T H :
                             - - - - - - - - - -

          WHEREAS, the proceeds of the Loans under this Agreement will be used, in part, to refinance in full all of the Indebtedness under the Existing Credit Agreement;


          WHEREAS, the Existing Credit Agreement is currently (i) the Bank Credit Agreement under, and as defined in, the Senior Subordinated Note Indenture and (ii) the Credit Agreement under, and as defined in, the Junior Subordinated Note Agreement;


          WHEREAS, from and after the Initial Borrowing Date, this Agreement and the other Credit Documents shall constitute (i) the Bank Credit Agreement under, and as defined in, the Senior Subordinated Note Indenture and (ii) the Credit Agreement under, and as defined in, the Junior Subordinated Note Agreement; and


          WHEREAS, subject to and upon the terms and conditions set forth herein, the Lenders are willing to make available to the Borrower the respective credit facilities provided for herein;


          NOW, THEREFORE, IT IS AGREED:

          SECTION 1. Amount and Terms of Credit.
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          1.01 The Commitments. (a) Subject to and upon the terms and conditions
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set forth herein, each Lender with a Tranche A Term Loan Commitment severally agrees to make on the Initial Borrowing Date and on each Additional Tranche A Term Loan Borrowing Date, a term loan or term loans (each a "Tranche A Term Loan" and, collectively, the "Tranche A Term Loans") to the Borrower, which Tranche A Term Loans (i) shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that, except as otherwise specifically provided in Section 1.10(b), all Tranche A Term Loans comprising the same Borrowing shall at all times be of the same Type and (ii) shall be made by each such Lender in that aggregate principal amount which does not exceed the Tranche A Term Loan Commitment of such Lender on any such Tranche A Term Loan Borrowing Date; provided, however, (x) no more
                                                --------  -------
than $10,000,000 of Tranche A Term Loans may be incurred on the Initial Borrowing Date and (y) Tranche A Term Loans may not be incurred on any Additional

Tranche A Term Loan Borrowing Date in an amount that would exceed the scheduled principal repayment due on each such Additional Tranche A Term Loan Borrowing Date (or on the Business Day thereafter, as the case may be) in respect of the Junior Subordinated Notes. Once repaid, Tranche A Term Loans incurred hereunder may not be reborrowed.

          (b) Subject to and upon the terms and conditions set forth herein, each Lender with a Tranche B Term Loan Commitment severally agrees to make on the Initial Borrowing Date, a term loan or term loans (each a "Tranche B Term Loan" and, collectively, the "Tranche B Term Loans") to the Borrower, which Tranche B Term Loans (i) shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that, except as otherwise specifically provided in Section 1.10(b), all Tranche B Term Loans comprising the same Borrowing shall at all times be of the same Type and (ii) shall be made by each such Lender in that aggregate principal amount which does not exceed the Tranche B Term Loan Commitment of such Lender on the Initial Borrowing Date. Once repaid, Tranche B Term Loans incurred hereunder may not be reborrowed.

          (c) Subject to and upon the terms and conditions set forth herein, each Lender with a Revolving Loan Commitment severally agrees to make, at any time and from time to time on or after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, a revolving loan or revolving loans (each a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower, which Revolving Loans (i) shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that, except as otherwise specifically provided in Section 1.10(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed for any such Lender at any time outstanding that aggregate principal amount which, when added to the product of (x) such Lender's RL Percentage and (y) the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Revolving Loan Commitment of such Lender at such time, and (iv) shall not exceed for all such Lenders at any time outstanding that aggregate principal amount which, when added to the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Total Revolving Loan Commitment at such time.

          (d) Subject to and upon the terms and conditions set forth herein, the Swingline Lender agrees to make, at any time and from time to time on or after the Initial Borrowing Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each a "Swingline Loan" and, collectively, the "Swingline Loans") to the Borrower, which

Swingline Loans (i) shall be made and maintained as Base Rate Loans, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans then outstanding and the aggregate amount of all Letter of Credit Outstandings at such time, an amount equal to the Total Revolving Loan Commitment and (iv) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount. Notwithstanding anything to the contrary contained in this Section 1.01(d), (i) the Swingline Lender shall not be obligated to make any Swingline Loans at a time when a Lender Default exists unless the Swingline Lender has entered into arrangements satisfactory to it and the Borrower to eliminate the Swingline Lender's risk with respect to the Defaulting Lender's or Lenders' participation in such Swingline Loans, including by cash collateralizing such Defaulting Lender's or Lenders' RL Percentage of the outstanding Swingline Loans and (ii) the Swingline Lender shall not make any Swingline Loan after it has received written notice from the Borrower or the Required Lenders stating that a Default or an Event of Default exists and is continuing until such time as the Swingline Lender shall have received written notice of (A) rescission of all such notices from the party or parties originally delivering such notice or notices or (B) the waiver of such Default or Event of Default by the Required Lenders.

          (e) On any Business Day, the Swingline Lender may, in its sole discretion, give notice to the RL Lenders that the Swingline Lender's outstanding Swingline Loans shall be funded with one or more Borrowings of Revolving Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 10), in which case one or more Borrowings of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all RL Lenders pro rata based on each such RL Lender's RL Percentage (determined before
        --- ----
giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10) and the proceeds thereof shall be applied directly by the Swingline Lender to repay the Swingline Lender for such outstanding Swingline Loans. Each RL Lender hereby irrevocably agrees to make Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Lender notwithstanding (i) the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in
Section 6 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing and (v) the amount of the Total Revolving Loan Commitment. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each RL Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause the RL Lenders to share in such Swingline Loans ratably based upon their respective RL Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of

Section 10), provided that (x) all interest payable on the Swingline Loans shall
             --------
be for the account of the Swingline Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing RL Lender shall be required to pay the Swingline Lender interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

          1.02 Minimum Amount of Each Borrowing. The aggregate principal amount
               --------------------------------
of each Borrowing of Loans under a respective Tranche shall not be less than the Minimum Borrowing Amount applicable to such Tranche. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than twelve Borrowings of Eurodollar Loans.

          1.03 Notice of Borrowing. (a) Whenever the Borrower desires to
               -------------------
incur (x) Eurodollar Loans hereunder, the Borrower shall give the Administrative Agent at the Notice Office at least three Business Days' prior notice of each Eurodollar Loan to be incurred hereunder and (y) Base Rate Loans hereunder (excluding Swingline Loans and Revolving Loans made pursuant to a Mandatory Borrowing), the Borrower shall give the Administrative Agent at the Notice Office at least one Business Day's prior notice of each Base Rate Loan to be incurred hereunder, provided that (in each case) any such notice shall be deemed
                    --------
to have been given on a certain day only if given before 12:00 Noon (Boston, Massachusetts time) on such day. Each such notice (each a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by the Borrower in writing, or by telephone promptly confirmed in writing, in the form of Exhibit A, appropriately completed to specify the aggregate principal amount of the Loans to be incurred pursuant to such Borrowing, the date of such Borrowing (which shall be a Business Day), whether the Loans being incurred pursuant to such Borrowing shall constitute Tranche A Term Loans, Tranche B Term Loans or Revolving Loans and whether the Loans being incurred pursuant to such Borrowing are to be initially maintained as Base Rate Loans or, to the extent permitted hereunder, Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Lender which is required to make Loans of the Tranche specified in the respective Notice of Borrowing notice of such proposed Borrowing, of such Lender's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

          (b) (i) Whenever the Borrower desires to incur Swingline Loans hereunder, the Borrower shall give the Swingline Lender no later than 2:00 P.M. (Boston, Massachusetts time) on the date that a Swingline Loan is to be incurred, written notice or telephonic notice promptly confirmed in writing of each Swingline Loan to be incurred hereunder. Each such notice shall be irrevocable and specify in each case (A) the date of Borrowing (which shall be a

Business Day) and (B) the aggregate principal amount of the Swingline Loans to be incurred pursuant to such Borrowing.

          (ii) Mandatory Borrowings shall be made upon the notice specified in Section 1.01(e), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in Section 1.01(e).

          (c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing or prepayment of Loans, the Administrative Agent or the Swingline Lender, as the case may be, may act without liability upon the basis of telephonic notice of such Borrowing or prepayment, as the case may be, believed by the Administrative Agent or the Swingline Lender, as the case may be, in good faith to be from the Chairman of the Board, the President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer or the Controller of the Borrower, or from any other authorized officer of the Borrower designated in writing by the Borrower to the Administrative Agent as being authorized to give such notices, prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's or Swingline Lender's record of the terms of such telephonic notice of such Borrowing or prepayment of Loans, as the case may be, absent manifest error.

          1.04 Disbursement of Funds. No later than 1:00 P.M. (Boston,
               ---------------------
Massachusetts time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, no later than 3:00 P.M. (Boston, Massachusetts time) on the date specified pursuant to Section 1.03(b)(i) or (y) in the case of Mandatory Borrowings, no later than 1:00 P.M. (Boston, Massachusetts time) on the date specified in Section 1.01(e)), each Lender with a Commitment of the respective Tranche will make available its pro rata portion (determined in
                                           --- ----
accordance with Section 1.07) of each such Borrowing requested to be made on such date (or in the case of Swingline Loans, the Swingline Lender will make available the full amount thereof). All such amounts will be made available in Dollars and in immediately available funds at the Payment Office, and the Administrative Agent will, except in the case of Revolving Loans made pursuant to a Mandatory Borrowing, make available to the Borrower at the Payment Office the aggregate of the amounts so made available by the Lenders. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent also shall be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, the overnight Federal Funds Rate for the first three days and at the interest rate otherwise applicable to such Loans for each day thereafter and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this Section 1.04 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

          1.05 Notes. (a) The Borrower's obligation to pay the principal of, and
               -----
interest on, the Loans made by each Lender shall be evidenced in the Register maintained by the Administrative Agent pursuant to Section 13.15 and shall, if requested by such Lender, also be evidenced (i) if Tranche A Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity herewith (each a "Tranche A Term Note" and, collectively, the "Tranche A Term Notes"),
(ii) if Tranche B Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (each a "Tranche B Term Note" and, collectively, the "Tranche B Term Notes"), (iii) if Revolving Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-3, with blanks appropriately completed in conformity herewith (each a "Revolving Note" and, collectively, the "Revolving Notes") and (iv) if Swingline Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form Exhibit B-4, with blanks appropriately completed in conformity herewith (the "Swingline Note").

          (b) The Tranche A Term Note issued to each Lender that has a Tranche A Term Loan Commitment or outstanding Tranche A Term Loans shall (i) be executed by the Borrower, (ii) be payable to such Lender or its registered assigns and be dated the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, be dated the date of issuance thereof), (iii) be in a stated principal amount equal to the Tranche A Term Loan Commitment of such Lender on the Initial Borrowing Date (before giving effect to the making of any Tranche A Term Loans on such date by such Lender) (or, if issued after the Initial Borrowing Date, be in a stated principal amount equal to the outstanding Tranche A Term Loan Commitment, if any, of such Lender at such time plus the outstanding principal amount of Tranche A Term Loans of such Lender at such time) and be payable in the outstanding principal amount of Tranche A Term Loans evidenced thereby, (iv) mature on the Tranche A Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (c) The Tranche B Term Note issued to each Lender that has a Tranche B Term Loan Commitment or outstanding Tranche B Term Loans shall (i) be executed by the Borrower, (ii) be payable to such Lender or its registered assigns and be dated the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount equal to the Tranche B Term Loans made by such Lender on the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, be in a stated principal amount equal to the outstanding principal amount of Tranche B Term Loans of such Lender at such time) and be payable in the outstanding principal amount of Tranche B Term Loans evidenced thereby, (iv) mature on the Tranche B Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (d) The Revolving Note issued to each Lender that has a Revolving Loan Commitment or outstanding Revolving Loans shall (i) be executed by the Borrower,
(ii) be payable to such Lender or its registered assigns and be dated the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Lender (or, if issued after the termination thereof, be in a stated principal amount equal to the outstanding Revolving Loans of such Lender at such time) and be payable in the outstanding principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Revolving Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (e) The Swingline Note issued to the Swingline Lender shall (i) be executed by the Borrower, (ii) be payable to the Swingline Lender or its registered assigns and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the outstanding principal amount of the Swingline Loans evidenced thereby from time to time, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in
Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (f) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in such notation shall not affect the Borrower's obligations in respect of such Loans.

          1.06 Conversions. The Borrower shall have the option to convert, on
               -----------
any Business Day occurring after the Initial Borrowing Date, all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Loans (other than Swingline Loans which may not be converted pursuant to this Section 1.06) made pursuant to one or more Borrowings (so long as of the same Tranche) of one or more Types of Loans into a Borrowing (of the same Tranche) of another Type of Loan, provided that (i) except as otherwise
                                  --------
provided in Section 1.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) unless the Required Lenders otherwise agree, Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion and (iii) no conversion pursuant to this
Section 1.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 1.02. Each such conversion shall be effected by the Borrower by giving the Administrative Agent at the Notice Office prior to
(x) in the case of a conversion of Base Rate Loans to Eurodollar Loans, 12:00 Noon (Boston, Massachusetts time) at least three Business Days' prior notice and
(y) in the case of a conversion of Eurodollar Loans to Base Rate Loans, 12:00 Noon (Boston, Massachusetts time) at least one Business Day's prior notice (each a "Notice of Conversion") specifying the Loans to be so converted, the Borrowing or Borrowings pursuant to which such Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Loans. Upon any such conversion the proceeds thereof will be deemed to be applied directly on the day of such conversion to prepay the outstanding principal amount of the Loans being converted.

          1.07 Pro Rata Borrowings. All Borrowings of Tranche A Term Loans,
               -------------------
Tranche B Term Loans and Revolving Loans under this Agreement shall be incurred from the Lenders pro rata on the basis of their Tranche A Term Loan Commitments,
                 --- ----
Tranche B Term Loan Commitments or Revolving Loan Commitments, as the case may be. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

          1.08 Interest. (a) The Borrower agrees to pay interest in respect of
               --------
the unpaid principal amount of each Base Rate Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06 or 1.09, as applicable, at a rate per annum which shall be equal to the sum of the Applicable Base Rate Margin plus the Base Rate, each as in effect from time to time.

          (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Eurodollar Rate Margin plus the Eurodollar Rate for such Interest Period.

          (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the greater of
(x) the rate which is 2% in excess of the rate then borne by such Loans and (y) the rate which is 2% in excess of the rate otherwise applicable to Base Rate Loans of such Tranche from time to time. Interest which accrues under this Section 1.08(c) shall be payable on demand.

          (d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand; provided,
                                                                --------
however, that in the case of any voluntary repayment of Base Rate Loans pursuant
-------
to Section 4.01, interest thereon shall be payable on the next succeeding Quarterly Payment Date applicable to such Base Rate Loans unless the respective repayment is made in conjunction with a repayment in full of all outstanding Loans.

          (e) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for each Interest Period applicable to the respective Eurodollar Loans and shall promptly notify the Borrower and the Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

          1.09 Interest Periods. At the time the Borrower gives any Notice of
               ----------------
Borrowing or Notice of Conversion in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (each an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower, be a one, two, three or six-month period, provided that
                                                                  ---------
(in each case):

          (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

          (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Base Rate Loan) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

          (iii) if any Interest Period for a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

          (iv) if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any
                                                 --------  -------
     Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (v) unless the Required Lenders otherwise agree, no Interest Period may be selected at any time when a Default or an Event of Default is then in existence;

          (vi) no Interest Period in respect of any Borrowing of any Tranche of Loans shall be selected which extends beyond the respective Maturity Date for such Tranche of Loans; and

          (vii) no Interest Period in respect of any Borrowing of Tranche A Term Loans or Tranche B Term Loans, as the case may be, shall be selected which extends beyond any date upon which a mandatory repayment of such Tranche of Term Loans will be required to be made under Section 4.02(b)(i) or (ii), as the case may be, if the aggregate principal amount of Tranche A Term Loans or Tranche B Term Loans, as the case may be, which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of Tranche A Term Loans or Tranche B Term Loans, as the case may be, then outstanding less the aggregate amount of such required repayment.

          If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

          1.10 Increased Costs, Illegality, etc. (a) In the event that any
               ---------------------------------
Lender shall have reasonably determined (which reasonable determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

         (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

         (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the Effective Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Lender of the principal of or interest on the Loans or the Notes or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Lender pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein) or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances arising since the Effective Date affecting such Lender, the interbank Eurodollar market or the position of such Lender in such market; or

          (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone promptly confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Lender, upon such Lender's written request therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

          (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected by the circumstances described in
Section 1.10(a)(iii) shall) either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel such Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Lender or the Administrative Agent pursuant to Section 1.10(a)(ii) or (iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least one Business Days' written notice to the Administrative Agent, require the affected Lender to convert such Eurodollar Loan into a Base Rate Loan, provided that, if more than one Lender is affected at such time, then all affected Lenders must be treated the same pursuant to this Section 1.10(b).

          (c) If any Lender determines that after the Effective Date the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by the NAIC or any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender's Commitments hereunder or its obligations hereunder, then the Borrower shall pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Lender's determination of compensation owing
            --------
under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for calculation of such additional amounts.

          1.11 Compensation. The Borrower shall compensate each Lender, upon its
               ------------
written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to Section 4.01, Section
4.02 or as a result of an acceleration of the Loans pursuant to Section 10) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its loans when required by the terms of this Agreement or any Note held by such Lender or (y) any election made pursuant to
Section 1.10(b).


          1.12 Change of Lending Office. Each Lender agrees that on the
               ------------------------
occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that
                                                                  --------
such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Sections 1.10, 2.06 and 4.04.

          1.13 Replacement of Lenders. (x) If any Lender becomes a Defaulting
               ----------------------
Lender or otherwise defaults in its obligations to make Loans, (y) upon the occurrence of an event giving rise to the operation of Section 1.10(a)(ii) or
(iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to any Lender which results in such Lender charging to the Borrower increased costs in excess of those being generally charged by the other Lenders or (z) in the case of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower shall have the right, if no Default or Event of Default then exists (or, in the case of preceding clause (z), no Default or Event of Default will exist immediately after giving effect to such replacement), to replace such Lender (the "Replaced Lender") with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "Replacement Lender") and each of whom shall be required to be reasonably acceptable to the Syndication Agent and the Administrative Agent, provided that (i) at the time of any replacement pursuant to this Section 1.13,
--------
the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of, and in each case participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (I) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (II) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time and (III) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender pursuant to
Section 3.01, (y) the Issuing Lender an amount equal to such Replaced Lender's RL Percentage of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Lender to the Issuing Lender and (z) the Swingline Lender an amount equal to such Replaced Lender's RL Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Lender to the Swingline Lender and (ii) all obligations of the Borrower due and owing to the Replaced Lender at such time (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 12.06 and 13.01), which shall survive as to such Replaced Lender.

          1.14 Limitation on Additional Amounts, etc. Notwithstanding anything
               --------------------------------------
to the contrary contained in Section 1.10, 1.11, 2.06 or 4.04, unless a Lender gives notice to the Borrower that the Borrower is obligated to pay an amount under any such Section within one year after the later of (x) the date such Lender incurs the respective increased costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital or (y) the date such Lender has actual knowledge of its incurrence of the respective increased costs, Taxes, loss, expense or liability, reductions in amounts received or receivable or reduction in return on capital, then such Lender shall only be entitled to be compensated for such amount by the Borrower pursuant to said Section 1.10, 1.11, 2.06 or 4.04, as the case may be, to the extent the costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs one year prior to such Lender giving notice to the Borrower that the Borrower is obligated to pay the respective amounts pursuant to said Section 1.10, 1.11, 2.06 or 4.04, as the case may be. This Section 1.14 shall have no applicability to any Section of this Agreement or any other Credit Document other than said Sections 1.10, 1.11, 2.06 and 4.04.

          SECTION 2.  Letters of Credit.
                      -----------------

          2.01 Letters of Credit. (a) Subject to and upon the terms and
               -----------------
conditions set forth herein, the Borrower may request that any Issuing Lender issue, at any time and from time to time on and after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, for the account of the Borrower and for the benefit of (x) any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Obligations of the Borrower or any of its Subsidiaries, an irrevocable standby letter of credit, in a form customarily used by such Issuing Lender or in such other form as has been approved by such Issuing Lender and (y) sellers of goods to the Borrower or any of its Subsidiaries, an irrevocable trade letter of credit, in a form customarily used by such Issuing Lender or in such other form as has been approved by such Issuing Lender (each such letter of credit, a "Letter of Credit" and, collectively, the "Letters of Credit"). All Letters of Credit shall be denominated in Dollars and shall be issued on a sight basis only.

          (b) Subject to and upon the terms and conditions set forth herein, each Issuing Lender agrees that it will, at any time and from time to time on and after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Borrower, one or more Letters of Credit as are permitted to remain outstanding hereunder without giving rise to a Default or an Event of Default, provided that no Issuing Lender shall be under any obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

          (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Lender from issuing such Letter of Credit or any requirement of law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Lender is not otherwise compensated) not in effect with respect to such Issuing Lender on the date hereof, or any unreimbursed loss, cost or expense which was not applicable or in effect with respect to such Issuing Lender as of the date hereof and which such Issuing Lender reasonably and in good faith deems material to it; or

          (ii) such Issuing Lender shall have received notice, from the Borrower or the Required Lenders prior to the issuance of such Letter of Credit, of the type described in the second sentence of Section 2.03(b).

          2.02 Maximum Letter of Credit Outstandings; Final Maturities.
               --------------------------------------------------------
Notwithstanding anything to the contrary contained in this Agreement, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed either (x) $20,000,000 or (y) when added to the sum of
(I) the aggregate principal amount of all Revolving Loans then outstanding and
(II) the aggregate principal amount of all Swingline Loans then outstanding, an amount equal to the Total Revolving Loan Commitment and (ii) each Letter of Credit shall by its terms terminate on or before the earlier of (x) in the case of standby Letters of Credit, (A) the date which occurs 12 months after the date of the issuance thereof (although any such standby Letter of Credit may be extendible for successive periods of up to 12 months, but, in each case, not beyond the third Business Day prior to the Revolving Loan Maturity Date, on terms acceptable to the respective Issuing Lender) and (B) the third Business Day prior to the Revolving Loan Maturity Date and (y) in the case of trade Letters of Credit, (A) the date which occurs 180 days after the date of issuance thereof and (B) the 30th day prior to the Revolving Loan Maturity Date.

          2.03 Letter of Credit Requests; Minimum Stated Amount. (a) Whenever
               ------------------------------------------------
the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Administrative Agent and the respective Issuing Lender at least five Business Days' (or such shorter period as is acceptable to such Issuing Lender) written notice thereof. Each notice shall be in the form of Exhibit C (each a "Letter of Credit Request"). (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.02. Unless the respective Issuing Lender has received notice from the Borrower or the Required Lenders before it issues a Letter of Credit that one or more of the conditions specified in
Section 5 or 6 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.02, then such Issuing Lender shall, subject to the terms and conditions of this Agreement, issue the requested Letter of Credit for the account of the Borrower in accordance with such Issuing Lender's usual and customary practices. Upon the issuance of or modification or amendment to any standby Letter of Credit, the respective Issuing Lender shall promptly notify the Borrower, the Administrative Agent and each Participant of such issuance, modification or amendment as the case may be. Notwithstanding anything to the contrary contained in this Agreement, in the event that a Lender Default exists, no Issuing Lender shall be required to issue any Letter of Credit unless such Issuing Lender has entered into arrangements satisfactory to it and the Borrower to eliminate such Issuing Lender's risk with respect to the participation in Letters of Credit by the

Defaulting Lender or Lenders, including by cash collateralizing such Defaulting Lender's or Lenders' RL Percentage of the Letter of Credit Outstandings.

          (c) The initial Stated Amount of each Letter of Credit shall not be less than $15,000 or such lesser amount as is acceptable to the respective Issuing Lender.

          2.04 Letter of Credit Participations. (a) Immediately upon the
               -------------------------------
issuance by the respective Issuing Lender of any Letter of Credit, such Issuing Lender shall be deemed to have sold and transferred to each RL Lender, other than such Issuing Lender (each such Lender, in its capacity under this Section 2.04, a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's RL Percentage, in such Letter of Credit, each drawing or payment made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments or RL Percentages of the Lenders pursuant to Section 1.13 or 13.04, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings with respect thereto, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new RL Percentages of the assignor and assignee Lender, as the case may be.

          (b) In determining whether to pay under any Letter of Credit, the respective Issuing Lender shall not have an obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Lender under or in connection with any Letter of Credit shall not create for such Issuing Lender any resulting liability to the Borrower, any other Credit Party, any Lender or any other Person unless such action is taken or omitted with gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction).

          (c) In the event that an Issuing Lender makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to such Issuing Lender pursuant to Section 2.05(a), such Issuing Lender shall promptly notify the Administrative Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to such Issuing Lender the amount of such Participant's RL Percentage of such unreimbursed payment in Dollars and in same day funds. If the Administrative Agent so notifies, prior to 11:00 A.M. (Boston, Massachusetts time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the respective Issuing Lender in Dollars such Participant's RL Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its RL Percentage of the amount of such payment available to the respective Issuing Lender, such Participant agrees to pay to such Issuing Lender, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to such Issuing Lender at the overnight Federal Funds Rate for the first three days and at the interest rate applicable to Revolving Loans maintained as Base Rate Loans for each day thereafter. The failure of any Participant to make available to any Issuing Lender its RL Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to such Issuing Lender its RL Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to such Issuing Lender such other Participant's RL Percentage of any such payment.

          (d) Whenever the respective Issuing Lender receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, such Issuing Lender shall pay to each such Participant which has paid its RL Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

          (e) Upon the request of any Participant, each Issuing Lender shall furnish to such Participant copies of any Letter of Credit issued by it and such other documentation as may reasonably be requested by such Participant.

          (f) The obligations of the Participants to make payments to each Issuing Lender with respect to Letters of Credit issued by such Issuing Lender shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

         (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

         (ii) the existence of any claim, setoff, defense or other right which Holdings or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Issuing Lender, any Participant, any other Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between Holdings or any Subsidiary of Holdings and the beneficiary named in any such Letter of Credit);

         (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

          (v)  the occurrence of any Default or Event of Default.

          2.05 Agreement to Repay Letter of Credit Drawings. (a) The
               --------------------------------------------
Borrower agrees to reimburse each Issuing Lender, by making payment to the Administrative Agent in immediately available funds at the Payment Office, for any payment or disbursement made by such Issuing Lender under any Letter of Credit issued by it (each such amount, so paid until reimbursed, an "Unpaid Drawing"), not later than one Business Day following receipt by the Borrower of notice of such payment or disbursement (provided that no such notice shall be required to be given if a Default or an Event of Default under Section 10.05 shall have occurred and be continuing, in which case the Unpaid Drawing shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by the Borrower)), with interest on the amount so paid or disbursed by such Issuing Lender, to the extent not reimbursed prior to 1:00 P.M. (Boston, Massachusetts time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Lender was reimbursed by the Borrower therefor at a rate per annum equal to the Base Rate in effect from time to time plus the Applicable Base Rate Margin for Revolving Loans; provided, however, to the extent such
                                      --------  -------
amounts are not reimbursed prior to 12:00 Noon (Boston, Massachusetts time) on the third Business Day following the receipt by the Borrower of notice of such payment or disbursement or following the occurrence of a Default or an Event of Default under Section 10.05, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Lender (and until reimbursed by the Borrower) at a rate per annum equal to the Base Rate in effect from time to time plus the Applicable Base Rate Margin for Revolving Loans plus 2%, with interest to be payable on demand. Each Issuing Lender shall give the Borrower prompt written notice of each Drawing under any Letter of Credit issued by such Issuing Lender, provided that the failure to give any such notice shall in no way affect, impair or diminish the Borrower's obligations hereunder.

          (b) The obligations of the Borrower under this Section 2.05 to reimburse each Issuing Lender with respect to drawings under Letters of Credit issued by such Issuing Lender (each a "Drawing") (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which Holdings or any Subsidiary of Holdings may have or have had against any Lender (including in its capacity as the Issuing Lender or as a Participant), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing; provided, however, that the Borrower shall not be obligated to
         --------  -------
reimburse any Issuing Lender for any wrongful payment made by such Issuing Lender under a Letter of Credit as a result of (i) the failure of such Issuing Lender to confirm that the documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit or (ii) acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Lender (as finally determined by court of competent jurisdiction).

          2.06 Increased Costs. If at any time after the Effective Date,
               ---------------
the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by the NAIC or any governmental authority charged with the interpretation or administration thereof, or compliance by any Issuing Lender or any

Participant with any request or directive by the NAIC or by any such authority (whether or not having the force of law), shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by such Issuing Lender or participated in by any Participant or (ii) impose on such Issuing Lender or any Participant any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit or such Participant's participation therein; and the result of any of the foregoing is to increase the cost to such Issuing Lender or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by such Issuing Lender or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Issuing Lender or such Participant pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein and without duplication of any amounts payable by the Borrower pursuant to Section 4.04(a)), then, upon the delivery of the certificate referred to below to the Borrower by such Issuing Lender or any Participant (a copy of which certificate shall be sent by such Issuing Lender or such Participant to the Administrative Agent), the Borrower shall pay to such Issuing Lender or such Participant such additional amount or amounts as will compensate such Lender for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Any Issuing Lender or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 2.06, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by any Issuing Lender or such Participant (a copy of which certificate shall be sent by such Issuing Lender or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate such Issuing Lender or such Participant. The certificate required to be delivered pursuant to this Section 2.06 shall, absent manifest error, be final and conclusive and binding on the Borrower.

          SECTION 3.  Commitment Commission; Fees; Reductions of Commitment.
                      -----------------------------------------------------

          3.01 Fees. (a) The Borrower agrees to pay to the
               ----
Administrative Agent for distribution to each Non-Defaulting Lender with a Tranche A Term Loan Commitment, a commitment commission (the "A TL Commitment Commission") for the period from and including the Effective Date to but excluding the Tranche A Term Loan Available Termination Date (or such earlier date on which the Total Tranche A Term Loan Commitment shall have been terminated), computed at a rate for each day equal to 1.50% per annum on the daily Tranche A Term Loan Commitment of such Non-Defaulting Lender. Accrued A TL Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the date on which the Total Tranche A Term Loan Commitment shall have been terminated.

          (b) The Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting RL Lender a commitment commission (the "RL Commitment Commission") for the period from and including the Effective Date to but excluding the Revolving Loan Maturity Date (or such earlier date on which the Total Revolving Loan Commitment has been terminated) computed at a rate for each day equal to 1/2 of 1% per annum on the daily average Unutilized Revolving Loan Commitment of such Non-Defaulting Lender.

Accrued RL Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the date upon which the Total Revolving Loan Commitment shall have been terminated.


          (c) The Borrower agrees to pay to the Administrative Agent for distribution to each RL Lender (based on each such RL Lender's respective RL Percentage) a fee in respect of each Letter of Credit (the "Letter of Credit Fee") for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to the Applicable Eurodollar Rate Margin then in effect with respect to Revolving Loans on the daily Stated Amount of each such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

          (d) The Borrower agrees to pay to the respective Issuing Lender, for its own account, a facing fee in respect of each Letter of Credit issued by such Issuing Lender (the "Facing Fee") for the period from and including the date of issuance of such Letter of Credit to and including the termination or expiration of such Letter of Credit, computed at a rate equal to 1/4 of 1% per annum on the daily Stated Amount of such Letter of Credit. Accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

           (e) The Borrower agrees to pay to the respective Issuing Lender, for its own account, upon each payment under, issuance of, or amendment to, any Letter of Credit, such amount as shall at the time of such event be the administrative charge and the reasonable expenses which such Issuing Lender is generally imposing in connection with such occurrence with respect to letters of credit issued by it.

          (f) The Borrower agrees to pay to the Arranger and each Agent, for its respective account, such other fees as have been agreed to in writing by the Borrower and the Arranger and/or such Agent.

          3.02 Voluntary Termination of Commitments. (a) Upon at least one
               ------------------------------------
Business Day's prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Unutilized Revolving Loan Commitment, in whole or in part, pursuant to this Section 3.02(a), in a minimum amount of $1,000,000 or an integral multiple of $100,000 in excess thereof in the case of partial reductions to the Total Unutilized Revolving Loan Commitment, provided that each such reduction shall apply proportionately to permanently reduce the Revolving Loan Commitment of each RL Lender.


          (b) At any time after the Initial Borrowing Date and prior to the termination of the Total Tranche A Term Loan Commitment, and upon at least five Business Day's prior written notice to, and subject to obtaining the prior written consent of, the Syndication Agent, the

Administrative Agent and the Required Lenders, the Borrower shall have the right, without premium or penalty, to terminate, in whole or in part, the remaining Total Tranche A Term Loan Commitment, in a minimum amount of $2,000,000 or an integral multiple of $1,000,000 in excess thereof in the case of partial terminations of the Total Tranche A Term Loan Commitment; provided that the consents of the Syndication Agent, the Administrative Agent and the Required Lenders shall not be so required if either (x) the Total Tranche A Term Loan Commitment is being terminated in full in conjunction with the prepayment in full of all outstanding Loans and the termination of the Total Revolving Loan Commitment or (y) the Junior Subordinated Notes have theretofore been repaid in full. Any reduction to the Total Tranche A Term Loan Commitment pursuant to this
Section 3.02(b) shall be applied proportionately to permanently reduce the Tranche A Term Loan Commitment of each Lender with such a Commitment.

          3.03 Mandatory Reduction of Commitments. (a) The Total Commitment (and
               ----------------------------------
the Commitments of each Lender) shall terminate in its entirety at 5:00 P.M. (Boston, Massachusetts time) on January 31, 1999 unless Initial Borrowing Date has occurred on or before such date.

          (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Tranche A Term Loan Commitment shall
(i) be reduced on each Tranche A Term Loan Borrowing Date (after giving effect to the making of Tranche A Term Loans on each such date) in an amount equal to the aggregate principal amount of Tranche A Term Loans incurred on each such date, (ii) terminate in its entirety (to the extent not theretofore terminated) on the earliest of (x) the Tranche A Term Loan Available Termination Date (after giving effect to the making of Tranche A Term Loans on such date), (y) 5:00 P.M. (Boston, Massachusetts time) on the Tranche A Term Loan Available Termination Date, whether or not any Tranche A Term Loans have been incurred on such date and (z) unless the Required Lenders otherwise agree, the date on which a Change of Control occurs, (iii) be reduced on each date on which, and in the amount by which, the Borrower deposits cash and/or Cash Equivalents into the Junior Subordinated Notes Escrow Account, provided that reductions to the Total Tranche A Term Loan Commitment pursuant to this clause (iii) shall only be required after the Borrower has deposited $10,000,000 into the Junior Subordinated Notes Escrow Account (in which case such reductions shall only be in the amount by which such deposits exceed the first $10,000,000 of such deposits), and (iv) prior to the termination of the Total Tranche A Term Loan Commitment, be reduced from time to time to the extent required by Section 4.02. Notwithstanding anything to the contrary contained in clause (i) of the immediately preceding sentence, in no event shall the Total Tranche A Term Loan Commitment exceed $10,000,000 after giving effect to the incurrence of Tranche A Term Loans on the Initial Borrowing Date and to the extent that the Total Tranche A Term Loan Commitment on the Initial Borrowing Date (and after giving effect to the incurrence of Tranche A Term Loans on such date) would exceed $10,000,000, the Total Tranche A Term Loan Commitment shall be reduced on such date to $10,000,000.

              (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Tranche B Term Loan Commitment shall terminate in its entirety on the Initial Borrowing Date (after giving effect to the incurrence of the Tranche B Term Loans on such date).

          (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment shall terminate in its entirety on the earlier of (i) the date on which a Change of Control occurs unless the Required Lenders otherwise agree and (ii) the Revolving Loan Maturity Date.

          (e) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date after the Initial Borrowing Date upon which a mandatory repayment of Term Loans and/or a mandatory reduction to the Total Tranche A Term Loan Commitment pursuant to any of Sections 4.02(c) through (h), inclusive, is required (and exceeds in amount the aggregate principal amount of Term Loans then outstanding plus the Total Tranche A Term Loan Commitment then in effect) or would be required if Term Loans were then outstanding and/or the Total Tranche A Term Loan Commitment was then in effect, the Total Revolving Loan Commitment shall be permanently reduced by the amount, if any, by which the amount required to be applied pursuant to said Sections (determined as if an unlimited amount of Term Loans were actually outstanding) exceeds the aggregate principal amount of Term Loans then outstanding plus the Total Tranche A Term Loan Commitment then in effect.

          (f) Each reduction to, or termination of, the Total Tranche A Term Loan Commitment, the Total Tranche B Term Loan Commitment and the Total Revolving Loan Commitment shall be applied to proportionately reduce or terminate the Tranche A Term Loan Commitment, the Tranche B Term Loan Commitment and the Revolving Loan Commitment, as the case may be, of each Lender with such a Commitment.

          SECTION 4. Prepayments; Payments; Taxes.
                     -----------------------------

          4.01 Voluntary Prepayments. The Borrower shall have the right to
               ---------------------
prepay the Loans, without premium (except as otherwise provided below) or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent prior to 1:00 P.M. (Boston, Massachusetts time) at the Notice Office (x) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Base Rate Loans (or same day notice in the case of a prepayment of Swingline Loans) and (y) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Eurodollar Loans, which notice (in each case) shall specify whether Tranche A Term Loans, Tranche B Term Loans, Revolving Loans or Swingline Loans shall be prepaid, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, and which notice the Administrative Agent shall, except in the case of Swingline Loans, promptly transmit to each of the Lenders; (ii) (x) each partial prepayment of Loans (other than Swingline Loans) pursuant to this Section 4.01 shall be in an aggregate principal amount of at least $250,000 or an integral multiple of $50,000 in excess thereof and (y) each partial prepayment of Swingline Loans pursuant to this Section 4.01 shall be in an aggregate principal amount of at least $50,000 or an integral multiple of $10,000 in excess thereof, provided that if any partial prepayment of Eurodollar Loans made
         --------
pursuant to any Borrowing shall reduce the outstanding principal amount of Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect;
(iii) each prepayment pursuant to this Section 4.01 in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans, provided
                                         --- ----                   --------
that at the Borrower's election in connection with any prepayment of Revolving Loans pursuant to this Section 4.01, such prepayment shall not, so long as no Default or Event of Default then exists, be applied to any Revolving Loan of a Defaulting Lender; (iv) except to the extent that a B Lender has waived its pro
                                                                            ---
rata share of any such prepayment pursuant to Section 4.02(k), each voluntary
----
prepayment of Term Loans pursuant to this Section 4.01 shall be applied pro rata
                                                                        --- ----
to each Tranche of outstanding Term Loans, with the Tranche A Term Loans to be allocated the Tranche A Term Loan Percentage of the amount of such prepayment and the Tranche B Term Loans to be allocated the Tranche B Term Loan Percentage of the amount of such prepayment, provided, however, so long as any Tranche A
                                  --------  -------
Term Loans are then outstanding, the Borrower may elect (as specified in the notice of prepayment given pursuant to this Section 4.01) to have such prepayment applied solely to such then outstanding Tranche A Term Loans; (v) each voluntary prepayment of any Tranche of Term Loans pursuant to this Section
4.01 shall be applied (x) in the case of Tranche A Term Loans, (1) first, to reduce the then remaining Tranche A Term Loan Scheduled Repayments (other than the final Tranche A Term Loan Scheduled Repayment) on a pro rata basis (based
                                                        --- ----
upon the remaining unpaid principal amounts of such Tranche A Term Loan Scheduled Repayments after giving effect to all prior reductions thereto, but determined without regard to the final Tranche A Term Loan Scheduled Repayment) and (2) second, to the extent in excess thereof, to reduce the final Tranche A Term Loan Scheduled Repayment, and (y) in the case of Tranche B Term Loans, to reduce the then remaining Tranche B Term Loan Scheduled Repayments on a pro rata
                                                                        --- ----
upon the then remaining unpaid principal amounts of such Tranche B Term Loan Scheduled Repayments after giving effect to all prior reductions thereto); and
(vi) in the case of any voluntary prepayment of Tranche B Term Loans pursuant to this Section 4.01 (x) made on or prior to December 30, 1999, such prepayment shall be an amount equal to the product of (A) the principal amount specified pursuant to clause (i) of this Section 4.01 to be allocated to such Tranche of Term Loans multiplied by (B) 102% and (y) made on and after December 31, 1999 and on or before December 30, 2000, such prepayment shall be an amount equal to the product of (A) the principal amount specified pursuant to clause (i) of this
Section 4.01 to be allocated to such Tranche of Term Loans multiplied by (B)
101%.

          4.02 Mandatory Repayments and Commitment Reductions. (a) On any day on
               ----------------------------------------------
which the sum of (I) the aggregate outstanding principal amount of all Revolving Loans (after giving effect to all other repayments thereof on such date), (II) the aggregate outstanding principal amount of all Swingline Loans (after giving effect to all other repayments thereof on such date) and (III) the aggregate amount of all Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment at such time, the Borrower shall prepay on such day the principal of Swingline Loans and, after all Swingline Loans have been repaid in full or if no Swingline Loans are outstanding, Revolving Loans, in an aggregate amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans, the aggregate amount of the Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment at such time, the Borrower shall pay to the Administrative Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash and/or Cash Equivalents to be held as security for all obligations of the Borrower to the Issuing Lender and the Lenders hereunder in a cash collateral account to be established by the Administrative Agent.

          (b) (i) In addition to any other mandatory repayments pursuant to this
Section 4.02, on each date set forth below, the Borrower shall be required to repay that principal amount of Tranche A Term Loans, to the extent then outstanding, as is set forth opposite such date below (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(i), a "Tranche A Term Loan Scheduled Repayment"):

          Tranche A Term Loan
          Scheduled Repayment Date                      Amount
          ------------------------                      ------

          May 1, 1999                                 $500,000
          August 1, 1999                              $500,000
          November 1, 1999                            $500,000


          February 1, 2000                            $500,000
          May 1, 2000                                 $500,000
          August 1, 2000                              $500,000
          November 1, 2000                            $500,000
          February 1, 2001                            $500,000
          May 1, 2001                                 $750,000
          August 1, 2001                              $750,000
          November 1, 2001                            $750,000

          February 1, 2002                            $750,000
          May 1, 2002                               $1,000,000
          August 1, 2002                            $1,000,000
          November 1, 2002                          $1,000,000

          Tranche A Term
          Loan Maturity Date                       $10,000,000


          (ii) In addition to any other mandatory repayments pursuant to this
Section 4.02, on each date set forth below, the Borrower shall be required to repay that principal amount of Tranche B Term Loans, to the extent then outstanding, as is set forth opposite such date below (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(i), a "Tranche B Term Loan Scheduled Repayment," and the Tranche A Term Loan Scheduled Repayments, together with the Tranche B Term Loan Scheduled Repayments, are collectively referred to as the "Scheduled Repayments"):

          Tranche B Term Loan
          Scheduled Repayment Date                      Amount
          ------------------------                      ------

          May 1, 1999                                 $125,000
          August 1, 1999                              $125,000
          November 1, 1999                            $125,000

          February 1, 2000                            $125,000
          May 1, 2000                                 $125,000
          August 1, 2000                              $125,000
          November 1, 2000                            $125,000

          February 1, 2001                            $125,000
          May 1, 2001                                 $125,000
          August 1, 2001                              $125,000
          November 1, 2001                            $125,000

          February 1, 2002                            $125,000
          May 1, 2002                                 $125,000
          August 1, 2002                              $125,000
          November 1, 2002                            $125,000

          February 1, 2003                            $125,000
          May 1, 2003                                 $125,000

          Tranche B Term
          Loan Maturity Date                       $47,875,000


          (c) In addition to any other mandatory repayments pursuant to this Section 4.02, within one Business Day following each date on or after the Initial Borrowing Date upon which Holdings or any of its Subsidiaries receives any cash proceeds from any capital contribution or any sale or issuance of its equity (other than cash proceeds received (i) from the issuance by Holdings of shares of its common stock (including as a result of the exercise of any options with regard thereto), or options to purchase shares of its common stock, to officers, directors and employees of Holdings or any of its Subsidiaries in an aggregate amount not to exceed $500,000 in any fiscal year of Holdings, (ii) from the issuance by Holdings of shares of its common stock or Qualified Preferred Stock which are promptly used (A) to collateralize (with cash or Cash Equivalents purchased therewith) letters of credit permitted to be issued for the account of Holdings pursuant to Section 9.04(xii), (B) to the extent (but only to the extent) necessary to bring Holdings and its Subsidiaries in compliance with the terms of the Wakefern Letter, and with any amounts in excess thereof to be subject to the other provisions of this Section 4.02(c), or (C) to make interest and/or principal payments on the Junior Subordinated Notes (including by depositing such amounts into the Junior Subordinated Notes Escrow Account), provided that such payments are not otherwise prohibited by the terms thereof or Section 9.12(a), 9.14(a) or 10.10, or (iii) from equity contributions to any Subsidiary of Holdings to the extent made by Holdings or another Subsidiary of Holdings), an amount equal to 100% of the Net Equity Proceeds of such capital contribution or sale or issuance of equity shall be applied as a mandatory repayment of principal of outstanding Term Loans (and/or, if the Total Tranche A Term Loan Commitment has not yet been terminated, as a mandatory reduction to the Total Tranche A Term Loan Commitment) in accordance with the requirements of Sections 4.02(i) and
(j).

          (d) In addition to any other mandatory repayments pursuant to this
Section 4.02, on each date on or after the Initial Borrowing Date upon which Holdings or any of its Subsidiaries receives any cash proceeds from any incurrence by Holdings or any of its Subsidiaries of Indebtedness for borrowed money (other than Indebtedness for borrowed money permitted to be incurred pursuant to Section 9.04 as such Section is in effect on the Effective Date), an amount equal to 100% of the Net Debt Proceeds of the respective incurrence of Indebtedness shall be applied as a mandatory repayment of principal of outstanding Term Loans (and/or, if the Total Tranche A Term Loan Commitment has not yet been terminated, as a mandatory reduction to the Total Tranche A Term Loan Commitment) in accordance with the requirements of Sections 4.02(i) and
(j).

          (e) In addition to any other mandatory repayments pursuant to this Section 4.02, within one Business Day following each date on or after the Initial Borrowing Date upon which Holdings or any of its Subsidiaries receives any cash proceeds from any Asset Sale, an amount equal to 100% of the Net Sale Proceeds therefrom shall be applied as a mandatory repayment of principal of outstanding Term Loans (and/or, if the Total Tranche A Term Loan Commitment has not yet been terminated, as a mandatory reduction to the Total Tranche A Term Loan Commitment) in accordance with the requirements of Sections 4.02(i) and
(j); provided that with respect to no more than $2,000,000 in the aggregate of
     --------
cash proceeds from Asset Sales in any fiscal year of Holdings, the Net Sale Proceeds therefrom shall not be required to be so applied on such date so long as no Default or Event of Default then exists and Holdings has delivered a certificate to the Administrative Agent on or prior to such date stating that such Net Sale Proceeds shall be used to purchase replacement assets within 180 days following the date of such Asset Sale or, in lieu thereof, Holdings or the Borrower intends to commit to so reinvest such Net Sale Proceeds within 180 days following the date of such Asset Sale and actually expend the funds pursuant to such commitment within 270 days following the date of such Asset Sale (which certificate shall set forth the estimates of the proceeds to be so expended), and provided further, that if all or any portion of such Net Sale Proceeds not
    ----------------
required to be applied to the repayment of outstanding Term Loans (and/or, if the Total Tranche A Term Loan Commitment has not yet been terminated, as a mandatory reduction to the Total Tranche A Term Loan Commitment) are either (A) not so reinvested (or committed to be so reinvested) in replacement assets within such 180-day period (or such earlier date as Holdings or such Subsidiary determines not to so reinvest such Net Sale Proceeds) or (B) if committed to be reinvested within such 180-day period and not so reinvested within 270 days following the date of such Asset Sale (or such earlier date, as the case may be), then, in either case, such remaining portion not reinvested or committed to be reinvested within such 180-day period (or such earlier date, as the case may be) in the case of the preceding clause (A), and not reinvested within such 270-day period (or such earlier date, as the case may be) in the case of clause
(B) shall be applied
on the last day of such respective period (or such earlier date, as the case may be) as a mandatory repayment of principal of outstanding Term Loans (and/or, if the Total Tranche A Term Loan Commitment has not yet been terminated, as a mandatory reduction to the Total Tranche A Term Loan Commitment) as provided above in this Section 4.02(e) without regard to the preceding proviso.

          (f) In addition to any other mandatory repayments pursuant to this
Section 4.02, on each Excess Cash Payment Date, an amount equal to 75% of the Excess Cash Flow for the relevant Excess Cash Payment Period shall be applied as a mandatory repayment of principal of outstanding Term Loans (and/or, if the Total Tranche A Term Loan Commitment has not yet been terminated, as a mandatory reduction to the Total Tranche A Term Loan Commitment) in accordance with the requirements of Sections 4.02(i) and (j).

          (g) In addition to any other mandatory repayments pursuant to this
Section 4.02, within 15 days following each date on or after the Initial Borrowing Date upon which Holdings or any of its Subsidiaries receives any cash proceeds from any Recovery Event, an amount equal to 100% of the Net Insurance Proceeds from such Recovery Event shall be applied as a mandatory repayment of principal of outstanding Term Loans (and/or, if the Total Tranche A Term Loan Commitment has not yet been terminated, as a mandatory reduction to the Total Tranche A Term Loan Commitment) in accordance with the requirements of Sections 4.02(i) and (j); provided that so long as no Default or Event of Default then
                 --------
exists, such Net Insurance Proceeds shall not be required to be so applied on such date to the extent that Holdings has delivered a certificate to the Administrative Agent on or prior to such date stating that such Net Insurance Proceeds shall be used to replace or restore any properties or assets in respect of which such Net Insurance Proceeds were paid within 270 days following the date of the receipt of such Net Insurance Proceeds (which certificate shall set forth the estimates of the Net Insurance Proceeds to be so expended), and provided further, that if all or any portion of such Net Insurance Proceeds not
----------------
required to be applied to the repayment of outstanding Term Loans (and/or, if the Total Tranche A Term Loan Commitment has not yet been terminated, as a mandatory reduction to the Total Tranche A Term Loan Commitment) pursuant to the preceding proviso are not so used within 270 days after the date of the receipt of such Net Insurance Proceeds (or such earlier date, if any, as Holdings or such Subsidiary determines not to so reinvest such Net Insurance Proceeds), such remaining portion shall be applied on the last day of such period (or such earlier date, as the case may be) as a mandatory repayment of principal of outstanding Term Loans (and/or, if the Total Tranche A Term Loan Commitment has not yet been terminated, as a mandatory reduction to the Total Tranche A Term Loan Commitment) as provided above in this Section 4.02(g) without regard to the preceding proviso.

          (f) In addition to any other mandatory repayments pursuant to this
Section 4.02, within one Business Day following each date on or after the Initial Borrowing Date upon which Holdings or any of its Subsidiaries receives any cash proceeds (including, without limitation, any proceeds from any reimbursement of expenses previously paid by the Somers Subsidiary) from (or from the sale or foreclosure of capital stock of) the Somers Subsidiary and/or the Somers Property (whether in accordance with the requirements of Annex I to the Acquisition Agreement, the Somers Agreement or otherwise, except to the extent that the

Borrower is not entitled to retain such cash proceeds pursuant to such Annex I or the Somers Agreement and excluding (i) cash proceeds received by the Borrower as the liquidation value of the Somers Property in an aggregate amount not to exceed $1,222,000 and (ii) cash proceeds in an aggregate amount not to exceed $1,000,000 received by the Borrower in connection with the sale of the Somers Property to pay for certain future environmental obligations described in the Record of Decision), an amount equal to 100% of such cash proceeds shall be applied as a mandatory repayment of principal of outstanding Term Loans (and/or, if the Total Tranche A Term Loan Commitment has not yet been terminated, as a mandatory reduction to the Total Tranche A Term Loan Commitment) in accordance with Sections 4.02(i) and (j); provided that, with respect to any cash proceeds
                               --------
received by Holdings or any of its Subsidiaries consisting of reimbursement of expenses previously paid by the Somers Subsidiary, such cash proceeds shall not be required to be so applied on such date so long as (I) no Default or Event of Default then exists, (II) Holdings has delivered a certificate to the Administrative Agent on or prior to such date stating that such reimbursement proceeds shall be used to make Capital Expenditures in respect of new supermarket construction within 180 days following the date of receipt of such reimbursement proceeds or, in lieu thereof, Holdings or the Borrower intends to commit to so invest such cash proceeds within 180 days following the date of receipt of such reimbursement proceeds and actually expend the funds pursuant to such commitment within 270 days following the date of receipt of such reimbursement proceeds (which certificate shall set forth the estimates of the proceeds to be so expended) and (III) such Capital Expenditures are permitted under Section 9.07(a) or (b), and provided further, that if (A) all or any
                                  ----------------
portion of such reimbursement proceeds not required to be applied to the repayment of outstanding Term Loans (and/or, if the Total Tranche A Term Loan Commitment has not yet been terminated, as a mandatory reduction to the Total Tranche A Term Loan Commitment) are either (x) not so used to make (or commited to make) Capital Expenditures in respect of new supermarket construction within such 180-day period (or such earlier date, if any, as Holdings or such Subsidiary determines not to so make such Capital Expenditures with such cash proceeds) or (y) if committed to be used to make Capital Expenditures within such 180-day period and not so used within 270 days following the date of receipt of such reimbursement proceeds (or such earlier date, as the case may be) or (B) any amount of such Capital Expenditures are not permitted under
Section 9.07(a) or (b), then (1) in the case of preceding clause (A), such remaining portion not used or committed to be used within such 180-day period (or such earlier date, as the case may be) in the case of preceding clause
(A)(x), and not used within such 270-day period (or such earlier date, as the case may be) in the case of preceding clause (A)(y) and (2) in the case of preceding clause (B), such portion not permitted to be so used shall (in any such case) be applied on the last day of such respective period (or such earlier date, as the case may be) as a mandatory repayment of principal of outstanding Term Loans (and/or, if the Total Tranche A Term Loan Commitment has not yet been terminated, as a mandatory reduction to the Total Tranche A Term Loan Commitment) as provided above in this Section 4.02(h) without regard to the preceding proviso.

          (i) Any amount required to be applied to outstanding Term Loans and/or to the Total Tranche A Term Loan Commitment pursuant to Sections 4.02(c), (d),
(e), (f), (g) and (h) shall be applied (i) first, to repay the outstanding principal amount of Term Loans of the respective Tranche in accordance with the immediately succeeding sentence and (ii) second, to the extent in excess thereof, to reduce the Total Tranche A Term Loan Commitment. Each amount required to be applied to outstanding Term Loans pursuant to Sections 4.02(c), (d), (e), (f), (g) and (h) shall be applied pro rata to each Tranche of
                                                     --- ----
Term Loans, with the Tranche A Term Loans to be allocated the Tranche A Term Loan Percentage of the amount of such repayment and the Tranche B Term Loans to be allocated the Tranche B Term Loan Percentage of the amount of such repayment. The amount of each principal repayment of each Tranche of Term Loans made as required by said Sections 4.02(c), (d), (e), (f), (g) and (h) shall be applied
(x) in the case of Tranche A Term Loans, (1) first, to reduce the then remaining Tranche A Term Loan Scheduled Repayments (other than the final Tranche A Term Loan Scheduled Repayment) on a pro rata basis (based upon the remaining unpaid
                               --- ----
principal amounts of such Tranche A Term Loan Scheduled Repayments after giving effect to all prior reductions thereto, but determined without regard to the final Tranche A Term Loan Scheduled Repayment) and (2) second, to the extent in excess thereof, to reduce the final Tranche A Term Loan Scheduled Repayment, and
(y) in the case of Tranche B Term Loans, to reduce the then remaining Tranche B Term Loan Scheduled Repayments on a pro rata basis (based upon the then
                                    --- -----
remaining unpaid principal amounts of such Tranche B Term Loan Scheduled Repayments after giving effect to all prior reductions thereto).

          (j) With respect to each repayment of Loans required by this Section 4.02, the Borrower may designate the Types of Loans of the respective Tranche which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings of the respective Tranche pursuant to which made, provided that: (i) repayments of Eurodollar Loans pursuant to this Section 4.02
--------
may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans of the respective Tranche with Interest Periods ending on such date of required repayment and all Base Rate Loans of the respective Tranche have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; and (iii) each repayment of any Loans made pursuant to a Borrowing shall be applied pro rata
                                                                     --- ----
among such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

          (k) Notwithstanding anything to the contrary contained in this Section 4.01, 4.02 or elsewhere in this Agreement (including, without limitation, in
Section 13.12), at any time that Tranche A Term Loans are outstanding or the Total Tranche A Term Loan Commitment remains in effect, the Borrower shall have the option, in its sole discretion, to give the Lenders with outstanding Tranche B Term Loans (the "B Lenders") the option to waive their pro rata share of a
                                                         --- ----
voluntary prepayment or mandatory repayment of Tranche B Term Loans which is to be made pursuant to Section 4.01 or Sections 4.02(c), (d), (e), (f), (g) and/or
(h), as the case may be (each such prepayment or repayment, a "Waivable Repayment"), in each case upon the terms and provisions set forth in this
Section 4.02(k). If the Borrower elects to exercise the option referred to in the immediately preceding sentence, the Borrower shall give to the Administrative Agent written notice of the Borrower's intention to give the B Lenders the right to waive a Waivable Repayment (including in such notice, the aggregate amount of such proposed prepayment or repayment, as the case may be) at least five Business Days prior to the date of the proposed prepayment or repayment, as the case may be, which notice the Administrative Agent shall promptly forward to all B Lenders (indicating in such notice the amount of such prepayment or repayment, as the case may be, to be applied to each such B Lender's outstanding Tranche B Term Loans). The Borrower's offer to permit the B Lenders to waive any such Waivable Repayment may apply to all or part of such prepayment or repayment, as the case may be, provided that any offer to waive part of such prepayment or repayment, as the
--------
case may be, must be made ratably to the B Lenders on the basis of their outstanding Tranche B Term Loans. In the event that any such B Lender desires to waive its pro rata share of such Lender's right to receive any such Waivable
          --- ----
Repayment in whole or in part, such Lender shall so advise the Administrative Agent no later than 5:00 P.M. (Boston, Massachusetts time) on the date which is two Business Days after the date of such notice from the Administrative Agent, which notice shall also include the amount such Lender desires to receive in respect of such prepayment or repayment, as the case may be. If any B Lender does not reply to the Administrative Agent within such two Business Day period, such Lender will be deemed not to have waived any part of such prepayment or repayment, as the case may be. If any B Lender does not specify an amount it wishes to receive, such B Lender will be deemed to have accepted 100% of its share of such prepayment or repayment, as the case may be. In the event that any such B Lender waives all or part of its share of any such Waivable Repayment (determined without regard to any premium that such B Lender might otherwise be entitled to), the Administrative Agent shall apply 100% of the amount so waived by such Lender to the outstanding Tranche A Term Loans and/or the Total Tranche A Term Loan Commitment in accordance with Section 4.01 or Sections 4.02(i) and
(j), as the case may be.

          (l) Notwithstanding anything to the contrary contained in this Agreement or in any other Credit Document, (i) all then outstanding Loans of any Tranche shall be repaid in full on the respective Maturity Date for such Tranche of Loans and (ii) unless the Required Lenders otherwise agree, all then outstanding Loans shall be repaid in full on the date on which a Change of Control occurs.

          4.03 Method and Place of Payment. Except as otherwise specifically
               ---------------------------
provided herein, all payments under this Agreement or under any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 12:00 Noon (Boston, Massachusetts time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

          4.04 Net Payments. (a) All payments made by the Borrower hereunder or
               ------------
under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located and for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender, in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender, other than penalties, additions to tax, interest and expenses to the extent arising as a result of the willful misconduct or gross negligence of such Lender (as finally determined by a court of competent jurisdiction).

          (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to the Borrower and the Administrative Agent on or prior to the Effective Date or, in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 13.04(b) (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, such Lender will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms), or Form W-8 (or successor form) and a
Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or such Lender shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.04(a) to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States if (I) such Lender has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this
Section 4.04(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 13.04(b), the Borrower agrees to pay any additional amounts and to indemnify each Lender in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence as a result of any changes that are effective after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.

          (c) If any Taxes imposed on any Lender are paid or indemnified against by the Borrower under this Section 4.04, and such Lender (i) receives a cash refund of any amount of such Taxes paid or reimbursed by the Borrower or (ii) actually realizes a net Tax reduction (whether by means of a credit, deduction or otherwise) in the Taxes due and payable by such Lender by reason of the payment or accrual of such Taxes paid or reimbursed by the Borrower that it would not have then enjoyed but for such Taxes, such Lender shall pay to the Borrower an amount equal to such net reduction in Taxes actually realized by such Lender or the amount of such refund; provided, however, that (i) no Event
                                          --------  -------
of Default shall have occurred and be continuing, (ii) no Lender shall be under any obligation to seek a refund of such Taxes, (iii) all computations of the amount of any credit, deduction or other reduction actually realized will be made at the sole discretion of such Lender, (iv) the sum of all payments by a Lender to the Borrower under this sentence shall never exceed the sum of the indemnity payments theretofore received by such Lender from the Borrower pursuant to this Section 4.04, (v) any subsequent disallowance, elimination, reduction, deferral, disqualification or recapture of all or any part of a refund of a Lender for which a payment by such Lender to the Borrower has been made (or is due) pursuant to this Section 4.04(c) shall be treated as a Tax subject to indemnification under this Section 4.04 and (vi) nothing in this sentence shall require a Lender to disclose any information regarding its calculation of Taxes (including, without limitation, any Tax return).

          SECTION 5. Conditions Precedent to Credit Events on the Initial
                     ----------------------------------------------------
Borrowing Date. The obligation of each Lender to make Loans, and the obligation
--------------
of the Issuing Lender to issue Letters of Credit, on the Initial Borrowing Date, is subject at the time of the making of such Loans or the issuance of such Letters of Credit to the satisfaction of the following conditions:

          5.01 Execution of Agreement; Notes. On or prior to the Initial
               -----------------------------
Borrowing Date, (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Lenders that has requested same the appropriate Tranche A Term Note, Tranche B Term Note and/or Revolving Note executed by the Borrower and to the extent requested by the Swingline Lender, the Swingline Note executed by the Borrower, in each case in the amount, maturity and as otherwise provided herein.

          5.02 Officer's Certificate. On the Initial Borrowing Date, the
               ---------------------
Administrative Agent shall have received a certificate, dated the Initial Borrowing Date and signed on behalf of the Borrower by the Chairman of the Board, the Vice Chairman of the Board, the President or any Vice President of the Borrower, certifying on behalf of the Borrower that all of the conditions in Sections 5.06, 5.07, 5.08 and 6.01 have been satisfied on such date.

          5.03 Opinions of Counsel. On the Initial Borrowing Date, the
               -------------------
Administrative Agent shall have received from Hutchins, Wheeler & Dittmar, A Professional Corporation, special counsel to the Credit Parties, an opinion addressed to the Agents, the Collateral Agent and each of the Lenders and dated the Initial Borrowing Date covering the matters set forth in Exhibit E and such other matters incident to the transactions contemplated herein as the Syndication Agent and the Administrative Agent may reasonably request.

          5.04 Corporate Documents; Proceedings; etc. (a) On the Initial
               -------------------------------------
Borrowing Date, the Administrative Agent shall have received a certificate from each Credit Party, dated the Initial Borrowing Date, signed by the Chairman of the Board, the Vice Chairman of the Board, the President or any Vice President of each such Credit Party, and attested to by the Secretary or any Assistant Secretary of each such Credit Party, in the form of Exhibit F with appropriate insertions, together with copies of the certificate of incorporation (or equivalent organizational document) and by-laws of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and each of the foregoing shall be in form and substance reasonably acceptable to the Syndication Agent and the Administrative Agent.

          (b) All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Syndication Agent, the Administrative Agent and the Required Lenders, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which either the Syndication Agent or the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

          (c) On the Initial Borrowing Date, the corporate, ownership and capital structure (including, without limitation, the terms of any capital stock, options, warrants or other securities issued by Holdings or any of its Subsidiaries) of Holdings and its Subsidiaries shall be in form and substance reasonably satisfactory to the Syndication Agent, the Administrative Agent and the Required Lenders.

          5.05 Shareholders' Agreements; Management Agreements; Tax Sharing
               ------------------------------------------------------------
Agreements; Existing Indebtedness Agreements; Wakefern Documents. On or prior to
----------------------------------------------------------------
the Initial Borrowing Date, there shall have been delivered to the Administrative Agent true and correct copies of the following documents:

          (i) all agreements entered into by Holdings or any of its Subsidiaries governing the terms and relative rights of its capital stock and any agreements entered into by shareholders relating to any such entity with respect to its capital stock (collectively, the "Shareholders' Agreements");

          (ii) all material agreements with members of, or with respect to, the management of Holdings or any of its Subsidiaries (collectively, the "Management Agreements");

          (iii) all tax sharing, tax allocation and other similar agreements entered into by Holdings or any of its Subsidiaries (collectively, the "Tax Sharing Agreements");

          (iv) all agreements evidencing or relating to Indebtedness of Holdings or any of its Subsidiaries which is to remain outstanding after giving effect to the incurrence of Loans on the Initial Borrowing Date (collectively, the "Existing Indebtedness Agreements"); and

          (v) all Wakefern Documents and any other agreements with Wakefern entered into by Holdings or any of its Subsidiaries;

all of which Shareholders' Agreements, Management Agreements, Tax Sharing Agreements, Existing Indebtedness Agreements and Wakefern Documents shall be in form and substance reasonably satisfactory to the Syndication Agent, the Administrative Agent and the Required Lenders and shall be in full force and effect on the Initial Borrowing Date.

          5.06 Existing Credit Agreement. (a) On the Initial Borrowing Date, the
               -------------------------
total commitments in respect of the Existing Credit Agreement shall have been terminated, and all loans and notes with respect thereto shall have been repaid in full (together with interest thereon), all letters of credit issued thereunder shall have been terminated (or fully supported with Letters of Credit issued hereunder) and all other amounts (including premiums) owing pursuant to the Existing Credit Agreement shall have been repaid in full and all documents in respect of the

Existing Credit Agreement and all guarantees with respect thereto shall have been terminated (except as to indemnification and similar provisions, which may survive to the extent provided therein) and be of no further force and effect.

          (b) On the Initial Borrowing Date, the creditors in respect of the Existing Credit Agreement shall have terminated and released all security interests and Liens on the assets owned by Holdings and its Subsidiaries. The Administrative Agent shall have received such releases of security interests in, and Liens on, the assets owned by Holdings and its Subsidiaries as may have been requested by the Syndication Agent and the Administrative Agent, which releases shall be in form and substance reasonably satisfactory to the Syndication Agent and the Administrative Agent. Without limiting the foregoing, there shall have been delivered (i) proper termination statements (Form UCC-3 or the appropriate equivalent) for filing under the UCC of each jurisdiction where a financing statement (Form UCC-1 or the appropriate equivalent) was filed with respect to Holdings or any of its Subsidiaries in connection with the security interests created with respect to the Existing Credit Agreement and the documentation related thereto, (ii) termination or reassignment of any security interest in, or Lien on, any patents, trademarks, copyrights, or similar interests of Holdings or any of is Subsidiaries on which filings have been made, and (iii) all collateral owned by Holdings or any of its Subsidiaries in the possession of any of the creditors in respect of the Existing Credit Agreement or any collateral agent or trustee under any related security document shall have been returned to Holdings or such Subsidiary, as the case may be.

          (c) The Administrative Agent shall have received evidence, in form and substance reasonably satisfactory to the Syndication Agent and the Administrative Agent, that the matters set forth in Sections 5.06(a) and (b) have been satisfied as of the Initial Borrowing Date.

          5.07 Adverse Change, Approvals, Consents, etc. (a) Since December 27,
               ----------------------------------------
1997, nothing shall have occurred (and neither the Syndication Agent, the Administrative Agent nor any Lender shall have become aware of any facts or conditions not previously known) which either the Syndication Agent, the Administrative Agent or the Required Lenders shall reasonably determine (i) has had, or could reasonably be expected to have, a material adverse effect on the rights or remedies of the Lenders, the Syndication Agent or the Administrative Agent, or on the ability of any Credit Party to perform its obligations to them hereunder or under any other Credit Document or (ii) has had, or could reasonably be expected to have, a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of Holdings and its Subsidiaries taken as a whole.

          (b) On or prior to the Initial Borrowing Date, all necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with the transactions contemplated by the Credit Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods with respect thereto shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the transactions contemplated by the Credit Documents or otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the transactions contemplated by the Credit Documents or otherwise referred to herein or therein.

          5.08 Litigation. On the Initial Borrowing Date, there shall be no
               ----------
actions, suits or proceedings pending or threatened (i) with respect to this Agreement or any other Credit Document or (ii) which the Syndication Agent, the Administrative Agent or the Required Lenders shall reasonably determine could reasonably be expected to have a material adverse effect on (a) the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Wakefern, the Borrower or Holdings and its Subsidiaries taken as a whole, (b) the rights or remedies of the Lenders, the Syndication Agent or the Administrative Agent hereunder or under any other Credit Document or (c) the ability of any Credit Party to perform its respective obligations to the Lenders, the Syndication Agent or the Administrative Agent hereunder or under any other Credit Document.

          5.09 Pledge Agreement. On the Initial Borrowing Date, each Credit
               ----------------
Party shall have duly authorized, executed and delivered the Pledge Agreement in the form of Exhibit G (as amended, modified or supplemented from time to time, the "Pledge Agreement") and shall have delivered to the Collateral Agent, as Pledgee thereunder, all of the Certificated Securities, if any, referred to therein and owned by such Credit Party, (x) endorsed in blank in the case of promissory notes constituting Certificated Securities and (y) together with executed and undated stock powers in the case of capital stock constituting Certificated Securities.

          5.10 Security Agreement. On the Initial Borrowing Date, each Credit
               ------------------
Party (other than Big V Investment) shall have duly authorized, executed and delivered the Security Agreement in the form of Exhibit H (as modified, supplemented or amended from time to time, the "Security Agreement") covering all of such Credit Party's present and future Security Agreement Collateral, together with:

        (i) proper Financing Statements (Form UCC-1 or the equivalent) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement;

        (ii)  certified copies of Requests for Information or Copies (Form UCC-
     11), or equivalent reports, listing all effective financing statements that name any Credit Party or any of its Subsidiaries as debtor and that are filed in the jurisdictions referred to in clause (i) above, together with copies of such other financing statements that name any Credit Party or any of its Subsidiaries as debtor (none of which shall cover any of the Collateral except to the extent evidencing Permitted Liens or in respect of which the Collateral Agent shall have received termination statements (Form UCC-3) or such other termination statements as shall be required by local law fully executed for filing);

        (iii) evidence of the completion of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the reasonable opinion of the

     Collateral Agent, desirable to perfect the security interests intended to be created by the Security Agreement; and

        (iv) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Security Agreement have been taken.

          5.11 Financial Statements; Pro Forma Balance Sheet; Projections. On or
               ----------------------------------------------------------
prior to the Initial Borrowing Date, each Lender shall have received true and correct copies of the historical financial statements, the pro forma balance sheet and the Projections referred to in Sections 7.05(a) and (d), which historical financial statements, pro forma balance sheet and Projections shall
                                 --- -----
be in form and substance reasonably satisfactory to the Administrative Agent, the Syndication Agent and the Required Lenders.

          5.12 Solvency Certificate; Insurance Certificates. On the Initial
               --------------------------------------------
Borrowing Date, Holdings shall have delivered to the Administrative Agent:

       (i) a solvency certificate from the Executive Vice President-Finance of Holdings in the form of Exhibit I; and

       (ii) certificates of insurance complying with the requirements of Section
     8.03 for the business and properties of Holdings and its Subsidiaries, in form and substance reasonably satisfactory to the Administrative Agent and the Syndication Agent and naming the Collateral Agent as an additional insured and as loss payee, and stating that such insurance shall not be canceled without at least 30 days prior written notice by the insurer to the Collateral Agent (or such shorter period of time as a particular insurance company generally provides).

          5.13 Fees, etc. On the Initial Borrowing Date, the Borrower shall have
               ---------
paid to the Arranger, the Syndication Agent and the Administrative Agent all costs, fees and expenses (including, without limitation, legal fees and expenses) payable to the Arranger and each such Agent to the extent then due.

          SECTION 6. Conditions Precedent to All Credit Events. The obligation
                     -----------------------------------------
of each Lender to make Loans (including Loans made on the Initial Borrowing
Date), and the obligation of the Issuing Lender to issue Letters of Credit, is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

          6.01 No Default; Representations and Warranties. At the time
               ------------------------------------------
of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          6.02 Notice of Borrowing; Letter of Credit Request. (a) Prior to the
               ---------------------------------------------
making of each Loan (other than a Swingline Loan or a Revolving Loan made pursuant to a Mandatory Borrowing), the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a). Prior to the making of each Swingline Loan, the Swingline Lender shall have received the notice referred to in Section 1.03(b)(i).

          (b) Prior to the issuance of each Letter of Credit, the Administrative Agent and the respective Issuing Lender shall have received a Letter of Credit Request meeting the requirements of Section 2.03(a).

          The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by each Credit Agreement Party to the Administrative Agent and each of the Lenders that all the conditions specified in Section 5 (with respect to Credit Events on the Initial Borrowing Date) and in this
Section 6 (with respect to Credit Events on or after the Initial Borrowing Date) and applicable to such Credit Event exist as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in
Section 5 and in this Section 6, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance reasonably satisfactory to the Syndication Agent, the Administrative Agent and the Required Lenders.

          SECTION 7. Representations, Warranties and Agreements. In order to
                     ------------------------------------------
induce the Lenders to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, each Credit Agreement Party makes the following representations, warranties and agreements, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and issuance of the Letters of Credit, with the occurrence of each Credit Event on or after the Initial Borrowing Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct in all material respects on and as of the Initial Borrowing Date and on the date of each such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          7.01 Corporate Status. Each Credit Party and each of its Subsidiaries
               ----------------
(i) is a duly organized and validly existing corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate, partnership or limited liability company power and authority, as the case may be, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications except for failures to be so qualified which, either individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of Holdings and its Subsidiaries taken as a whole.

          7.02 Corporate and Other Power and Authority. Each Credit Party has
               ---------------------------------------
the corporate, partnership or limited liability company power and authority, as the case may be, to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is party and has taken all necessary corporate, partnership or limited liability company action, as the case may be, to authorize the execution, delivery and performance by it of each of such Credit Documents. Each Credit Party has duly executed and delivered each of the Credit Documents to which it is party, and each of such Credit Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

          7.03 No Violation. Neither the execution, delivery or performance by
               ------------
any Credit Party of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of Holdings or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, in each case to which Holdings or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the certificate or articles of incorporation or by-laws (or equivalent organizational documents) of Holdings or any of its Subsidiaries.

          7.04 Approvals. No order, consent, approval, license, authorization
               ---------
or validation of, or filing, recording or registration with (except for those that have otherwise been obtained or made on or prior to the Initial Borrowing Date and which remain in full force and effect on the Initial Borrowing Date), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any such Credit Document.

          7.05 Financial Statements; Financial Condition; Undisclosed
               ------------------------------------------------------
Liabilities; Projections; etc. (a) The consolidated balance sheet of Holdings
-----------------------------
and its Subsidiaries for its fiscal years and twelve Fiscal Month period ended on December 30, 1995, December 28, 1996, December 27, 1997 and November 28, 1998, respectively, and the related consolidated statements of income, cash flows and shareholders' equity of Holdings and its Subsidiaries for the fiscal year or twelve Fiscal Month period, as the case may be, ended on such dates, copies of which have been furnished to the Lenders prior to the Initial Borrowing Date, present fairly in all material respects the financial position of Holdings and its Subsidiaries at the dates of such balance sheets and the consolidated results of the operations of Holdings and its Subsidiaries for the periods covered thereby. All of the foregoing financial statements have been prepared in accordance with generally accepted accounting principles consistently applied (except, in the case of the aforementioned twelve Fiscal Month interim financial statements, for normal year-end audit adjustment and the absence of footnotes). The pro forma consolidated balance sheet of Holdings and its Subsidiaries as of the Initial Borrowing Date (after giving effect to the transactions contemplated herein), a copy of which has been furnished to the Lenders prior to the Initial Borrowing Date, presents fairly in all material respects the pro forma financial position of Holdings and its Subsidiaries as of the Initial Borrowing Date. After giving effect to the transactions contemplated herein and in the other Credit Documents (but for this purpose assuming that such transactions and the related financing had occurred prior to December 27, 1997), since December 27, 1997, there has been no material adverse change in the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of Holdings and its Subsidiaries taken as a whole.

          (b) On and as of the Initial Borrowing Date and after giving effect to the transactions contemplated herein and in the other Credit Documents and to all Indebtedness (including the Loans) being incurred or assumed and Liens created by the Credit Parties in connection therewith (i) the sum of the assets, at a fair valuation, of each of the Borrower on a stand-alone basis and of Holdings and its Subsidiaries taken as a whole will exceed its debts; (ii) each of the Borrower on a stand-alone basis and Holdings and its Subsidiaries taken as a whole has not incurred, does not intend to incur, and does not believe that it will incur, debts beyond its ability to pay such debts as such debts mature; and (iii) each of the Borrower on a stand-alone basis and Holdings and its Subsidiaries taken as a whole will have sufficient capital with which to conduct its business. For purposes of this Section 7.05(b), "debt" means any liability on a claim, and "claim" means (a) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (b) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. The amount of contingent and/or unliquidated liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          (c) Except as (i) set forth in the Wakefern Letter and in the New Wakefern Agreement and (ii) fully disclosed in the financial statements delivered pursuant to Section 7.05(a), there were as of the Initial Borrowing Date no liabilities or obligations with respect to Holdings or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, could reasonably be expected to be material to Holdings and its Subsidiaries taken as a whole. As of the Initial Borrowing Date, no Credit Agreement Party knows of any basis for the assertion against it or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements delivered pursuant to Section 7.05(a) which, either individually or in the aggregate, could reasonably be expected to be material to the Borrower or to Holdings and its Subsidiaries taken as a whole.

          (d) The Projections delivered to the Agents and the Lenders prior to the Initial Borrowing Date have been prepared in good faith and are based on reasonable assumptions, and there are no statements or conclusions in the Projections which are based upon or include information known to any Credit Agreement Party to be misleading in any material respect or which fail to take into account material information known to any Credit Agreement Party regarding the matters reported therein. On the Initial Borrowing Date, each Credit Agreement Party believes that the Projections are reasonable and attainable, it being recognized by the Lenders, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Projections may differ from the projected results and that the differences may be material.

          7.06 Litigation. There are no actions, suits or proceedings pending
               ----------
or, to the best knowledge of each Credit Agreement Party, threatened (i) with any Credit Document, (ii) with respect to any material Indebtedness of Holdings or any of its Subsidiaries or (iii) that are reasonably likely to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of Holdings and its Subsidiaries taken as a whole.

          7.07 True and Complete Disclosure. All factual information (taken as
               ----------------------------
a whole) furnished by or on behalf of any Credit Party in writing to any Agent or any Lender (including, without limitation, all information contained in the Credit Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any Credit Party in writing to any Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided; it being understood and agreed that (i) with respect to the Projections delivered pursuant to Section 5.11, each Credit Agreement Party makes only the representations set forth in Section 7.05(d) and (ii) with respect to the budgets delivered pursuant to Section 8.01(e), the representation and warranty made by each Credit Agreement Party pursuant to this Section 7.07 shall be qualified on the same basis as the Projections are qualified in Section 7.05(d).

          7.08 Use of Proceeds; Margin Regulations. (a) All proceeds of the
               -----------------------------------
Tranche A Term Loans will be used by the Borrower (i) on the Initial Borrowing Date, to refinance the Existing Credit Agreement and to pay fees and expenses in connection therewith and (ii) on each Additional Term Loan Borrowing Date, to finance all or part of the scheduled payment due on each such Additional Term Loan Borrowing Date (or on the Business Day thereafter, as the case may be) in respect of the Junior Subordinated Notes (but otherwise subject to the limitations set forth in the second proviso in Section 1.01(a)).

          (b) All proceeds of the Tranche B Term Loans will be used by the Borrower to refinance, in part, the Existing Credit Agreement and to pay fees and expenses in connection therewith.

          (c) All proceeds of the Revolving Loans and the Swingline Loans shall be used for the working capital and general corporate purposes of the Borrower and its Subsidiaries; provided that up to, but no more than, $5,000,000 of Revolving Loans and Swingline Loans in the aggregate may be used to refinance the Existing Credit Agreement and pay any fees or expenses in connection therewith.

          (d) No part of any Credit Event (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

          7.09 Tax Returns and Payments. Each of Holdings and each of its
               ------------------------
Subsidiaries has filed all federal and state income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all taxes and assessments payable by it which have become due, except for those contested in good faith and adequately disclosed and fully provided for on the financial statements of Holdings and its Subsidiaries in accordance with generally accepted accounting principles. Each of Holdings and each of its Subsidiaries has at all times paid, or have provided adequate reserves (in the good faith judgment of the management of Holdings) for the payment of, all federal, state, local and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to date. There is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the best knowledge of Holdings or the Borrower threatened, by any authority regarding any taxes relating to Holdings or any of its Subsidiaries. As of the Initial Borrowing Date, neither Holdings nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of Holdings or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of Holdings or any of its Subsidiaries not to be subject to the normally applicable statute of limitations.

          7.10 Compliance with ERISA. (i) Schedule III sets forth, as of the
               ---------------------
Initial Borrowing Date, each Plan. Each Plan (and each related trust, insurance contract or fund) is in material compliance with its terms and with all applicable laws, including, without limitation, ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event has occurred; no Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan have been timely made except to the extent that the failure to make any such contribution on a timely basis would not result in a material liability to Holdings, any Subsidiary of Holdings or any ERISA Affiliate;

neither Holdings nor any Subsidiary of Holdings nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29),
4971 or 4975 of the Code or expects to incur any such material liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a material risk to Holdings or any Subsidiary of Holdings or any ERISA Affiliate of incurring a material liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending or, to the best knowledge of Holdings, any Subsidiary of Holdings or any ERISA Affiliate, expected or threatened; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of Holdings and its Subsidiaries and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not exceed $500,000; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of Holdings, any Subsidiary of Holdings, or any ERISA Affiliate has at all times been operated in material compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of Holdings or any Subsidiary of Holdings or any ERISA Affiliate exists or is likely to arise on account of any Plan; and Holdings and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability.

          (ii)  No Plan is a Foreign Pension Plan.

          7.11 The Security Documents. (a) The provisions of the Security
               ----------------------
Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of the Credit Parties in the Security Agreement Collateral described therein, and the Collateral Agent, for the benefit of the Secured Creditors, shall, at all times on and after the tenth day following the Initial Borrowing Date, have a fully perfected first lien on, and security interest in, all right, title and interest in all of the Security Agreement Collateral described therein (other than with respect to liens on, and security interests in, immaterial assets of Holdings and its Subsidiaries, which security interests and liens cannot be perfected by the filing of a financing statement), subject to no other Liens other than Permitted Liens. The recordation of (x) the Grant of Security Interest in U.S. Patents and (y) the Grant of Security Interest in U.S. Trademarks in the respective form attached to the Security Agreement, in each case in the United States Patent and Trademark Office, together with filings on Form UCC-1 made pursuant to the Security Agreement, will create, as may be perfected by such filings and recordation, a perfected security interest in the United States trademarks and patents covered by the Security Agreement, and the recordation of the Grant of Security Interest in U.S. Copyrights in the form attached to the Security Agreement with the United States Copyright Office, together with filings on Form UCC-1 made pursuant to the

Security Agreement, will create, as may be perfected by such filings and recordation, a perfected security interest in the United States copyrights covered by the Security Agreement.

          (b) The security interests created in favor of the Collateral Agent, as Pledgee, for the benefit of the Secured Creditors, under the Pledge Agreement constitute first priority perfected security interests in the Pledge Agreement Collateral, subject to no security interests of any other Person. No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Pledge Agreement Collateral.

          7.12 Properties. All Real Property owned or leased by Holdings or any
               ----------
of its Subsidiaries as of the Initial Borrowing Date, and the nature of the interest therein, is correctly set forth in Schedule IV. Each of Holdings and each of its Subsidiaries has good and marketable title to, or a valid leasehold interest in, all material properties owned or leased by them, as the case may be, including all property reflected in Schedule IV and in the balance sheets referred to in Section 7.05(a) (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or as permitted by the terms of this Agreement), free and clear of all Liens, other than Permitted Liens.

          7.13 Capitalization. (a) On the Initial Borrowing Date, the authorized
               --------------
capital stock of Holdings shall consist of (i) 2,150,000 shares of Class A common stock, $.01 par value per share, of which 687,701.5 shares shall be issued and outstanding and held by the Persons and in the amounts as set forth in Schedule V, (ii) 350,000 shares of Class B common stock, $.01 par value per share, of which no shares are issued and outstanding and (iii) 200,000 shares of preferred stock, $.01 par value per share, of which no shares are issued and outstanding. All outstanding shares of the capital stock of Holdings have been duly and validly issued and are fully paid and non-assessable. Holdings does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, except (i) as set forth in any Shareholders' Agreement as in effect on the Initial Borrowing Date and (ii) for options and warrants to purchase shares of Holdings' common stock which may be issued from time to time.

          (b) On the Initial Borrowing Date, the authorized capital stock of BV Holdings shall consist of 1,072,468 shares of common stock, $.01 par value per share, of which 100 shares shall be issued and outstanding and owned by Holdings. All outstanding shares of the capital stock of BV Holdings have been duly and validly issued and are fully paid and non-assessable. BV Holdings does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

          (c) On the Initial Borrowing Date, the authorized capital stock of the Borrower shall consist of 1,000 shares of common stock, $1.00 par value per share, all of which shares shall be issued and outstanding and owned by BV Holdings. All outstanding shares of the capital stock of the Borrower have been duly and validly issued and are fully paid and non-assessable. The Borrower does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

          7.14 Subsidiaries. As of the Initial Borrowing Date, the
               ------------
corporations, partnerships and limited liability companies listed on Schedule VI are all of the Subsidiaries of Holdings. Schedule VI correctly sets forth, as of the Initial Borrowing Date, the percentage ownership (direct or indirect) of Holdings in each class of capital stock or other equity of each of its Subsidiaries and also identifies the direct owner thereof.

          7.15 Compliance with Statutes, etc. Each of Holdings and each of its
               -----------------------------
Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including, without limitation, applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, either individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of Holdings and its Subsidiaries taken as a whole.

          7.16 Investment Company Act. Neither Holdings nor any of its
               ----------------------
Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          7.17 Public Utility Holding Company Act. Neither Holdings nor
               ----------------------------------
any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          7.18 Environmental Matters. (a) Each of Holdings and each of
               ---------------------
its Subsidiaries has complied with, and on the date of each Credit Event is in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or, to the best knowledge of each Credit Agreement Party, threatened Environmental Claims against Holdings or any of its Subsidiaries (including any such claim arising out of the ownership, lease or operation by Holdings or any of its Subsidiaries of any Real Property no longer owned, leased or operated by Holdings or any of its Subsidiaries) or any Real Property owned, leased or operated by Holdings or any of its Subsidiaries. There are no facts, circumstances, conditions or occurrences with respect to the business or operations of Holdings or any of its Subsidiaries, or any Real Property owned, leased or operated by Holdings or any of its Subsidiaries (including, to the best knowledge of each Credit Agreement Party, any Real Property formerly owned, leased or operated by Holdings or any of its Subsidiaries but no longer owned, leased or operated by Holdings or any of its Subsidiaries) or, to the best knowledge of each Credit Agreement Party, any property adjoining or adjacent to any such Real

Property that (in any such case) could be reasonably expected (i) to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries or any Real Property owned, leased or operated by Holdings or any of its Subsidiaries or (ii) to cause any Real Property owned, leased or operated by Holdings or any of its Subsidiaries to be subject to any restrictions on the ownership, lease, occupancy or transferability of such Real Property by Holdings or any of its Subsidiaries under any applicable Environmental Law.

          (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property owned, leased or operated by Holdings or any of its Subsidiaries where such generation, use, treatment, storage or transportation has violated or could reasonably be expected to violate any Environmental Law or give rise to an Environmental Claim. Hazardous Materials have not at any time been Released on or from any Real Property owned, leased or operated by Holdings or any of its Subsidiaries where such Release has violated or could reasonably be expected to violate any applicable Environmental Law.

          (c) Notwithstanding anything to the contrary in this Section 7.18, the representations and warranties made in this Section 7.18 shall not be untrue unless the effect of any or all conditions, violations, claims, restrictions, failures and noncompliances of the types described above could, either individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of Holdings and its Subsidiaries taken as a whole.

          7.19 Labor Relations. Neither Holdings nor any of its Subsidiaries is
               ---------------
engaged in any unfair labor practice that could reasonably be expected to have a material adverse effect on the Borrower or on Holdings and its Subsidiaries taken as a whole. There is (i) no unfair labor practice complaint pending against Holdings or any of its Subsidiaries or, to the best knowledge of each Credit Agreement Party, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Holdings or any of its Subsidiaries or, to the best knowledge of each Credit Agreement Party, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against Holdings or any of its Subsidiaries or, to the best knowledge of each Credit Agreement Party, threatened against Holdings or any of its Subsidiaries and (iii) to the best knowledge of each Credit Agreement Party, no union representation question exists with respect to the employees of Holdings or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of Holdings and its Subsidiaries taken as a whole.

          7.20 Patents, Licenses, Franchises and Formulas. Each of Holdings and
               ------------------------------------------
each of its Subsidiaries owns or has the right to use all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises, proprietary information (including but not limited to rights in computer programs and databases) and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, either individually or in the aggregate, could reasonably be expected to result in a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of Holdings and its Subsidiaries taken as a whole.

          7.21 Indebtedness. Schedule VII sets forth a true and complete list of
               ------------
all Indebtedness (including Contingent Obligations) of Holdings and its Subsidiaries as of the Initial Borrowing Date and which is to remain outstanding after the Initial Borrowing Date (excluding the Loans, the Letters of Credit, the Senior Subordinated Notes, the Junior Subordinated Notes and the Indebtedness permitted under Sections 9.04(xi) and (xii), the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any Credit Party or any of its Subsidiaries which directly or indirectly guarantees such debt.

          7.22 Insurance. Schedule VIII sets forth a true and complete listing
               ---------
of all insurance maintained by Holdings and its Subsidiaries as of the Initial Borrowing Date, with the amounts insured (and any deductibles) set forth therein.

          7.23 Year 2000. All of Holdings' and its Subsidiaries' Information
               ---------
Systems and Equipment are either Year 2000 Compliant, or any reprogramming, remediation or any other corrective action, including the internal testing of all such Information Systems and Equipment, will be completed by October 1, 1999. Further, to the extent that any such reprogramming, remediation or other corrective action is required, the cost thereof (as well as the cost of the reasonably foreseeable consequences of the failure to become Year 2000 Compliant) to Holdings and its Subsidiaries (including, without limitation, reprogramming errors and the failure of other systems or equipment) will not have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of Holdings and its Subsidiaries taken as a whole.

          7.24 Senior Subordinated Notes, Junior Subordinated Notes and
               --------------------------------------------------------
Replacement Junior Subordinated Notes. (a) The subordination provisions
-------------------------------------
contained in each of the Senior Subordinated Notes, the Senior Subordinated Note Documents, the Junior Subordinated Notes and the Junior Subordinated Note Documents are enforceable against the respective Credit Parties party thereto and the respective holders of the Senior Subordinated Notes and the Junior Subordinated Notes, as the case may be, and all Obligations and Guaranteed Obligations are within the definition of "Senior Debt" (in the case of Senior Subordinated Notes) and the definition of "Superior Indebtedness" (in the case of Junior Subordinated Notes) included in such subordination provisions.

          (b) From and after the issuance thereof, the subordination provisions contained in each of the Replacement Junior Subordinated Notes and the other Replacement Junior Subordinated Note Documents will be enforceable against the respective Credit Parties party thereto and the respective holders of the Replacement Junior Subordinated Notes, and all

Obligations and Guaranteed Obligations will be within the definition of "senior indebtedness" included in such subordination provisions.

          7.25 Special Purpose Corporations. (a) Holdings has no significant
               ----------------------------
assets (other than the capital stock of BV Holdings) or liabilities (other than those liabilities (x) under this Agreement and the other Credit Documents to which it is a party and (y) permitted to be incurred by it under this Agreement).

          (b) BV Holdings has no significant assets (other than the capital stock of the Borrower) or liabilities (other than those liabilities (x) under this Agreement and the other Credit Documents to which it is a party and (y) permitted to be incurred by it under this Agreement).

          (c) The Somers Subsidiary has no significant assets (other than (x) the Somers Property and (y) certain rights with respect to the Somers Documents) or liabilities (other than (x) obligations in respect of the Somers Documents and (y) those liabilities permitted to be incurred by it under this Agreement).

          (d) Dixx Mart engages in no business activities whatsoever and has no significant assets or liabilities.

          (e) Big V Investment has no significant assets (other than the BV Holdings Intercompany Note) or liabilities.

          7.26 Somers Documents. (a) The obligations of the Somers Subsidiary to
               ----------------
pay principal and interest in respect of the Somers Note are non-recourse to each of Holdings, BV Holdings and the Borrower, except to the extent that any such Credit Agreement Party receives any proceeds from the sale, development or other disposition of the Somers Property from which the Somers Note is payable pursuant to the terms of Annex I to the Acquisition Agreement and the Somers Agreement.

          (b) Except to the extent set forth in the Somers Agreement, the obligations of (i) the Somers Subsidiary in respect of the Somers Security Agreement, (ii) the Borrower in respect of the Big V Somers Security Agreement and (iii) the Borrower in respect of the Somers Pledge Agreement, in each case are non-recourse to each of Holdings, BV Holdings and the Borrower. The Somers
Note is non-recourse to each of Holdings, BV Holdings and the Borrower and is payable solely out of the sale, foreclosure or other disposition of the collateral (and the proceeds thereof) pledged or otherwise assigned to the respective collateral agent pursuant to the respective Somers Documents.

          SECTION 8. Affirmative Covenants. Each Credit Agreement Party hereby
                     ---------------------
covenants and agrees that on and after the Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings (in each case together with interest thereon), Fees and all other Obligations (other than indemnities described in Section 13.13 which are not then due and payable) incurred hereunder and thereunder, are paid in full:

          8.01  Information Covenants. The Credit Agreement Parties will furnish
                ---------------------
to each Lender:

          (a)  Monthly Financial Statements. Within 30 days after the end of
               ----------------------------
each Fiscal Month of Holdings (commencing with its Fiscal Month ended on December 26, 1998), the consolidated balance sheet of Holdings and its Subsidiaries for such Fiscal Month and the related consolidated statement of income for such Fiscal Month and for the elapsed portion of the fiscal year ended with the last day of such Fiscal Month, in each case setting forth comparative figures for the corresponding Fiscal Month in the prior fiscal year and the budgeted figures for such Fiscal Month as set forth in the respective budget delivered pursuant to 8.01(e).

          (b)  Quarterly Financial Statements. Within 45 days after the close of
               ------------------------------
the first three quarterly accounting periods in each fiscal year of Holdings,
(i) the consolidated balance sheet of Holdings and its Subsidiaries, as well as a stand-alone balance sheet for the Borrower, in each case as at the end of such quarterly accounting period, (ii) the related consolidated statements of income and retained earnings and statement of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, (iii) a schedule containing a summary of store sales and store sales growth (expressed as a percentage) for all supermarkets operating for a period of at least thirteen Fiscal Months, in each case for all such supermarkets taken as a whole, for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case in respect of preceding clauses (i), (ii) and
(iii) setting forth comparative figures for the related periods in the prior fiscal year and comparable budgeted figures for such period, as set forth in the respective budget delivered pursuant to Section 8.01(e) all of which shall be certified by the chief financial officer of Holdings, subject to normal year-end audit adjustments and the absence of footnotes, and (iv) management's discussion and analysis of the material operational and financial developments during such quarterly accounting period (it being understood that, to the extent such management's discussion and analysis is included in any report on Form 10-Q that is filed with the SEC in respect of such quarterly accounting period and such report is delivered to the Lenders pursuant to this Agreement, no separate management discussion and analysis shall be required to be delivered in respect of such quarterly accounting period).

          (c)  Annual Financial Statements. Within 90 days after the close of
               ---------------------------
each fiscal year of Holdings (commencing with its fiscal year ended on December 26, 1998), (i) the consolidated balance sheet of Holdings and its Subsidiaries, as well as a stand-alone balance sheet for the Borrower, in each case as at the end of such fiscal year and the related consolidated and stand-alone statements of income and retained earnings and statement of cash flows for such fiscal year and setting forth comparative figures for the preceding fiscal year and certified by Deloitte & Touche LLP or such other independent certified public accountants of recognized national standing reasonably acceptable to the Syndication Agent and the Administrative Agent, together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of Holdings and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or an Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof, (ii) a schedule containing a summary of store sales growth (expressed as a percentage) for each supermarket operating for a period of at least thirteen Fiscal Months, in each case on a supermarket by supermarket basis for such fiscal year and setting forth comparative figures for the preceding fiscal year, and (iii) management's discussion and analysis of the material operational and financial developments during such fiscal year (it being understood that, to the extent such management's discussion and analysis is included in any report on Form 10-K that is filed with the SEC in respect of such fiscal year and such report is delivered to the Lenders pursuant to this Agreement, no separate management discussion and analysis shall be required to be delivered in respect of such fiscal year).

          (d)  Management Letters. Promptly after Holdings' or any of its
               ------------------
Subsidiaries' receipt thereof, a copy of any "management letter" received from its certified public accountants and management's response thereto.

          (e)  Budgets and Projections. No later than 60 days following the
               -----------------------
first day of each fiscal year of Holdings (commencing with its fiscal year ended on December 26, 1998), a budget in form reasonably satisfactory to the Syndication Agent and the Administrative Agent (including (A) in the case of clause (i) below, budgeted statements of income and (B) in the case of clause
(ii) below, budgeted statements of income, sources and uses of cash and balance sheets) prepared by Holdings (i) for each of the thirteen Fiscal Months of such fiscal year prepared in detail and (ii) for such fiscal year and each of the immediately three succeeding fiscal years prepared in summary form, in each case setting forth, with appropriate discussion, the principal assumptions upon which such budgets are based.

          (f)  Officer's Certificates. At the time of the delivery of the
               ----------------------
financial statements provided for in Sections 8.01(b) and (c), a certificate of the chief financial officer of Holdings certifying on behalf of Holdings that, to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall (I) set forth in reasonable detail the calculations required to establish
(A) whether Holdings and its Subsidiaries were in compliance with the provisions of Sections 4.02(c), 4.02(e), 4.02(f) (to the extent delivered with the financial statements required by Section 8.01(c)), 4.02(g), 9.02(ii), (vi) and
(xi), 9.03(ii) and (vi) and 9.04 through 9.11, inclusive, at the end of such fiscal quarter or year, as the case may be, and (B) commencing with the financial statements delivered for Holdings' fiscal quarter ending on the last day of Holdings' sixth Fiscal Month in 1999, the Applicable Base Rate Margin and the Applicable Eurodollar Rate Margin for the Applicable Margin Period commencing with the delivery of such financial statements, and (II) if delivered with the financial statements required by Section 8.01(c), set forth in reasonable detail the amount of (and the calculations required to establish the amount of) Excess Cash Flow for the respective Excess Cash Payment Period.

          (g)  Notice of Default or Litigation. Promptly, and in any event
               -------------------------------
within five Business Days' after any officer of any Credit Party obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default, (ii) any litigation or governmental investigation or proceeding pending (x) against Wakefern or Holdings or any of its Subsidiaries which could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Wakefern, the Borrower or Holdings and its Subsidiaries taken as a whole, (y) with respect to any material Indebtedness of Holdings or any of its Subsidiaries or (z) with respect to any Credit Document, (iii) any payment made by the Borrower to Wakefern which could reasonably be expected to result in the Borrower failing to obtain a discount on any of its payables to Wakefern otherwise available to the Borrower or which could reasonably be expected to result in a penalty amount being imposed on such payables and (iv) any other event which could materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Wakefern, the Borrower, Holdings and its Subsidiaries taken as a whole or the Borrower's relationship with Wakefern.

                  (h) Other Reports and Filings. Promptly after the filing or
                      -------------------------
delivery thereof, copies of all financial information, proxy materials and reports, if any, which Holdings or any of its Subsidiaries shall publicly file with the Securities and Exchange Commission or any successor thereto (the "SEC") or deliver to holders (or any trustee, agent or other representative therefor) of its material Indebtedness pursuant to the terms of the documentation governing such Indebtedness.

                  (i) Environmental Matters. Promptly after any officer of any
                      ---------------------
Credit Party obtains knowledge thereof, notice of one or more of the following environmental matters, unless such environmental matters could not, either individually or when aggregated with all other such environmental matters, be reasonably expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of Holdings and its Subsidiaries taken as a whole:

               (i) any pending or threatened Environmental Claim against Holdings or any of its Subsidiaries or any Real Property owned, leased or operated by Holdings or any of its Subsidiaries;

               (ii) any condition or occurrence on or arising from any Real Property owned, leased or operated by Holdings or any of its Subsidiaries that (a) results in noncompliance by Holdings or any of its Subsidiaries with any applicable Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries or any such Real Property;

               (iii) any condition or occurrence on any Real Property owned, leased or operated by Holdings or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, lease, occupancy, use or transferability by Holdings or any of its Subsidiaries of such Real Property under any Environmental Law; and

               (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by Holdings or any of its Subsidiaries as required by any Environmental Law or any govern-mental or other administrative agency; provided that in any event Holdings shall deliver to each Lender all notices received by Holdings or any of its Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA which identify Holdings or any of its Subsidiaries as potentially responsible parties for remediation costs or which otherwise notify Holdings or any of its Subsidiaries of potential liability under CERCLA.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Holdings or such Subsidiary's response thereto.

                  (j) Other Information. From time to time, such other
                      -----------------
information or documents (financial or otherwise) with respect to Wakefern, Holdings or any of its Subsidiaries as any Agent or any Lender (through the Administrative Agent) may reasonably request.

                  (k) Wakefern Information. Notwithstanding anything to the
                      --------------------
contrary contained in this Section 8.01, no Credit Agreement Party shall be required to deliver to any Lender any notices, reports or other information (financial or otherwise) with respect to Wakefern which are obtained by such Credit Agreement Party or any of its Subsidiaries solely as a result of any officer or director of such Credit Agreement Party or any of its Subsidiaries serving as a director or officer of Wakefern. Any notices, reports or other information (financial or otherwise) with respect to Wakefern (other than as it relates to any Credit Agreement Party except in its capacity as a shareholder of Wakefern) obtained by any Lender pursuant to this Section 8.01 shall be subject to the confidentiality requirements of Section 13.16.

                  8.02 Books, Records and Inspections; Annual Meetings. (a) Each
                       -----------------------------------------------
Credit Agreement Party will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity with generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. Each Credit Agreement Party will, and will cause each of its Subsidiaries to, permit officers and designated representatives of any Agent or any Lender to visit and inspect, under guidance of officers of Holdings or such Subsidiary, any of the properties of Holdings or such Subsidiary, and to examine the books of account of Holdings or such Subsidiary and discuss the affairs, finances and accounts of Holdings or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable prior notice and at such reasonable times and intervals and to such reasonable extent as such Agent or such Lender may reasonably request.

                  (b) At a date to be mutually agreed upon among the Syndication Agent, the Administrative Agent and Holdings occurring on or prior to the 120th day after the close of each fiscal year of Holdings, Holdings shall, at the request of the Syndication Agent and the Administrative Agent, hold a meeting with all of the Lenders at which meeting shall be reviewed the financial results of Holdings and its Subsidiaries for the previous fiscal year and the budgets presented for the current fiscal year of Holdings.

                  8.03 Maintenance of Property; Insurance. (a) Each Credit
                       ----------------------------------
Agreement Party will, and will cause each of its Subsidiaries to, (i) keep all property necessary to the business of Holdings and its Subsidiaries in reasonably good working order and condition, ordinary wear and tear excepted,
(ii) maintain with financially sound and reputable insurance companies insurance on all such property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice for companies similarly situated owning similar properties in the same general areas in which Holdings or any of its Subsidiaries operates, and (iii) furnish to the Administrative Agent, together with each set of financial statements delivered pursuant to
Section 8.01(c), full information as to the insurance carried. At any time that insurance at or above the levels described on Schedule VIII is not being maintained by Holdings or any Subsidiary of Holdings, Holdings will, or will cause one of its Subsidiaries to, promptly notify the Syndication Agent and the Administrative Agent in writing and, if thereafter reasonably requested by the Syndication Agent, the Administrative Agent or the Required Lenders to do so, Holdings or any such Subsidiary, as the case may be, shall obtain such insurance at such levels and coverage which are at least as great as those described in
Schedule VIII to the extent such insurance is reasonably available at a reasonable expense.

                  (b) Each Credit Agreement Party will, and will cause each of its Subsidiaries to, at all times keep its property insured in favor of the Collateral Agent, and all policies or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by Holdings and/or such Subsidiaries) (i) shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee and/or additional insured), (ii) shall state that such insurance policies shall not be canceled without at least 30 days' prior written notice thereof by the respective insurer to the Collateral Agent (or such shorter period of time as a particular insurance company policy generally provides), (iii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Collateral Agent and the Secured Creditors, (iv) shall contain the standard non-contributing mortgage clause endorsement in favor of the Collateral Agent with respect to hazard liability insurance, (v) shall, except in the case of public liability insurance, provide that any losses shall be payable notwithstanding (A) any act or neglect of Holdings or any of its Subsidiaries, (B) the occupation or use of the properties for purposes more hazardous than those permitted by the terms of the respective policy if such coverage is obtainable at commercially reasonable rates and is of the kind from time to time customarily insured against by Persons owning or using similar property and in such amounts as are customary, (C) any foreclosure or other proceeding relating to the insured properties or (D) any change in the title to or ownership or possession of the insured properties and (vi) shall be deposited with the Collateral Agent.

                  (c) If Holdings or any of its Subsidiaries shall fail to insure its property in accordance with this Section 8.03, or if Holdings or any of its Subsidiaries shall fail to so endorse and deposit all policies or certificates with respect thereto, the Collateral Agent shall have the right (but shall be under no obligation) to procure such insurance and Holdings and the Borrower agree to reimburse the Collateral Agent for all reasonable costs and expenses of procuring such insurance.

                  8.04 Corporate Franchises. Each Credit Agreement Party will,
                       --------------------
and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that nothing in this Section 8.04 shall prevent (i) sales of assets and other transactions by Holdings or any of its Subsidiaries in accordance with Section
9.02 or (ii) the withdrawal by Holdings or any of its Subsidiaries of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not, either individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of Holdings and its Subsidiaries taken as a whole.

                  8.05 Compliance with Statutes, etc. Each Credit Agreement
                       -----------------------------
Party will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, either individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of Holdings and its Subsidiaries taken as a whole.

                  8.06 Compliance with Environmental Laws. (a) Each Credit
                       ----------------------------------
Agreement Party will comply, and will cause each of its Subsidiaries to comply, in all material respects with all Environmental Laws and permits applicable to, or required by, the ownership, lease or use of its Real Property now or hereafter owned, leased or operated by Holdings or any of its Subsidiaries, will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws. No Credit Agreement Party nor any of its Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of Hazardous Materials on any Real Property now or hereafter owned, leased or operated by Holdings or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except for Hazardous Materials generated, used, treated, stored, Released or disposed of at any such Real Properties in compliance in all material respects with all applicable Environmental Laws and as required in connection with the normal operation, use and maintenance of the business or operations of Holdings or any of its Subsidiaries.

                  (b) At the reasonable written request of the Syndication Agent, the Administrative Agent or the Required Lenders, which request shall specify in reasonable detail the basis therefor, at any time and from time to time, the Credit Agreement Parties will provide, at their sole expense, an environmental site assessment report concerning any Real Property owned, leased or operated by Holdings or any of its Subsidiaries, prepared by an environmental consulting firm reasonably approved by the Syndication Agent and the Administrative Agent, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with such Hazardous Materials on such Real Property, provided
                                           --------
that (x) unless the Lenders, the Syndication Agent or the Administrative Agent has received any notice of the type described in Section 8.01(i) or (y) the Lenders have exercised any of the remedies pursuant to the last paragraph of
Section 10, such request may not be made more than once every two years in respect of any parcel of Real Property. If any Credit Agreement Party fails to provide same within 90 days after such request was made, the Syndication Agent or the Administrative Agent may order the same, the cost of which shall be borne by the Credit Agreement Parties and the Credit Agreement Parties shall grant and hereby grant to the Syndication Agent, the Administrative Agent and the Lenders and their respective agents access to such Real Property and specifically grant the Syndication Agent, the Administrative Agent and the Lenders an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment at any reasonable time upon reasonable notice to any Credit Agreement Party, all at the sole and reasonable expense of the Credit Agreement Parties.

                  8.07 ERISA As soon as possible and, in any event, within ten
                       -----
(10) days after Holdings, any Subsidiary of Holdings or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, Holdings will deliver to each of the Lenders a certificate of the chief financial officer of Holdings setting forth in reasonable detail information as to such occurrence and the action, if any, that Holdings, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by Holdings, the Subsidiary, the ERISA
Affiliate, the PBGC or any other governmental agency, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred (except to the extent that Holdings has previously delivered to the Lenders a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63,
 .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or
Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under
Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan or Foreign Pension Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that Holdings, any Subsidiary of Holdings or any ERISA Affiliate will or may incur any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or
Section 409 or 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under
Section 4980B of the Code; or that Holdings or any Subsidiary of Holdings may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan or any Foreign Pension Plan. Holdings will deliver to each of the Lenders copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. Holdings will also deliver to each of the Lenders a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Lenders pursuant to the first sentence hereof, copies of annual reports and any records, documents or other information required to be furnished to the PBGC or any other governmental agency, and any material notices received by Holdings, any Subsidiary of Holdings or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan shall be delivered to the Lenders no later than ten (10) days after the date such annual report has been filed with the Internal Revenue Service or such records, documents and/or information has been furnished to the PBGC or any other governmental agency or such notice has been received by Holdings, the respective Subsidiary or the ERISA Affiliate, as applicable. Holdings and each of its applicable Subsidiaries shall insure that all Foreign Pension Plans administered by it or into which it makes payments obtains or retains (as applicable) registered status under and as required by applicable law and is administered in a timely manner in all respects in compliance with all applicable laws except where the failure to do any of the foregoing could not, either individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of Holdings and its Subsidiaries taken as whole.

                  8.08 End of Fiscal Years; Fiscal Quarters. Each Credit
                       ------------------------------------
Agreement Party will cause (i) each of its, and each of its Subsidiaries', fiscal years to end on the last Saturday in December of each year and (ii) each of its, and each of its Subsidiaries' first, second, third and fourth fiscal quarters to end on the last day of the third, sixth, tenth and thirteenth Fiscal Month of Holdings, respectively.

                  8.09 Performance of Obligations. Each Credit Agreement Party
                       --------------------------
will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement, loan agreement or credit agreement and each other material agreement, contract or instrument by which it is bound (including, without limitation, all of the Wakefern Documents), except such non-performances as could not, either individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of Holdings and its Subsidiaries taken as a whole.

                  8.10 Payment of Taxes. Each Credit Agreement Party will pay
                       ----------------
and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under Section 9.01(i); provided that no Credit Agreement Party nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles.

                  8.11 Additional Security; Further Assurances. (a) Each Credit
                       ---------------------------------------
Agreement Party will, and will cause each of its Subsidiaries (other than the Somers Subsidiary) to, grant to the Collateral Agent security interests and mortgages in such assets and properties of Holdings and its Subsidiaries (except
(i) the capital stock of the Somers Subsidiary so long as same is prohibited from being pledged pursuant to a Lien permitted under this Agreement and (ii) those assets and property specifically excluded from the Security Agreement Collateral and the other Pledge Agreement Collateral) as are not covered by the original Security Documents, and as may be reasonably requested from time to time by the Syndication Agent, the Administrative Agent or the Required Lenders (collectively, the "Additional Security Documents"). All such security interests and mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Syndication Agent and the Administrative Agent and shall constitute valid and enforceable perfected security interests and mortgages superior to and prior to the rights of all third Persons and subject to no other Liens except for Permitted Liens. The Additional Security Documents or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall have been paid in full.

                  (b) Each Credit Agreement Party will, and will cause each of its Subsidiaries to, at the expense of the Credit Agreement Parties, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require. Furthermore, the Credit Agreement Parties will use their reasonable best efforts to cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Syndication Agent or the Administrative Agent to assure itself that this Section 8.11 has been complied with.

                  (c) If the Syndication Agent, the Administrative Agent or the Required Lenders reasonably determine that they are required by law or regulation to have appraisals prepared in respect of the Real Property of Holdings and its Subsidiaries constituting Collateral, the Credit Agreement Parties will, at their own expense, provide to the Administrative Agent appraisals which satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of the Financial Institution Reform, Recovery and Enforcement Act of 1989, as amended, and which shall otherwise be in form and substance reasonably satisfactory to the Syndication Agent and the Administrative Agent.

                  (d) On or prior to the 60th day following the Initial Borrowing Date, the Borrower shall use its best efforts to deliver to the Administrative Agent subordination agreements (or assignments of existing subordination agreements given under the Existing Credit Agreement), in each case in form and substance reasonably satisfactory to the Syndication Agent and the Administrative Agent, from each lender of purchase money financing as identified on Schedule VII allowing the Collateral Agent to retain a second priority security interest in the assets or property subject to such purchase money financing.

                  (e) The Credit Agreement Parties agree that each action required above by this Section 8.11 shall be completed as soon as possible, but, unless expressly provided otherwise, in no event later than 90 days after such action is either requested to be taken by the respective Agent or the Required Lenders or required to be taken by Holdings or its Subsidiaries pursuant to the terms of this Section 8.11; provided that, in no event will Holdings or any of its Subsidiaries be required to take any action, other than using its best efforts, to obtain consents from third parties with respect to its compliance with this Section 8.11.

                  8.12 Information Systems and Equipment. Each Credit Agreement
                       ---------------------------------
Party will, and will cause each of its Subsidiaries to, (i) ensure that its Information Systems and Equipment are at all times after October 1, 1999 Year 2000 Compliant, except insofar as the failure to do so either (x) could not, either individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of Holdings and its Subsidiaries taken as a whole or (y) results from a third Person's (other than Wakefern's) failure to cause its Information Systems and Equipment to be Year 2000 Compliant, and (ii) from and after October 1, 1999, notify each Agent and each Lender promptly upon detecting any failure of its Information Systems and Equipment to be Year 2000 Compliant in any material respect. In addition, each Credit Agreement Party will, and will cause each its Subsidiaries to, provide the Syndication Agent, the Administrative Agent and any Lender with such information about Holdings' or such Subsidiaries' year 2000 computer readiness (including, without limitation, information as to contingency plans, budgets and testing results) as the Syndication Agent, the Administrative Agent or any Lender shall reasonably request.

                  8.13 Contributions. Except as expressly provided otherwise in
                       -------------
Section 4.02, Holdings will contribute as a common equity contribution to the capital of BV Holdings upon receipt by Holdings (and BV Holdings shall, in turn, immediately contribute same as a common equity contribution to the capital of the Borrower) of any cash proceeds received by Holdings on or after the Initial Borrowing Date from any asset sale, any incurrence of Indebtedness, any Recovery Event, any sale or issuance of its equity, any cash capital contributions or any tax refunds.

                  8.14 Corporate Separateness. Each Credit Agreement Party
                       ----------------------
covenants and agrees that it shall take, and shall cause each of its Subsidiaries to take, all such action as is necessary to keep its operations separate and apart from those of the Somers Subsidiary, including, without limitation, ensuring that all customary formalities regarding its corporate existence, including holding regular meetings and maintenance of current minute books, are followed, all financial statements of Holdings and its Subsidiaries provided to creditors clearly evidence the separateness of the Somers Subsidiary from each other Subsidiary of Holdings, and the Somers Subsidiary maintains its own payroll and separate accounts from Holdings and any other of its Subsidiaries. Holdings and each Subsidiary of Holdings pays, and will continue to pay, its respective liabilities, including all administrative expenses, from its own separate assets, and assets of the Somers Subsidiary will be separately identified and segregated.

                  SECTION 9. Negative Covenants. Each Credit Agreement Party
                             ------------------
hereby covenants and agrees that on and after the Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings (in each case, together with interest thereon), Fees and all other Obligations (other than any indemnities described in Section 13.13 which are not then due and payable) incurred hereunder and thereunder, are paid in full:

                  9.01 Liens. No Credit Agreement Party will, nor will it permit
                       -----
any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of Holdings or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to Holdings or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 9.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

               (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

               (ii) Liens in respect of property or assets of Holdings or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and
         (x) which do not in the aggregate materially detract from the value of Holdings or such Subsidiary's property or assets or materially impair the use thereof in the operation of the business of Holdings or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

               (iii) Liens in existence on the Initial Borrowing Date which are listed, and the property subject thereto described, in Schedule IX, but only to the respective date, if any, set forth in such Schedule IX for the removal, replacement and termination of any such Liens, plus renewals, replacements and extensions of such Liens to the extent set forth on Schedule IX, provided that (x) the aggregate principal amount
                               --------
         of the Indebtedness, if any,
         secured by such Liens does not increase from that amount outstanding at the time of any such renewal, replacement or extension and (y) any such renewal, replacement or extension does not encumber any additional assets or properties of Holdings or any of its Subsidiaries;

               (iv)   Liens created pursuant to the Security Documents;

               (v) licenses, sublicenses, leases or subleases granted to other Persons not materially interfering with the conduct of the business of Holdings or any of its Subsidiaries;

               (vi) Liens upon assets of the Borrower or any of its Subsidiaries subject to Capitalized Lease Obligations to the extent such Capitalized Lease Obligations are permitted by Section 9.04(iv), provided that (x) such Liens only serve to secure the payment of
         --------
         Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the Borrower or any Subsidiary of the Borrower;

               (vii) Liens placed upon equipment or machinery acquired after the Initial Borrowing Date and used in the ordinary course of business of the Borrower or any of its Subsidiaries at the time of the acquisition thereof by the Borrower or any such Subsidiary or within 180 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such equipment or machinery or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that (x)
                                                               --------
         the Indebtedness secured thereby is permitted to be incurred under
         Section 9.04(iv), (y) in all events, the Lien encumbering the equipment or machinery so acquired does not encumber any other asset of the Borrower or such Subsidiary and (z) all of the terms and conditions of, and the documentation therefor, shall be in form and substance reasonably satisfactory to the Syndication Agent and the Administrative Agent;

               (viii) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of Holdings or any of its Subsidiaries;

               (ix) Liens arising from precautionary UCC financing statement filings regarding operating leases;

               (x) statutory and common law landlords' liens under leases to which Holdings or any of its Subsidiaries is a party;

               (xi) Liens (other than Liens imposed under ERISA) incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance and social security benefits and Liens securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money);

               (xii) Liens created on the capital stock of Holdings in favor of Wakefern and in accordance with the terms of the Wakefern Documents;

               (xiii) Liens on cash collateral provided by Holdings securing letters of credit permitted under Section 9.04(xii), provided that the
                                                              --------
         cash collateral must have been received by Holdings from the sources described in said Section 9.04(xii);

               (xiv) Liens which may be deemed to exist as a result of the consummation of one or more sale-leaseback transactions effected in accordance with the requirements of Section 9.02(ix) or (xi), as the case may be, which Liens shall relate only to the assets subject to the respective sale-leaseback transaction; and

               (xv) additional Liens incurred by the Borrower and its Subsidiaries so long as (i) such Liens do not secure Indebtedness for borrowed money, (ii) the value of the property subject to such Liens, and the Indebtedness and other obligations secured thereby, do not exceed $250,000 at any time and (iii) such Liens do not attach to any Collateral or any inventory of the Borrower.

In connection with the granting of Liens of the type described in clauses (vi) and (vii) of this Section 9.01 by Holdings or any of its Subsidiaries, the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate by it in connection therewith (including, without limitation, by executing appropriate lien releases or lien subordination agreements in favor of the holder or holders of such Liens, in either case solely with respect to the item or items of equipment or other assets subject to such Liens).

                  9.02 Consolidation, Merger, Purchase or Sale of Assets, etc.
                       ------------------------------------------------------
No Credit Agreement Party will, nor will it permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person (or agree to do any of the foregoing at any future time), except that:

               (i) Capital Expenditures by the Borrower and its Subsidiaries shall be permitted to the extent not in violation of Section 9.07;

               (ii) each of the Borrower and its Subsidiaries may sell assets (other than the capital stock of any Subsidiary of the Borrower), so long as (v) no Default or Event of Default then exists or would result therefrom, (w) each such sale is in an arm's-length transaction and the Borrower or the respective Subsidiary receives at least fair market value (as determined in good faith by the Borrower or such Subsidiary, as the case may be), (x) the total consideration received by the Borrower or such Subsidiary is cash and is paid at the time of the closing of such sale, (y) the Net Sale Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 4.02(e) and (z) the aggregate amount of the proceeds received from all assets sold pursuant to this clause (ii) shall not exceed $2,000,000 in any fiscal year of Holdings;

               (iii) Investments may be made to the extent permitted by Section 9.05;

               (iv) each of the Borrower and its Subsidiaries may lease (as lessee) real or personal property (so long as any such lease does not create a Capitalized Lease Obligation except to the extent permitted by
         Section 9.04(iv));

               (v) each of the Borrower and its Subsidiaries may make sales of inventory in the ordinary course of business;

               (vi) each of the Borrower and its Subsidiaries may sell obsolete, uneconomic or worn-out equipment or materials in the ordinary course of business, provided that the aggregate amount of the proceeds
                             --------
         received from all assets sold pursuant to this clause (vi) shall not exceed $500,000 in any fiscal year of Holdings;

               (vii) each of the Borrower and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and not as part of any financing transaction;

               (viii) each of the Borrower and its Subsidiaries may grant leases or subleases to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

               (ix) (A) the Somers Subsidiary may sell the Somers Property (i) in accordance with the terms of the Somers Documents, Annex I to the Acquisition Agreement and the Somers Agreement or (ii) pursuant to a sale-leaseback transaction, so long as, in the case of preceding clause
         (ii), (w) no Default or Event of Default then exists or would result therefrom, (x) such sale-leaseback transaction is in an arm's-length transaction and the Borrower receives at least fair market value (as determined in good faith by the Borrower), (y) the total consideration received by the Borrower is cash and is paid at the time of the closing of such sale, and (z) to the extent that such sale-leaseback transaction results in a Capitalized Lease Obligation, such Capitalized Lease Obligation is permitted under Section 9.04(iv), and (B) the capital stock of the Somers Subsidiary may be sold in accordance with Annex I to the Acquisition Agreement and the Somers Agreement, provided, however, the cash proceeds received from any transaction
         --------  -------
         pursuant to this clause (ix) shall be applied and/or reinvested as (and to the extent) required by Section 4.02(h);

               (x) the Borrower shall be permitted to sell to Wakefern the shares of Wakefern's Common C stock held by the Borrower in accordance with Section 4 of Article IX of the

         By-Laws of Wakefern but only to the extent the Borrower's investment in Wakefern exceeds the minimum investment required under the Wakefern Investment Policy; and

               (xi) the Borrower may enter into sale-leaseback transactions solely with respect to new buildings for supermarkets opened by the Borrower after the Initial Borrowing Date, so long as (u) no Default or Event of Default then exists or would result therefrom, (v) each such sale-leaseback transaction is in an arm's-length transaction and the Borrower receives at least fair market value (as determined in good faith by the Borrower), (w) the total consideration received by the Borrower is cash and is paid at the time of the closing of such sale,
         (x) the Net Sale Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 4.02(e), (y) the aggregate amount of proceeds received from all sale-leaseback transactions pursuant to this clause (xi) shall not exceed $10,000,000 in any fiscal year of Holdings and (z) to the extent that any such sale-leaseback transaction results in a Capitalized Lease Obligation, such Capitalized Lease Obligation is permitted under Section 9.04(iv).

To the extent the Required Lenders waive the provisions of this Section 9.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 9.02 (other than to Holdings or a Subsidiary thereof), such Collateral shall be sold free and clear of the Liens created by the Security Documents, and the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

                  9.03 Dividends. No Credit Agreement Party will, nor will it
                       ---------
permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to Holdings or any of its Subsidiaries, except that:

               (i) any Subsidiary of the Borrower may pay cash Dividends to the Borrower or to any Wholly-Owned Subsidiary of the Borrower;

               (ii) so long as there shall exist no Default or Event of Default (in each case both before and after giving effect to the payment thereof), Holdings may, pursuant to Section 2.4 or 2.5 of the Holdings Stockholders Agreement, purchase or redeem shares of its common stock held by any Management Investor, their estates or certain other related Persons, provided that the total consideration paid to
                                --------
         such Persons or their respective estates for such purchase or redemption shall be evidenced by a Holdings Shareholder Subordinated
         Note issued by Holdings, provided, however, in any fiscal year of
                                  --------  -------
         Holdings, Holdings may expend up to $250,000 in cash in the aggregate to effect such purchases or redemptions;

               (iii) so long as no Default or Event of Default then exists or would result therefrom, Holdings may from time to time redeem shares of its capital stock so long as all proceeds from the issuance thereof were used as described in clause (ii)(A), (B) or (C) of the first parenthetical contained in Section 4.02(c), provided that (x) the
                                                     --------
         purchase price in respect of any such redemption shall be paid solely through the issuance by Holdings of shares of its Qualified Preferred Stock, provided, however, such redemptions may be effected with cash
                --------  -------
         payments in an amount equal to (x) the net cash proceeds originally received by

         Holdings from the issuance of such common stock or Qualified Preferred Stock plus (or minus in the case of a net loss) (y) an amount equal to the net investment income (in each case less the costs of any related letter of credit issued as permitted by Section 9.04(xii)) received by Holdings in connection with any investment in cash and/or Cash Equivalents of the proceeds of such equity issuance (or the allocable share of such net income (or loss) in the case of a partial redemption) so long as such cash payments are made with proceeds from investments in cash and/or Cash Equivalents held by Holdings as described in the immediately preceding proviso, provided further, that (I) in no event
                                        ----------------
         shall any redemption pursuant to this clause (iii) be permitted if Holdings has transferred the cash or Cash Equivalents maintained with the proceeds of the respective equity issuance to any other Person (including, without limitation, any transfer to Wakefern or the issuer of the respective letter of credit issued for the benefit of Wakefern as described in Section 9.04(xii) or any transfer to one or more Subsidiaries of Holdings), and (II) no cash Dividend shall be permitted to be paid pursuant to this clause (iii) to redeem shares the proceeds from the issuance thereof were used for the purposes described in clause (ii)(A) or (B) of the first parenthetical contained in Section 4.02(c), except to the extent the cash being used to pay such Dividend is no longer required for such purposes;

               (iv) so long as there shall exist no Default or Event of Default (in each case both before and after giving effect to the payment thereof), Holdings may pay regularly scheduled Dividends on its Qualified Preferred Stock through the issuance of additional shares of Qualified Preferred Stock rather than in cash;

               (v) so long as no Default or Event of Default then exists or would result therefrom, BV Holdings may pay cash Dividends to Holdings with proceeds of Dividends received by it from the Borrower so long as Holdings promptly uses such proceeds for the purposes described in clause (ii) of this Section 9.03;

               (vi) BV Holdings may pay cash Dividends to Holdings with proceeds of Dividends received by it from the Borrower so long as the proceeds thereof are promptly used by Holdings to pay operating expenses in the ordinary course of business (including, without limitation, professional fees and expenses) and other similar corporate overhead costs and expenses, provided that the aggregate amount of cash
                                      --------
         Dividends paid pursuant to this clause (vi) during any fiscal year of the Borrower shall not exceed $50,000;

               (vii) BV Holdings may pay cash Dividends to Holdings with proceeds of Dividends received by it from the Borrower in the amounts and at the times of any payment by Holdings in respect of taxes, provided that (x) the amount of cash Dividends paid pursuant to this
         --------
         clause (vii) to enable Holdings to pay Federal and state income taxes at any time shall not exceed the amount of such Federal and state income taxes actually owing by Holdings at such time for the respective period and (y) any refunds received by Holdings shall promptly be returned by Holdings to BV Holdings and, in turn, to the Borrower;

               (viii) so long as no Default or Event of Default then exist or would result therefrom, the Borrower may pay cash Dividends to BV Holdings so long as (i) BV Holdings uses the proceeds thereof to pay a cash Dividend to Holdings in a like amount and (ii) Holdings uses such proceeds for the purposes described in clause (ii), (vi) or (vii) of this Section by 9.03; and

               (ix) the Somers Subsidiary may pay Dividends in accordance with the Somers Documents, Annex I of the Acquisition Agreement and the Somers Agreement.

                  9.04 Indebtedness. No Credit Agreement Party will, nor will it
                       ------------
permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

               (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

               (ii) Existing Indebtedness outstanding on the Initial Borrowing Date and listed on Schedule VII (as reduced by any permanent repayment of principal thereof), without giving effect to any subsequent extension, renewal or refinancing thereof, except to the extent set forth on Schedule VII, provided that the aggregate principal amount of the Indebtedness to be extended, renewed or refinanced does not increase from that amount outstanding at the time of any such extension, renewal or refinancing;

               (iii) Indebtedness under Interest Rate Protection Agreements entered into with respect to other Indebtedness permitted under this
         Section 9.04 so long as all of the terms and conditions of such Interest Rate Protection Agreements are reasonably satisfactory to the Syndication Agent and the Administrative Agent;

               (iv) Indebtedness of the Borrower and its Subsidiaries evidenced by Capitalized Lease Obligations and Indebtedness incurred pursuant to purchase money Liens permitted by Section 9.01(vii), provided that in no event shall the aggregate principal amount of
         --------
         Capitalized Lease Obligations plus the aggregate principal amount of such purchase money Indebtedness (x) incurred in any fiscal year of Holdings exceed $5,000,000 or (y) exceed $15,000,000 at any time outstanding;

               (v) Indebtedness of the Borrower under the Senior Subordinated Notes and the other Senior Subordinated Note Documents in an aggregate principal amount not to exceed $80,000,000 (as reduced by any repayments of principal thereof);

               (vi) Indebtedness of the Credit Agreement Parties under the Junior Subordinated Notes and the other Junior Subordinated Note Documents in an aggregate principal amount not to exceed $20,000,000 (as reduced by any repayments of principal thereof);

               (vii) Indebtedness of the Borrower to Wakefern in respect of the Borrower's Investments in Wakefern in accordance with, and as required by, the Wakefern Investment Policy, which is assessed against the Borrower by Wakefern on a per supermarket basis, provided that the aggregate outstanding principal amount of such

         Indebtedness shall not exceed (x) with respect to supermarkets owned by the Borrower on the Effective Date, the amount of Indebtedness outstanding on the Effective Date with respect to such supermarket as shown on Schedule VII plus additional amounts not to exceed $200,000 per supermarket and (y) with respect to new supermarkets acquired or leased by the Borrower after the Effective Date, an amount not to exceed $750,000 per supermarket;

               (viii) Indebtedness of BV Holdings under the BV Holdings Intercompany Note;

               (ix) Indebtedness of Holdings under the Holdings Shareholders Subordinated Notes to the extent issued to purchase or redeem shares of its common stock held by Management Investors as permitted under
         Section 9.03(ii);

               (x)    Indebtedness of the Borrower evidenced by a promissory
         note issued to Insure-Rite, provided that the aggregate principal amount of such Indebtedness, when added to the amount of Investments made by the Borrower in Insure-Rite pursuant to Section 9.05(xi), shall not exceed $1,000,000;

               (xi) to the extent Investments permitted by Section 9.05(ix) are permitted or required to be made by the issuance of promissory notes to Wakefern and/or Insure-Rite, as the case may be, the Borrower may issue promissory notes in such form as may be required by, or acceptable to, Wakefern and/or Insure-Rite, as the case may be, in principal amounts not to exceed the amounts permitted as Investments pursuant to Section 9.05(ix);

               (xii) Indebtedness of Holdings representing reimbursement obligations in respect of letters of credit issued for the account of Holdings and for the benefit of Wakefern as required by the Wakefern Letter, provided that (i) such Indebtedness may only be secured by
                 --------
         Liens on cash and Cash Equivalents permitted under Section 9.01(xiii),
         (ii) the cash and Cash Equivalents subject to such Liens must have been obtained by Holdings as a contribution from, or sale of equity to, any of its shareholders as described in clause (ii)(A) of the first parenthetical contained in Section 4.02(c), excluding any such funds returned to shareholders as a result of Dividends paid pursuant to
         Section 9.03(iii), (iii) such Indebtedness is without recourse to any Subsidiary of Holdings and (iv) all terms and conditions of such Indebtedness, and the documentation therefor, shall be satisfactory in all respects to the Syndication Agent and the Administrative Agent;

               (xiii) Replacement Junior Subordinated Notes of the Credit Agreement Parties so long as (i) no Default or Event of Default then exists or would occur as a result of the issuance thereof, (ii) the covenants and events of default contained in any such Replacement Junior Subordinated Notes are not more restrictive on Holdings and its Subsidiaries, and are no less favorable to the Lenders, than those set forth in the Junior Subordinated Note Agreement (provided that, in no event, shall such issue of Replacement Junior Subordinated Notes have any financial maintenance or capital expenditure restrictions (whether formulated as a covenant, event of default or otherwise)), (iii) the terms and conditions of any such Replacement Junior Subordinated Notes do not have any mandatory repayment, prepayment, redemption, sinking fund, amortization or maturity prior to the date that is one year after the Tranche B Term Loan Maturity Date (other than an option of the holders to require the Borrower to repurchase such Replacement Junior Subordinated Notes upon a change of control thereunder, provided that the terms of such change of control put are no less favorable to the Lenders than those set forth in the Senior Subordinated Note Indenture) and (iv) all such terms and conditions of (including the subordination provisions), and the documentation therefor, shall be satisfactory to the Syndication Agent and the Administrative Agent; and

               (xiv) subject to Section 13.17, additional unsecured Indebtedness incurred by the Borrower and its Subsidiaries in an aggregate principal amount not to exceed $1,000,000 at any one time outstanding.

                  9.05 Advances, Investments and Loans. No Credit Agreement
                       -------------------------------
Party will, nor will it permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (each of the foregoing an "Investment" and, collectively, "Investments"), except that the following shall be permitted:

               (i) the Borrower and its Subsidiaries may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms of the Borrower or such Subsidiary;

               (ii) the Borrower and its Subsidiaries may acquire and hold cash and Cash Equivalents, provided that during any time when Revolving
                                    --------
         Loans or Swingline Loans are outstanding, the aggregate amount of cash and Cash Equivalents permitted to be held by the Borrower and its Subsidiaries shall not exceed $17,000,000 for any period of five consecutive Business Days;

               (iii) the Borrower and its Subsidiaries may hold the Investments held by them on the Initial Borrowing Date and described on Schedule X, provided that any additional Investments made with respect thereto shall be permitted only if independently justified under the other provisions of this Section 9.05;

               (iv) the Borrower and its Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

               (v) the Borrower and its Subsidiaries may make loans and advances in the ordinary course of business to their respective employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $1,000,000;

               (vi) the Borrower may, in lieu of paying cash Dividends to BV Holdings pursuant to Section 9.03(viii), make advances to Holdings so long as (i) no Default or Event of Default then exists or would result therefrom and (ii) a like amount of proceeds thereof are promptly used by Holdings for the same purpose for which Dividends by the Borrower pursuant to such Section could then be used;

               (vii) the Borrower may make and hold Investments (including, without limitation, the principal amount of all promissory notes issued by any Credit Agreement Party or any of its Subsidiaries to Wakefern pursuant to Section 9.04(vii)) in Wakefern as required by the Wakefern Investment Policy, which Investments are assessed against the Borrower by Wakefern on a per supermarket basis, provided that the aggregate amount of Investments permitted to this clause (vii) shall not exceed
         (x) with respect to supermarkets owned by the Borrower on the Effective Date, the amount of any existing investment represented by Indebtedness owed to Wakefern on the Effective Date with respect to such supermarket as shown on Schedule VII plus additional amounts not to exceed $200,000 per supermarket and (y) with respect to new supermarkets acquired or leased by the Borrower after the Effective Date, an amount not to exceed $750,000 per supermarket;

               (viii) Big V Investment may hold the BV Holdings Intercompany
         Note;

               (ix) the Borrower may make and/or maintain (to the extent made prior to the Effective Date) Investments (including, without limitation, the principal amount of all promissory notes issued by the Borrower or any of its Subsidiaries to Wakefern and/or Insure-Rite, as the case may be, pursuant to Section 9.04(xi)) in Wakefern and/or Insure-Rite in addition to those permitted under Section 9.05(vii) or 9.05(xi), as the case may be, provided that such Investments shall (i)
                                       --------
         be approved by the Board of Directors and the requisite stockholders of Wakefern, (ii) be assessed on a basis other than a per store basis and
         (iii) not to exceed $1,000,000 in any fiscal year of Holdings or $2,500,000 in the aggregate;

               (x) Holdings may acquire and hold obligations of one or more officers or other employees of Holdings or any of its Subsidiaries in connection with such officers' or employees' acquisition of shares of common stock of Holdings so long as no cash is paid by Holdings or any of its Subsidiaries to such officers or employees in connection with the acquisition of any such obligations;

               (xi) the Borrower may make and/or maintain (to the extent made prior to the Effective Date) Investments in Insure-Rite (including, without limitation, the principal amount of all promissory notes issued by the Borrower to Insure-Rite as contemplated by Section 9.04(x)) in an aggregate amount not to exceed $1,000,000;

               (xii) Holdings may acquire and hold cash and Cash Equivalents solely from proceeds received by it as a result of equity issuances of the types described in clauses (ii)(A) and (B) of the first parenthetical contained in Section 4.02(c) and with investment income therefrom, in each case until such time as such funds are paid by way of Dividend as permitted under Section 9.03(iii) or are otherwise applied to reimbursement obligations under one or more letters of credit issued as permitted by Section 9.04(xii) or applied to other obligations of Holdings, or invested by Holdings in any of its Subsidiaries;

               (xiii) the Borrower may enter into Interest Rate Protection Agreements to the extent permitted by Section 9.04(iii);

               (xiv) (x) Holdings may make cash common equity contributions to the capital of BV Holdings and (y) BV Holdings may make cash common equity contributions to the capital of the Borrower; and

               (xv) the Borrower may make additional Investments not otherwise permitted under this Section 9.05 in an aggregate amount not to exceed $1,000,000 at any time outstanding (determined without regard to any write-down or write-offs thereof).

                  9.06 Transactions with Affiliates. No Credit Agreement Party
                       ----------------------------
will, nor will it permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of Holdings or any of its Subsidiaries, other than in the ordinary course of business and on terms and conditions substantially as favorable to Holdings or such Subsidiary as would reasonably be obtained by Holdings or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that the following in any event shall be permitted:

               (i)    Dividends may be paid to the extent provided in Section
         9.03;

               (ii) loans may be made and other transactions may be entered into by Holdings and its Subsidiaries to the extent permitted by Sections 9.02, 9.04 and 9.05;

               (iii) customary fees may be paid to non-officer directors of Holdings and its Subsidiaries in an aggregate amount not to exceed $50,000 in any fiscal year of Holdings;

               (iv) so long as no Default or Event of Default then exists, the Borrower may pay regularly accruing management fees to THL and Frelinghuysen in accordance with the terms of the THL Management Agreement or the Frelinghuysen Management Agreement, as the case may be (in each case as the same is in effect on the Initial Borrowing Date) in an aggregate amount for all such Persons not to exceed $250,000 in any fiscal year of Holdings;

               (v) the Borrower may reimburse THL and Frelinghuysen for their respective reasonable out-of-pocket expenses incurred in connection with their providing management services to Holdings and its Subsidiaries pursuant to, and in accordance with, the terms of the THL Management Agreement or the Frelinghuysen Management Agreement, as the case may be (in each case as the same is in effect on the Initial Borrowing Date), provided that the aggregate amount of all such
                          --------
         reimbursements for all such Persons shall not exceed $100,000 in any fiscal year of Holdings;

              (vi) the Borrower may pay regularly accruing management fees to BV Holdings, pursuant to, and in accordance with, the terms of the BV Holdings Management Agreement so long as the proceeds of such fees are simultaneously used by BV Holdings for the purposes described therein; and

              (vii) Holdings and its Subsidiaries may enter into and perform their respective obligations under the Tax Sharing Agreement.

                  Notwithstanding anything to the contrary contained above in this Section 9.06 or elsewhere in this Agreement, (x) (A) no investment banking, advisory or similar fees shall be payable by Holdings or any of its Subsidiaries to any of their respective Affiliates and (B) no management or similar fees shall be payable by Holdings or any of its Subsidiaries to any of their respective Affiliates, in either case except as expressly provided by clauses
(iii), (iv), (v) and (vi) of the immediately proceeding sentence and (y) the aggregate amount of all fees and expenses paid in any fiscal year of Holdings pursuant to preceding clauses (iii), (iv) and (v) shall not exceed $400,000.

                  9.07 Capital Expenditures. (a) No Credit Agreement Party will,
                       --------------------
nor will it permit any of its Subsidiaries to, make any Capital Expenditures (excluding any payments made in respect of (i) New Supermarket Capital Lease Obligations and (ii) leasehold improvements to the extent that the Borrower has actually received cash reimbursement therefor from the respective landlord), except that during any fiscal year of Holdings set forth below (taken as one accounting period), the Borrower and its Subsidiaries may make Capital Expenditures so long as the aggregate amount of all such Capital Expenditures does not exceed in any fiscal year of Holdings set forth below the amount set forth opposite such fiscal year below:

                  Fiscal Year Ending on the last                  Amount
                  ------------------------------                  ------
                  Saturday In
                  -----------
                  December, 1999                               $15,000,000
                  December, 2000                               $15,000,000
                  December, 2001                               $14,000,000
                  December, 2002                               $14,000,000
                  December, 2003                               $ 7,000,000;


provided, however, in the event that the Consolidated Fixed Charge Coverage
--------  -------
Ratio of Holdings for its fiscal year then most recently ended (as shown in the certificate of Holdings' chief financial officer delivered in respect of such fiscal year pursuant to Section 8.01(f) and commencing with the chief financial officer's certificate delivered in respect of Holdings' fiscal year ending on the last Saturday in December, 1999) is less than 1.00:1.00, then the scheduled amount of permitted Capital Expenditures for Holdings' immediately succeeding fiscal year shall be reduced by an amount equal to the Capital Expenditure Reduction Amount.

                  (b) In addition to the foregoing, in the event that the amount of Capital Expenditures permitted to be made by the Borrower and its Subsidiaries pursuant to clause (a) above in any fiscal year of Holdings (before giving effect to any increase in such permitted

Capital Expenditure amount pursuant to this clause (b) but after giving effect to any decrease in such permitted Capital Expenditure amount pursuant to Section 9.07(a)) is greater than the amount of Capital Expenditures actually made by the Borrower and its Subsidiaries during such fiscal year, the lesser of (x) such excess and (y) $2,000,000 (or $3,000,000 in the case of any carry-forward of amounts from the fiscal year of Holdings ending on the last Saturday in December, 1999 to the immediately succeeding fiscal year) may be carried forward and utilized to make Capital Expenditures in the immediately succeeding fiscal year of Holdings, provided that (i) no amounts once carried forward pursuant to this Section 9.07(b) may be carried forward to any fiscal year of Holdings thereafter, (ii) no amounts may be carried forward pursuant to this Section 9.07(b) unless such amounts were committed to be utilized during the respective fiscal year of Holdings in which such amounts were initially permitted to be used under Section 9.07(a) and (iii) any amounts carried forward pursuant to this Section 9.07(b) may only be utilized on or prior to the 60th day (or the 90th day in the case of any carry-forward of amounts from Holdings' fiscal year ending on the last Saturday in December, 1999) following the commencement of such immediately succeeding fiscal year.

                  (c) In addition to the foregoing, the Borrower and its Subsidiaries may make Capital Expenditures with the amount of Net Sale Proceeds received by Holdings or any of its Subsidiaries from any Asset Sale so long as such Net Sale Proceeds are reinvested in replacement assets within 270 days following the date of such Asset Sale to the extent such Net Sale Proceeds are not otherwise required to be applied to repay outstanding Term Loans (and/or, if the Total Tranche A Term Loan Commitment has not yet been terminated, as a mandatory reduction to Total Tranche A Term Loan Commitment) pursuant to Section 4.02(e) or reduce the Total Revolving Loan Commitment pursuant to Section 3.03(e), as the case may be.

                  (d) In addition to the foregoing, the Borrower and its Subsidiaries may make Capital Expenditures with the amount of Net Insurance Proceeds received by Holdings or any of its Subsidiaries from any Recovery Event so long as such Net Insurance Proceeds are used to replace or restore any properties or assets in respect of which such Net Insurance Proceeds were paid within 270 days following the date of receipt of such Net Insurance Proceeds from such Recovery Event to the extent such Net Insurance Proceeds are not otherwise required to be applied to repay outstanding Term Loans (and/or, if the Total Tranche A Term Loan Commitment has not yet been terminated, as a mandatory reduction to Total Trance A Term Loan Commitment) pursuant to Section 4.02(g) or reduce the Total Revolving Loan Commitment pursuant to Section 3.03(e), as the case may be.

                  9.08 Consolidated Fixed Charge Coverage Ratio. No Credit
                       ----------------------------------------
Agreement Party will permit the Consolidated Fixed Charge Coverage Ratio for any Test Period ending on the last day of a fiscal quarter of Holdings set forth below to be less than the ratio set forth opposite such fiscal quarter below:

                Fiscal Quarter Ending On                        Ratio
                ------------------------                        -----

                The last day of Holdings' third Fiscal        0.85:1.00

                Fiscal Quarter Ending On                        Ratio
                ------------------------                        -----

                Month in 1999
                The last day of Holdings' sixth Fiscal        0.85:1.00
                Month in 1999

                The last day of Holdings' tenth Fiscal        0.85:1.00
                Month in 1999

                The last day of Holdings' thirteenth Fiscal   0.85:1.00
                Month in 1999

                The last day of Holdings' third Fiscal        0.85:1.00
                Month in 2000

                The last day of Holdings' sixth Fiscal        0.90:1.00
                Month in 2000

                The last day of the Holdings' tenth Fiscal    0.90:1.00
                Month in 2000

                The last day of Holdings' thirteenth Fiscal   0.90:1.00
                Month in 2000

                The last day of Holdings' third Fiscal        0.90:1.00
                Month in 2001

                The last day of Holdings' sixth Fiscal        0.90:1.00
                Month in 2001

                The last day of Holdings' tenth Fiscal        0.90:1.00
                Month in 2001

                The last day of Holdings' thirteenth Fiscal   0.90:1.00
                Month in 2001

                The last day of Holdings' third Fiscal        0.90:1.00
                Month in 2002

                The last day of Holdings' sixth Fiscal        0.90:1.00
                Month 2002

                The last day of Holdings' tenth Fiscal        0.90:1.00
                Month in 2002

                         Thereafter                           0.95:1.00

                  9.09 Maximum Leverage Ratio. No Credit Agreement Party will
                       ----------------------
permit the Leverage Ratio at any time during a period set forth below to be greater than the ratio set forth opposite such period below:

                  Period                                             Ratio
                  ------                                             -----

                  The last day of Holdings' third Fiscal
                  Month in 1999 to but not
                  including the last day of Holdings'
                  tenth Fiscal Month in 1999                       5.25:1.00

                  Thereafter to but not including the last
                  day of Holdings' third Fiscal Month in 2000      4.75:1.00

                  Thereafter to but not including the last
                  day of Holdings' third Fiscal Month in 2001      4.40:1.00

                  Thereafter to but not including the last
                  day of  Holdings' tenth Fiscal Month in 2002     4.00:1.00

                  Thereafter                                       3.50:1.00

                  9.10 Consolidated Interest Coverage Ratio. No Credit Agreement
                       ------------------------------------
Party will permit the Consolidated Interest Coverage Ratio for any Test Period ending on the last day of a fiscal quarter of Holdings set forth below to be less than the amount set forth opposite such fiscal quarter below:

                  Fiscal Quarter Ending On                       Ratio
                  ------------------------                       -----

                  The last day of Holdings' third Fiscal       1.75:1.00
                  Month in 1999

                  The last day of Holdings' sixth Fiscal       1.75:1.00
                  Month in 1999

                  The last day of Holdings' tenth Fiscal       1.75:1.00
                  Month in 1999

                  The last day of Holdings' thirteenth         1.80:1.00
                  Fiscal Month in 1999

                  The last day of Holdings' third Fiscal       1.80: 1.00
                  Month in 2000

                  The last day of Holdings' sixth Fiscal       1.80:1.00

                  Fiscal Quarter Ending On                       Ratio
                  ------------------------                       -----

                  Month in 2000

                  The last day of Holdings' tenth Fiscal       1.80:1.00
                  Month in 2000

                  The last day of Holdings' thirteenth Fiscal 2.00:1.00 Month in 2000

                  The last day of Holdings' third Fiscal       2.00:1.00
                  Month in 2001

                  The last day of Holdings' sixth Fiscal       2.00:1.00
                  Month in 2001

                  The last day of Holdings' tenth Fiscal       2.00:1.00
                  Month in 2001

                  The last day of Holdings' thirteenth Fiscal 2.25:1.00 Month in 2001

                  The last day of Holdings' third Fiscal       2.25:1.00
                  Month in 2002

                  The last day of Holdings' sixth Fiscal       2.25:1.00
                  Month in 2002

                  The last day of Holdings' tenth Fiscal       2.25:1.00
                  Month in 2002

                  Thereafter                                   2.75:1.00


                  9.11 Minimum Consolidated Net Worth. No Credit Agreement Party
                       ------------------------------
will permit Consolidated Net Worth at any time to be less than the Minimum Consolidated Net Worth at such time.

                  9.12 Limitations on Payments of Certain Indebtedness;
                       ------------------------------------------------
Modifications of Certain Indebtedness; Modifications of Certificate of
----------------------------------------------------------------------
Incorporation, By-Laws and Certain Other Agreements; etc. (a) No Credit
---------------------------------------------------------
Agreement Party will, nor will it permit any of its Subsidiaries to, (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of (including in each case, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due), any Senior Subordinated Notes, Junior Subordinated Notes or Replacement Junior Subordinated Notes, provided that, so long as no Default or Event of Default then exists or would result therefrom, the Borrower may (A) redeem, repurchase or otherwise retire the Junior Subordinated Notes with the proceeds received from equity issuances by Holdings to the extent permitted under Section 9.14(a) and/or Replacement

Junior Subordinated Notes issued pursuant to Section 9.04(xiii) and (B) deposit up to $20,000,000 in the aggregate into the Junior Notes Escrow Account to make (and for the purpose of making) regularly scheduled principal repayments in respect of the Junior Subordinated Notes, (ii) make (or give any notice in respect of) any payment, prepayment, redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due) any Holdings Shareholder Subordinated Notes (whether in respect of principal, interest or otherwise), (iii) amend or modify, or permit the amendment or modification of, any provision of (A) the Senior Subordinated Notes or any other Senior Subordinated Note Document, (B) the Junior Subordinated Notes or any other Junior Subordinated Note Document, (C) after the issuance thereof, the Replacement Junior Subordinated Notes or any other Replacement Junior Subordinated Note Document or (D) the Holdings Shareholder Subordinated Notes, (iv) amend, modify or change its certificate or articles of incorporation (including, without limitation, by the filing or modification of any certificate or articles of designation) or by-laws (or equivalent organizational documents) or any agreement entered into by it with respect to its capital stock (including any Shareholders' Agreement), or enter into any new agreement with respect to its capital stock, except (A) for amendments to Holdings' Certificate of Incorporation to increase the authorized common stock or preferred stock of Holdings (provided, in any event, that the terms of any such preferred stock shall comply with the requirements of Section 9.14(a)), (B) the adoption of one or more certificates of designation for Holdings which provide the terms of Qualified Preferred Stock to be issued in accordance with (and which certificate of designation and preferred stock meet the requirements of) Section 9.14(a), and (C) for amendments, modifications, or changes to the By-Laws of Holdings or any of its Subsidiaries which could not reasonably be expected to be adverse to the interest of the Lenders in any material respect, (v) amend, modify or change any provision of any Wakefern Documents, unless such amendment, modification or change could not reasonably be expected to be adverse to the interests of the Lenders in any material respect, or enter into any new or similar agreement without the prior written consent of the Syndication Agent and the Administrative Agent, (vi) amend, modify or change any provision of (A) the Somers Documents, unless such amendment, modification or change could not reasonably be expected to be adverse to the interests of the Lenders in any material respect, or enter into any new joint venture agreement or similar agreement without the prior written consent of the Syndication Agent and the Administrative Agent or (B) any Tax Sharing Agreement or enter into any new tax sharing agreement, tax allocation agreement or similar agreement without the prior written consent of the Syndication Agent and the Administrative Agent.

                  (b) No Credit Agreement Party will, nor will it permit any of its Subsidiaries to, designate any Indebtedness other than the Obligations, as
(i) "Designated Senior Debt" for the purposes of the Senior Subordinated Notes and the other Senior Subordinated Note Documents or (ii) "Designated Superior Indebtedness" for the purposes of the Junior Subordinated Notes and the other Junior Subordinated Note Documents and, after the issuance thereof, the Replacement Junior Subordinated Notes and the other Replacement Junior Subordinated Note Documents.

                  9.13 Limitation on Certain Restrictions on Subsidiaries. No
                       --------------------------------------------------
Credit Agreement Party will, nor will it permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by Holdings or any Subsidiary of Holdings, or pay any Indebtedness owed to Holdings or any Subsidiary of Holdings, (b) make loans or advances to Holdings or any Subsidiary of Holdings or (c) transfer any of its properties or assets to Holdings or any Subsidiary of Holdings, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Holdings or any Subsidiary of Holdings, (iv) customary provisions restricting assignment of any licensing agreement or other contract entered into by Holdings or any Subsidiary of Holdings in the ordinary course of business, (v) restrictions existing in the Senior Subordinated Note Documents as in effect on the Initial Borrowing Date, (vi) restrictions existing in the Junior Subordinated Note Documents as in effect on the Initial Borrowing Date, (vii) restrictions existing in the Replacement Junior Subordinated Note Documents approved by the Syndication Agent and the Administrative Agent pursuant to Section 9.04(xiii),
(viii) restrictions existing in the Wakefern Documents as in effect on the Initial Borrowing Date, (ix) restrictions on the Somers Subsidiary pursuant to the Somers Documents, and (x) restrictions on the transfer of any asset subject to a Lien permitted by Sections 9.01(iii), (vi) and (vii).

                  9.14 Limitation on Issuance of Capital Stock. (a) Holdings
                       ---------------------------------------
will not issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock except for (i) options and warrants to purchase shares of Holdings' common stock which may be issued from time to time, (ii) additional shares of its common stock so long as such issuance does not give rise to an Event of Default under Section 10.10 and (iii) shares of Qualified Preferred Stock issued as contemplated by the first parenthetical contained in Section 4.02(c) or as permitted under Section 9.03(iii) or (iv), as the case may be, in each case so long as such issuance does not give rise to an Event of Default under Section 10.10.

                  (b) Holdings will not permit any of its Subsidiaries to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except
(i) for transfers and replacements of then outstanding shares of capital stock,
(ii) for stock splits, stock dividends and issuances which do not decrease the percentage ownership of Holdings or any of its Subsidiaries in any class of the capital stock of such Subsidiary, (iii) to qualify directors to the extent required by applicable law or (iv) for issuances by newly created or acquired Subsidiaries in accordance with, and to the extent expressly permitted by, the terms of this Agreement.

                  9.15 Business. (a) Holdings and its Subsidiaries (other than
                       --------
Big V Investment, the Somers Subsidiary and Dixx Mart) will not engage in any business other than the business engaged in by Holdings and such Subsidiaries as of the Initial Borrowing Date and reasonable extensions thereof; it being understood and agreed, however, that neither Holdings nor any of its Subsidiaries (other than the Somers Subsidiary) will at any time engage in any business engaged in by the Somers Subsidiary.

                  (b) Notwithstanding the foregoing, (i) Holdings will not engage in any business and will not own any significant assets or have any material liabilities other than its ownership of the capital stock of BV Holdings and (ii) BV Holdings will not engage in any business and will not own any significant assets or have any material liabilities other than its ownership of the capital stock of the Borrower and, in each case having those liabilities which such Credit Agreement Party is responsible for under this Agreement and the other Credit Documents to which it is a party, provided that each of
                                                   --------
Holdings and BV Holdings may (A) engage in those activities that are incidental to (x) the maintenance of its corporate existence in compliance with applicable law, (y) legal, tax and accounting matters in connection with any of the foregoing activities and (z) the entering into, and performing its obligations under, this Agreement and the other Credit Documents to which it is a party and
(B) incur those liabilities permitted to be incurred by it under this Agreement.

                  (c) The Somers Subsidiary shall engage in no business other than its lease and/or ownership of the Somers Property, the development and operation of a new "Shop-Rite" shopping center on such Somers Property and in performing its respective obligations under, and carrying out the transactions contemplated by, the Somers Documents.

                  (d) Big V Investment shall engage in no business other than its ownership of the BV Holdings Intercompany Note.

                  (e)  Dixx Mart shall engage in no business.

                  9.16  Subsidiaries. (a) Holdings will have no Subsidiaries
                        ------------
other than BV Holdings and its Subsidiaries.

                  (b) BV Holdings will have no Subsidiaries other than the Borrower and its Subsidiaries.

                  (c) The Borrower will have no Subsidiaries other than the Subsidiaries listed on Schedule IV; provided that upon the written consent of
                                    --------
the Required Lenders the Borrower and its Wholly-Owned Subsidiaries shall be permitted to establish or create Wholly-Owned Subsidiaries so long as (i) the capital stock of each such new Wholly-Owned Subsidiary is pledged pursuant to, and to the extent required by, the Pledge Agreement and the certificates representing such stock, together with stock powers duly executed in blank, are delivered to the Collateral Agent for the benefit of the Secured Creditors, (ii) the partnership or limited liability company interests of each such new Wholly-Owned Subsidiary (to the extent that same is a partnership or a limited liability company, as the case may be) are pledged and assigned pursuant to, and to the extent required by, the Pledge Agreement and the Security Agreement,
(iii) each such new Wholly-Owned Subsidiary executes a counterpart of a guarantee in form and substance satisfactory to the Administrative Agent and the Syndication Agent (the "Subsidiaries Guaranty"), the Pledge Agreement and the Security Agreement, (iv) each such new Wholly-Owned Subsidiary, to the extent requested by the Administrative Agent, the Syndication Agent or the Required Lenders, takes all actions required pursuant to Section 8.11, (v) the execution and delivery by such Subsidiary of the Subsidiaries Guaranty, the Pledge Agreement and Security Agreement is permitted under the terms of the Senior Subordinated Note Documents, the Junior Subordinated Note Documents and, to the extent entered into, the Replacement Junior Subordinated Note Documents and (vi) prior to the creation of such Subsidiary, the Borrower shall have delivered to the Administrative Agent and the Syndication Agent an opinion of counsel satisfactory to the Administrative Agent and the Syndication Agent to the effect that, inter alia, a guaranty by such Subsidiary of all of the Obligations and the execution by such Subsidiary of the Subsidiaries Guaranty, the Pledge Agreement and the Security Agreement is permitted under the Senior Subordinated Note Documents, the Junior Subordinated Note Documents and, to the extent entered into, the Replacement Junior Subordinated Note Documents. In addition, each new Wholly-Owned Subsidiary shall execute and deliver, or cause to be executed and delivered, all other relevant documentation of the type described in Section 5 as such new Wholly-Owned Subsidiary would have had to deliver if such new Wholly-Owned Subsidiary were a Credit Party on the Initial Borrowing Date.

                  9.17 Certain Contracts. Except as provided in the Wakefern
                       -----------------
Documents, no Credit Agreement Party will, nor will it permit any of its Subsidiaries to, enter into or be a party to:

                  (a) any contract for the purchase of any materials, supplies or other property or services if such contract (or any related document) requires that payment for such materials, supplies or other property or services shall be made regardless of whether or not delivery of such materials, supplies or other property or services is ever made or tendered; or

                  (b) any contract to rent or lease (as lessee) any real or personal property if such contract (or any related document) provides that the obligation to make payments thereunder is absolute and unconditional under conditions not customarily found in commercial leases then in general use or requires that the lessee purchase or otherwise acquire securities or obligations of the lessor; or

                  (c) any obligation under any contract for the sale or use of materials, supplies or other property or services if such contract (or any related document) requires that payment for such materials, supplies or other property or services, or the use thereof, shall be subordinated to any indebtedness (of the purchaser or user of such materials, supplies or other property or the Person entitled to the benefit of such services) owed or to be owed to any Person; or

                  (d) any other contract which, in economic effect, is substantially equivalent to a guarantee except as permitted under
         Section 9.04.

                  SECTION 10. Events of Default. Upon the occurrence of any of
                              -----------------
the following specified events (each an "Event of Default"):

                  10.01 Payments. The Borrower shall (i) default in the payment
                        --------
when due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any interest on any Loan or Note, any Unpaid Drawing or any Fees or any other amounts owing hereunder or thereunder; or

                  10.02 Representations, etc. Any representation, warranty or
                        --------------------
statement made or deemed made by any Credit Party herein or in any other Credit Document or in any certificate delivered to any Agent or any Lender pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

                  10.03 Covenants. Any Credit Party shall (i) default in the due
                        ---------
performance or observance by it of any term, covenant or agreement contained in
Section 8.01(g)(i), 8.08 or Section 9 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or any other Credit Document (other than those set forth in Sections
10.01 and 10.02) and such default shall continue unremedied for a period of 30 days after written notice thereof to the defaulting party by any Agent or the Required Lenders; or

                  10.04 Default Under Other Agreements. (i) Holdings or any of
                        ------------------------------
its Subsidiaries shall (x) default in any payment of any Indebtedness (other than the Obligations and the Somers Note) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations and the Somers Note) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or
(ii) any Indebtedness (other than the Obligations and the Somers Note) of Holdings or any of its Subsidiaries shall be declared to be (or shall become) due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it shall not be a Default or an Event of Default under this Section 10.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) and (ii) is at least $500,000; or

                  10.05 Bankruptcy, etc. Holdings, any of its Subsidiaries or
                        ---------------
Wakefern shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against Holdings, any of its Subsidiaries or Wakefern, and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Holdings, any of its Subsidiaries or Wakefern, or Holdings, any of its Subsidiaries or Wakefern commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Holdings, any of its Subsidiaries or Wakefern, or there is commenced against Holdings, any of its Subsidiaries or Wakefern any such proceeding which remains undismissed for a period of 60 days, or Holdings, any of its Subsidiaries or Wakefern is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Holdings, any of its Subsidiaries or Wakefern suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or Holdings, any of its Subsidiaries or Wakefern makes a general assignment for the benefit of creditors; or any corporate action is taken by Holdings or any of its Subsidiaries or Wakefern for the purpose of effecting any of the foregoing; or

                  10.06 ERISA. (a) Any Plan shall fail to satisfy the minimum
                        -----
funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph
(b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan or a Foreign Pension Plan has not been timely made, Holdings or any Subsidiary of Holdings or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of
the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or Holdings or any Subsidiary of Holdings has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans, a "default" within the meaning of Section 4219(c)(5) of ERISA shall occur with respect to any Plan, any applicable law, rule or regulation is adopted, changed or interpreted, or the interpretation or administration thereof is changed, in each case after the date hereof, by any governmental authority or agency or by any court (a "Change of

Law"), or, as a result of a Change in Law, an event occurs following a Change in Law, with respect to or otherwise affecting any Plan; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually and/or in the aggregate, in the reasonable opinion of the Required Lenders, has had, or could reasonably be expected to have, a material adverse effect on the business, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of Holdings and its Subsidiaries taken as a whole; or

                  10.07 Security Documents. At any time after the execution and
                        ------------------
delivery thereof, any of the Security Documents shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral, in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 9.01), and subject to no other Liens (except as permitted by Section 9.01); or

                  10.08 Guaranties. After the execution and delivery thereof,
                        ----------
any Guaranty or any provision thereof shall cease to be in full force or effect as to any Guarantor, or any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under its Guaranty or any Guarantor shall default, beyond the applicable grace period expressly provided therein, if any, in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to its Guaranty; or

                  10.09 Judgments. One or more judgments or decrees shall be
                        ---------
entered against Holdings or any Subsidiary of Holdings involving in the aggregate for Holdings and its Subsidiaries a liability (to the extent not paid or fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days, and the aggregate amount of all such judgments equals or exceeds $500,000; or

                  10.10 Change of Control.  A Change of Control shall occur;  or
                        -----------------

                  10.11 Wakefern. (i) Wakefern or the Borrower shall be in
                        --------
default in respect of any of its material obligations to the other such Person under the Wakefern Documents or in respect of any other material contracts or commitments between Wakefern and the Borrower, (ii) any of the Wakefern Documents are amended, supplemented or otherwise modified so as to materially and adversely affect any Credit Agreement Party's rights or obligations thereunder, (iii) a material adverse change shall occur with respect to the Borrower's status as a shareholder of Wakefern or as a member of the wholesale food cooperative operated by Wakefern, (iv) the Board of Directors of Wakefern shall determine that "good cause" exists under and as defined in Section 3 of
Article IX of the By-Laws of Wakefern, (v) any of the events which constitute "good cause" (as described in preceding clause (iv)) exist or (vi) any event which constitutes a "Withdrawal" (as defined in Section 2.2 of the Wakefern Stockholders' Agreement) exists with respect to any Credit Agreement Party or any arrangement is entered into by any Credit

Agreement Party which would have the effect of causing a notice of such "Withdrawal" to be given to Wakefern by any such Credit Agreement Party;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Lenders, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of any Agent, any Lender or the holder of any Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section 10.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon all Commitments of each Lender shall forthwith terminate immediately and any A TL Commitment Commission and RL Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to the Borrower, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash or Cash Equivalents, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrower and then outstanding; (v) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents; and (vi) apply any cash collateral held by the Administrative Agent pursuant to Section 4.02 to the repayment of the Obligations.

                  SECTION 11. Definitions and Accounting Terms.

                  11.01 Defined Terms. As used in this Agreement, the following
                        -------------
terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "A TL Commitment Commission" shall have the meaning provided in Section 3.01(a).

                  "Acquisition Agreement" shall mean the Agreement and Plan of Merger, dated as of October 10, 1990, among Holdings, BV Holdings and Big V Acquisition Corp.

                  "Additional Security Documents" shall have the meaning provided in Section 8.11.

                  "Additional Tranche A Term Loan Borrowing Date" shall mean each of June 15, 2000, December 15, 2000 and March 15, 2001, or the Business Day immediately preceding each such date; it being understood and agreed, however, that any such Tranche A Term Loans incurred on any such preceding Business Day shall, in any event, be used in accordance with

Section 7.08(a)(ii) on such June 15, 2000, December 15, 2000 or March 15, 2001, as the case may be.

                  "Adjusted Consolidated Net Income" shall mean, for any period, Consolidated Net Income for such period plus, without duplication, the sum of the amount of all net non-cash charges (including, without limitation, depreciation, amortization, deferred tax expense and non-cash interest expense) and net non-cash losses which were included in arriving at Consolidated Net Income for such period, less the amount of all net non-cash gains which were included in arriving at Consolidated Net Income for such period, and determined without giving effect to (i) any cash proceeds received by Holdings or any of its Subsidiaries from the Somers Subsidiary or (ii) any gains in connection with the sale of the Somers Subsidiary or the Somers Property, in each case to the extent that the proceeds so received from the Somers Subsidiary or from such sale are used to repay Term Loans (and/or, if the Total Tranche A Term Loan Commitment has not yet been terminated, reduce the Total Tranche A Term Loan Commitment) pursuant to Section 4.02(h). Notwithstanding anything to the contrary contained above in this definition, at the time of each required repayment pursuant to Section 4.02(f), to the extent that the amount of Patronage Dividends payable to Holdings and its Subsidiaries in respect of the immediately preceding fiscal year is determinable, the amount of such Patronage Dividends shall be added to Adjusted Consolidated Net Income for the period ended on the last day of the immediately preceding fiscal year (unless already included therein, and not deducted therefrom as non-cash income). If for any reason the amount of such Patronage Dividends is not determinable as contemplated in the immediately preceding sentence at the time of a mandatory repayment pursuant to Section 4.02(f), then the amount of Patronage Dividends for the respective fiscal year (to the extent later determined) shall increase Adjusted Consolidated Net Income for the period in which such determination is made.

                  "Administrative Agent" shall mean Fleet Bank, in its capacity as Administrative Agent for the Lenders hereunder, and shall include any successor to the Administrative Agent appointed pursuant to Section 12.09.

                  "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (i) to vote 5% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agent" shall mean and include each of the Administrative Agent, the Syndication Agent and the Documentation Agent.

                  "Agreement" shall mean this Credit Agreement, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended, renewed, refinanced or replaced from time to time.

                  "Applicable Base Rate Margin" shall mean:

                  (a) in the case of Tranche A Term Loans, Revolving Loans and Swingline Loans maintained as Base Rate Loans, (i) for the period from the Initial Borrowing Date through but not including the first Start Date after the Initial Borrowing Date, 2.00%, and (ii) from and after any Start Date to and including the corresponding End Date, the respective percentage per annum set forth in clause (A), (B), (C) or
         (D) below if, but only if, as of the Test Date for such Start Date the applicable condition set forth in clause (A), (B), (C), or (D) below, as the case may be, is met:

                       (A) 2.00% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be greater than 3.75:1.00;

                       (B) 1.50% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be equal to or less than 3.75:1.00 and greater than 3.25:1.00;

                       (C) 1.25% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be equal to or less than 3.25:1.00 and greater than 2.50:1.00; or

                       (D) 1.00% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be equal to or less than 2.50:1.00.

Notwithstanding anything to the contrary contained above in this clause (a), the Applicable Base Rate Margin for Tranche A Term Loans, Revolving Loans and Swingline Loans shall be 2.00% at all times when a Default or an Event of Default shall exist; and

                  (b) in the case of Tranche B Term Loans maintained as Base Rate Loans, 2.50%.

                  "Applicable Eurodollar Rate Margin" shall mean:

                  (a) in the case of Tranche A Term Loans and Revolving Loans maintained as Eurodollar Loans, (i) for the period from the Initial Borrowing Date through but not including the first Start Date after the Initial Borrowing Date, 3.00%, and (ii) from and after any Start Date to and including the corresponding End Date, the respective percentage per annum set forth in clause (A), (B), (C) or (D) below if, but only if, as of the Test Date for such Start Date the applicable condition set forth in clause ((A), (B), (C) or (D)) below, as the case may be, is met:

                       (A) 3.00% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be greater than 3.75:1.00;

                       (B) 2.50% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be equal to or less than 3.75:1.00 and greater than to 3.25:1.00;

                       (C) 2.25% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be equal to or less than 3.25:1.00 and greater than to 2.50:1.00; or

                       (D) 2.00% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be equal to or less than 2.50:1.00.

Notwithstanding anything to the contrary contained above in this clause (a), the Applicable Eurodollar Rate Margin for Tranche A Term Loans and Revolving Loans maintained as Eurodollar Loans shall be 3.00% at all times when a Default or an Event of Default shall exist; and

                  (b) in the case of Tranche B Term Loans maintained as Eurodollar Loans, 3.50%

                  "Applicable Margin Period" shall mean each period which shall commence on a date on which the financial statements are delivered pursuant to
Section 8.01(b) or (c), as the case may be, and which shall end on the earlier of (i) the date of actual delivery of the next financial statements pursuant to
Section 8.01(b) or (c), as the case may be, and (ii) the latest date on which the next financial statements are required to be delivered pursuant to Section 8.01(b) or (c), as the case may be, provided that the first Applicable Margin Period shall commence with the delivery of the financial statements in respect of the Test Period ending on the last day of Holdings' sixth Fiscal Month in 1999.

                  "Arranger" shall mean Donaldson, Lufkin & Jenrette Securities Corporation.

                  "Asset Sale" shall mean any sale, transfer or other disposition by Holdings or any of its Subsidiaries to any Person (including by way of redemption by such Person) other than to Holdings or a Wholly-Owned Subsidiary of Holdings of any asset (including, without limitation, any capital stock or other securities of, or equity interests in, another Person) other than sales of assets pursuant to Sections 9.02(v), (vi), (vii), (viii) and (ix).

                  "Assignment and Assumption Agreement" shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit J (appropriately completed).

                  "B Lenders" shall have the meaning provided in Section
4.02(k).

                  "Bankruptcy Code" shall have the meaning provided in Section 10.05.

                  "Base Rate" shall mean, at any time, the higher of (i) the Prime Lending Rate and (ii) 1/2 of 1% in excess of the Federal Funds Rate.

          "Base Rate Loan" shall mean (i) each Swingline Loan and (ii) each other Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

          "Big V Investment" shall mean Big V Investment Corp., a Delaware corporation.

          "Big V Somers Security Agreement" shall mean the Security Agreement, dated as of December 28, 1990, between the Borrower and Merchant GP, Inc., as collateral agent, pursuant to which the Borrower has assigned any residual Somers Joint Venture Rights that it has retained to secure the Somers Note.

          "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

          "Borrowing" shall mean the borrowing of one Type of Loan of a single Tranche from all the Lenders having Commitments of the respective Tranche (or from the Swingline Lender in the case of Swingline Loans) on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

          "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York, New York and Boston, Massachusetts a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the London interbank Eurodollar market.

          "BV Holdings" shall have the meaning provided in the first paragraph of this Agreement.

          "BV Holdings Intercompany Note" shall mean the $41,354,103 promissory note issued by BV Holdings to Big V Investment and pledged by Big V Investment pursuant to Pledge Agreement.

          "BV Holdings Management Agreement" shall mean the Management Agreement, dated as of December 28, 1990, between BV Holdings and the Borrower.

          "Capital Expenditure Reduction Amount" shall mean, in respect of any fiscal year of Holdings, that amount which would be required to be added back to Consolidated EBITDA of Holdings for the immediately preceding fiscal year in order for Holdings to achieve a Consolidated Fixed Charge Coverage Ratio for such immediately preceding fiscal year of at least 1.00:1.00; it being understood and agreed, however, that in no event shall the Capital Expenditure Reduction Amount for Holdings' fiscal year ending on the last Saturday in (x)

December, 2000, exceed $5,000,000, (y) December, 2001 and December, 2002, exceed (in each case) $4,000,000 and (z) December, 2003, exceed $2,000,000.

          "Capital Expenditures" shall mean, with respect to any Person, all expenditures (other than any New Supermarket Capitalized Lease Obligations) by such Person which should be capitalized in accordance with generally accepted accounting principles and, without duplication, the amount of Capitalized Lease Obligations incurred by such Person.

          "Capitalized Lease Obligations" shall mean, with respect to any Person, all rental obligations (other than any New Supermarket Capitalized Lease Obligations) of such Person which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

          "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the
                            --------
United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Services or Moody's Investors Service, Inc., (iii) Dollar denominated time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least "A" or the equivalent thereof from Standard & Poor's Ratings Services or "A2" or the equivalent thereof from Moody's Investors Service, Inc. with maturities of not more than one year from the date of acquisition by such Person, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iii) above, (v) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor's Ratings Services or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing not more than one year after the date of acquisition by such Person and (vi) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through
(v) above.

          "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability of 1980, as the same may be amended from time to time, 42 U.S.C. (S) 9601 et seq.
                         -- ---
          "Certificated Securities" shall have the meaning provided in the Pledge Agreement.

          "Change of Control" shall mean (i) THL and/or the THL Funds shall at any time cease to jointly own and control at least 35% of the economic and voting interest in Holdings' capital stock, (ii) THL and/or the THL Funds together with the Management Investors existing on the Effective Date shall cease to own at least 51% of the economic and voting interest in

Holdings' capital stock, (iii) THL and/or THL Funds shall at any time not control, directly or indirectly, a majority of the Board of Directors of any Credit Agreement Party, (iv) Holdings shall cease to own 100% of the economic and voting interest in BV Holdings' capital stock, (v) BV Holdings shall cease to own 100% of the economic and voting interest in the Borrower's capital stock or (vi) any "change of control" or similar event shall occur under the Senior Subordinated Note Indenture, the Junior Subordinated Note Documents or the Replacement Junior Subordinated Note Documents;

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

          "Collateral" shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral and all cash and Cash Equivalents delivered as collateral pursuant to Section 4.02 or 10.

          "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents.

          "Commitment" shall mean any of the commitments of any Lender, i.e., whether the Tranche A Term Loan Commitment, the Tranche B Term Loan Commitment or the Revolving Loan Commitment.

          "Consolidated EBIT" shall mean, for any period, Consolidated Net Income for such period before consolidated interest expense of Holdings and its Subsidiaries and provision for taxes for such period and without giving effect to (x) any extraordinary gains or losses and (y) any gains or losses from sales of assets other than from sales of inventory sold in the ordinary course of business.

          "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT for such period, adjusted by (x) adding thereto (i) the amount of all amortization of intangibles and depreciation that were deducted in arriving at Consolidated EBIT for such period, (ii) the amount of all non-cash contributions to deferred profit sharing plans and deferred compensation plans, (iii) the amount of all non-cash write-offs and non-cash rental expenses with respect to the Borrower's supermarkets for such period and (iv) the amount of all deferred financing, legal and accounting costs and other charges incurred in connection with the preparation, execution and delivery of this Agreement, in each case to the extent that same were deducted in arriving at Consolidated EBIT for such period and (y) subtracting therefrom (i) the amount of any non-cash income for such period to the extent that same was included in arriving at Consolidated EBIT for such period and is not reasonably expected to be later recognized as cash income in a later period (it being understood and agreed that the receipt by Holdings or any of its Subsidiaries of such cash in a later period shall not be included in arriving at Consolidated EBIT for such period) and (ii) the amount of all cash expenses, cash charges or cash payments made in such period to the extent that same relate to a non-cash write-off and/or non-cash rental expense that was deducted in arriving at Consolidated EBIT in a previous period pursuant to preceding clause (x)(iii) or to a non-cash charge that was deducted in arriving at Consolidated EBIT in a previous period pursuant to the last sentence of this definition. In addition to the foregoing and consistent with the provisions of Section 13.07(b), the amount of all non-cash charges associated with LIFO (i.e., last in-first out) accounting shall be ignored.

          "Consolidated Fixed Charge Coverage Ratio" shall mean, for any period, the ratio of Consolidated EBITDA to Consolidated Fixed Charges for such period.

          "Consolidated Fixed Charges" shall mean, for any period, the sum, without duplication, of (i) Consolidated Interest Expense for such period, (ii) the amount of all Capital Expenditures made by Holdings and its Subsidiaries for such period (other than Capital Expenditures to the extent financed with equity proceeds, insurance proceeds, Asset Sale proceeds or Indebtedness), (iii) the scheduled principal amount of all amortization payments on all Indebtedness (including, without limitation, the principal component of all Capitalized Lease Obligations but excluding (x) the repayment of the Existing Credit Agreement and
(y) scheduled repayments of the Junior Subordinated Notes to the extent financed with (I) proceeds of Tranche A Term Loans or (II) proceeds from the Junior Subordinated Notes Escrow Account) of Holdings and its Subsidiaries for such period (as determined on the first day of such period) and (iv) the amount of all cash payments made by Holdings and its Subsidiaries in respect of income taxes or income tax liabilities for such period.

          "Consolidated Indebtedness" shall mean, at any time, the principal amount of all Indebtedness of Holdings and its Subsidiaries at such time (excluding the outstanding principal amount of all Holdings Shareholder Subordinated Notes).

          "Consolidated Interest Coverage Ratio" shall mean, for any period, the ratio of Consolidated EBITDA to Consolidated Interest Expense for such period.

          "Consolidated Interest Expense" shall mean, for any period, the total consolidated interest expense of Holdings and its Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, that portion of Capitalized Lease Obligations of Holdings and its Subsidiaries representing the interest factor for such period; provided
                                                                       --------
that (i) the amortization of deferred financing, legal and accounting costs with respect to this Agreement shall be excluded from Consolidated Interest Expense to the extent same would otherwise have been included therein and (ii) the interest expense on any outstanding Holdings Shareholder Subordinated Notes shall be excluded from Consolidated Interest Expense to the extent that same would otherwise have been included therein.

          "Consolidated Net Income" shall mean, for any period, the net income (or loss) of Holdings and its Subsidiaries for such period, determined on a consolidated basis (after any deduction for minority interests), provided that
                                                                 --------
(i) in determining Consolidated Net Income, the net income of any other Person which is not a Subsidiary of Holdings or is accounted for by Holdings by the equity method of accounting (including the Somers Subsidiary and its Subsidiaries) shall be included only to the extent of the payment of cash dividends or cash distributions by such other Person to Holdings or a Subsidiary thereof during such period, (ii) the net income of any Subsidiary of the Borrower shall be excluded to the extent that the declaration or payment of cash dividends or similar distributions by that Subsidiary of that net income is not at the date of determination permitted by operation of its charter or any agreement, instrument or law applicable to such Subsidiary and (iii) the net income (or loss) of any other Person acquired by such specified Person or a Subsidiary of such Person in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded.

          "Consolidated Net Worth" shall mean, at any time, the net worth of Holdings and its Subsidiaries determined on a consolidated basis at such time.

          "Contingent Obligation" shall mean, as to any Person, any obligation of such Person as a result of such Person being a general partner of the other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall
                 --------  -------
not include (x) endorsements of instruments for deposit or collection in the ordinary course of business or (y) Holdings' own obligation to obtain a letter of credit for the benefit of Wakefern as contemplated by Section 9.04(xii). The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum probable liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "Credit Agreement Party" shall mean each of Holdings, BV Holdings and the Borrower.

          "Credit Documents" shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, each Security Document and the Subsidiaries Guaranty.

          "Credit Event" shall mean the making of any Loan or the issuance of any Letter of Credit.

          "Credit Party" shall mean each of Holdings, BV Holdings, the Borrower and any Subsidiary of the Borrower which has executed and delivered any Credit Document.

          "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

          "Dividend" shall mean, with respect to any Person, that such Person has declared or paid a dividend or returned any equity capital to its stockholders, partners or members authorized or made any other distribution, payment or delivery of property (other than common stock or other common equity interests of such Person) or cash to its stockholders, partners or members as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or any partnership or membership interests outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or other equity interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or any partnership interests of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or other equity interests). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

          "Dixx Mart" shall mean Dixx Mart, Inc., a Delaware corporation.

          "DLJ" shall mean DLJ Capital Funding, Inc., in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

          "Documentation Agent" shall mean Summit, as Documentation Agent for the Lenders hereunder.

          "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

          "Drawing" shall have the meaning provided in Section 2.05(b).

          "Effective Date" shall have the meaning provided in Section 13.10.

          "Eligible Transferee" shall mean and include a commercial bank, financial institution, any fund that invests in loans or any other "accredited investor" (as defined in Regulation D of the Securities Act), but in any event excluding Holdings and its Subsidiaries.

          "End Date" shall mean, for any Applicable Margin Period, the last day of such Applicable Margin Period.

          "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

          "Environmental Law" shall mean any Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. (S) 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. (S) 2601 et seq.; the
     -- ---                                                        -- ---
Clean Air Act, 42 U.S.C. (S) 7401 et seq.; the Safe Drinking Water Act, 42
                                  -- ---
U.S.C. (S) 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. (S) 2701 et
                -- ---                                                     --
seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42
---
U.S.C. (S) 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C.
                 -- ---
(S) 1801 et seq. and the Occupational Safety and Health Act, 29 U.S.C. (S) 651
         -- ---
et seq.; and any state and local or foreign counterparts or equivalents, in each
-- ---
case as amended from time to time.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with Holdings or a Subsidiary of Holdings would be deemed to be a "single employer" (i) within the meaning of Section 414(b), (c),
(m) or (o) of the Code or (ii) as a result of Holdings or a Subsidiary of Holdings being or having been a general partner of such person.

          "Eurodollar Loan" shall mean each Loan (other than any Swingline Loan) designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

          "Eurodollar Rate" shall mean for the Interest Period for each Eurodollar Loan comprising part of the same Borrowing, a per annum interest rate determined pursuant to the following formula:

          Eurodollar Rate =                  LIBO Rate
                              ------------------------------------
                              1.00 - Eurodollar Reserve Percentage

          "Eurodollar Reserve Percentage" shall mean, for any day relative to any Interest Period for Eurodollar Loans, the percentage (expressed as a decimal, rounded upward to the next 1/16/th/ of 1%) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board of Governors of the Federal Reserve System.)

          "Event of Default" shall have the meaning provided in Section 10.

          "Excess Cash Flow" shall mean, for any period, the remainder of (a) Adjusted Consolidated Net Income for such period minus (b) the sum of (i) the amount of all Capital Expenditures made and paid for in cash by Holdings and its Subsidiaries during such period (other than Capital Expenditures to the extent financed with equity proceeds, Asset Sale proceeds (other than cash proceeds received by the Borrower from the sale of the Somers Subsidiary or the Somers Property), insurance proceeds or Indebtedness), (ii) the amount of all cash proceeds deposited into the Junior Subordinated Notes Escrow Account (except to the extent financed with equity proceeds, Asset Sale proceeds, insurance proceeds or Indebtedness) and (iii) the aggregate amount of permanent principal payments of Indebtedness for borrowed money of Holdings and its Subsidiaries during such period (other than (A) repayments to the extent made with Asset Sale proceeds, equity proceeds, insurance proceeds, proceeds from the Junior Subordinated Notes Escrow Account or Indebtedness (including, without limitation, any Loans) and (B) repayments of Loans, provided that repayments of
                                                    --------
Loans shall be deducted in determining Excess Cash Flow if such repayments were
(x) required as a result of a Scheduled Repayment under Section 4.02(b)(i) or
(ii) or (y) made as a voluntary prepayment with internally generated funds (but in the case of a voluntary prepayment of Revolving Loans or Swingline Loans, only to the extent accompanied by a voluntary reduction to the Total Revolving Loan Commitment).

          "Excess Cash Payment Date" shall mean the date occurring 90 days after the last day of each fiscal year of Holdings (beginning with its fiscal year ended on December 26, 1998).

          "Excess Cash Payment Period" shall mean, with respect to the repayment required on each Excess Cash Payment Date, the immediately preceding fiscal year of Holdings.

          "Existing Credit Agreement" shall mean the Credit Agreement, dated as of December 28, 1990, amended and restated as of November 1, 1993, and further amended and restated as of December 17, 1993, among Holdings, BV Holdings, the Borrower, the lenders party thereto, and Bankers Trust Company, as agent, as same is in effect on the Initial Borrowing Date.

          "Existing Indebtedness" shall have the meaning provided in Section
7.21.

          "Existing Indebtedness Agreements" shall have the meaning provided in
Section 5.05.

          "Facing Fee" shall have the meaning provided in Section 3.01(d).

          "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

          "Fees" shall mean all amounts payable pursuant to or referred to in
Section 3.01.

          "Fiscal Month" shall mean each period of four consecutive weeks then last ended on the last Saturday of such four-week period, commencing on December 27, 1998, and with thirteen such periods occurring in each fiscal year of Holdings.

          "Fleet Bank" shall mean Fleet National Bank, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

          "Foreign Pension Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States by Holdings or any one or more of its Subsidiaries primarily for the benefit of employees of Holdings or such Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

          "Frelinghuysen" shall mean U.S. Frelinghuysen & Company, Inc., a Delaware corporation.

          "Frelinghuysen Equity" shall mean Frelinghuysen Equity Corporation, a Delaware corporation.

          "Frelinghuysen Management Agreement" shall mean the Management Agreement, dated as of December 28, 1990, by and among Frelinghuysen, Holdings, BV Holdings and the Borrower.

          "Guaranteed Creditors" shall mean and include each Agent, the Collateral Agent, each Issuing Lender, the Lenders and each party (other than any Credit Party) party to an Interest Rate Protection Agreement or Other Hedging Agreement to the extent such party constitutes a Secured Creditor under the Security Documents.

          "Guaranteed Obligations" shall mean (i) the full and prompt payment when due (whether at the stated maturity by acceleration or otherwise) of the principal and interest on each Note issued by, and Loans made to, the Borrower under this Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit, together with all the other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Borrower to the Lenders, each Agent, each Issuing Lender and the Collateral Agent now existing or hereafter incurred under, arising out of or in connection with this Agreement and each other Credit Document to which the Borrower is a party and the due performance and compliance by the Borrower with all the terms, conditions and agreements contained in this Agreement and all such other Credit Documents and (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) of the Borrower owing under any Interest Rate Protection Agreement or Other Hedging Agreement entered into by the Borrower with any Lender or any affiliate thereof (even if such Lender subsequently ceases to be a Lender under this Agreement for any reason) so long as such Lender or affiliate participates in such Interest Rate Protection Agreement or Other Hedging Agreement, and their subsequent assigns, if any, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained herein.

          "Guarantor" shall mean and include each Parent Guarantor and each Subsidiary of the Borrower that has executed and delivered a counterpart of the Subsidiaries Guaranty.

          "Guaranty" shall mean and include each of the Parents Guaranty and, after the execution and delivery thereof, the Subsidiaries Guaranty.

          "Hazardous Materials" shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, transformers or other equipment that contains dielectric fluid containing levels of polychlorinated biphenyls, and radon gas;
(b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the Release of which is prohibited, limited or regulated by any governmental authority.

          "Holdings" shall have the meaning provided in the first paragraph of this Agreement.

          "Holdings Shareholder Subordinated Note" shall mean an unsecured junior subordinated note issued by Holdings and not guaranteed by any Subsidiary of Holdings in the form of Exhibit K, as the same may be modified, amended or supplemented from time to time pursuant to the terms hereof and thereof.

          "Holdings Stockholders Agreement" shall mean the Stockholders Agreement, dated as of December 28, 1990, among Holdings and the investors named therein.

          "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (provided that, if the Person has not assumed or
                             --------
otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be in an amount equal to the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee (other than in respect of any New Supermarket Capitalized Lease Obligations), (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-
                                                                   ---
or-pay and similar obligations, (vi) all Contingent Obligations of such Person and (vii) all obligations under any Interest Rate Protection Agreement, any Other Hedging Agreement or under any similar type of agreement. Notwithstanding the foregoing, Indebtedness shall not include trade payables and accrued expenses incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person.

          "Information Systems and Equipment" of any Person shall mean all computer hardware, firmware and software, as well as other information processing systems, or any equipment containing embedded microchips, whether directly owned, licensed, leased, operated or otherwise controlled by such Person, including through third-party service providers, and which, in whole or in part, are used, operated, relied upon, or integral to, such Person's conduct of its business.

          "Initial Borrowing Date" shall mean the date occurring on or after the Effective Date on which the initial Borrowing of Term Loans occurs.

          "Insure-Rite" shall mean Insure-Rite, Ltd., a Bermuda mutual insurance company.

          "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

          "Interest Period" shall have the meaning provided in Section 1.09.

          "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

          "Investments" shall have the meaning provided in Section 9.05.

          "Issuing Lender" shall mean (i) Fleet Bank and (ii) with the consent of the Syndication Agent and the Administrative Agent, any other Lender to the extent such Lender agrees, in its sole discretion, to become an Issuing Lender for the purpose of issuing Letters of Credit pursuant to Section 2.

          "Junior Subordinated Note Agreement" shall mean, collectively, each Note and Stock Purchase Agreement, dated as of December 28, 1990, among Holdings, BV Holdings, the Borrower and each of the Purchasers named therein.

          "Junior Subordinated Note Documents" shall mean and include each of the Junior Subordinated Notes, the Junior Subordinated Note Agreement and each other document or agreement relating to the issuance of the Junior Subordinated Notes.

          "Junior Subordinated Notes" shall mean the Borrower's 14.14% Senior Subordinated Notes due March 15, 2001 issued pursuant to the Junior Subordinated Note Agreement.

          "Junior Subordinated Notes Escrow Account" shall mean an escrow account satisfactory to the Syndication Agent and the Administrative Agent into which the Borrower may from time to time deposit funds in an aggregate amount not to exceed $20,000,000 solely for the purposes of making regularly scheduled repayments in respect of the Junior Subordinated Notes, it being understood and agreed, however, that (i) such escrow account shall be maintained with, and shall be under the sole dominion and control of, the Collateral Agent and in which the Collateral Agent shall have a first priority perfected security interest for the benefit of the Secured Creditors, (ii) funds deposited into such escrow account may only be used to make regularly scheduled principal payments in respect of the Junior Subordinated Notes, provided that, so long as
                                                      --------
no Default or Event of Default then exists, interest on any amounts deposited into such escrow account may, upon its request, be returned to the Borrower, provided, however that, in any event, from and after an Event of Default, such
--------  -------
funds may be applied to the Obligations at the direction of the Administrative Agent or the Required Lenders and (iii) so long as no Default or Event of Default exists at such time, after the Junior Subordinated Notes have been paid in full, any funds remaining in such escrow account shall be returned to the Borrower.

          "L/C Supportable Obligations" shall mean (i) obligations of the Borrower or any of its Subsidiaries with respect to workers compensation, surety bonds and other similar statutory obligations, and (ii) such other obligations of the Borrower or any of its Subsidiaries as are reasonably acceptable to the respective Issuing Lender and otherwise permitted to exist pursuant to the terms of this Agreement (other than obligations in respect of the Senior Subordinated Notes, the Junior Subordinated Notes, any Replacement Junior Subordinated Notes or any other Indebtedness for borrowed money).

          "Leaseholds" of any Person shall mean all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

          "Lender" shall mean each financial institution listed on Schedule I, as well as any Person that becomes a "Lender" hereunder pursuant to Section 1.13 or 13.04(b).

          "Lender Default" shall mean (i) the refusal (which has not been retracted) or the failure of a Lender to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment under Section 2.04(c) or (ii) a Lender having notified in writing the Borrower and/or the Administrative Agent that such Lender does not intend to comply with its obligations under Section 1.01(a), 1.01(b), 1.01(c), 1.01(e) or 2.

          "Letter of Credit" shall have the meaning provided in Section 2.01(a).

          "Letter of Credit Fee" shall have the meaning provided in Section 3.01(c).

          "Letter of Credit Outstandings" shall mean, at any time, the sum of
(i) the Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit.

          "Letter of Credit Request" shall have the meaning provided in Section 2.03(a).

          "Leverage Ratio" shall mean, at any time, the ratio of Consolidated Indebtedness at such time to Consolidated EBITDA for the Test Period then most recently ended.

          "LIBO Rate" shall mean, relative to any Interest Period for a Eurodollar Loan, the interest rate per annum for deposits in Dollars, if any, for a period equal to the relevant Interest Period which appears on Telerate Page 3750 at approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period. If such a rate does not appear on Telerate Page 3750, the LIBO Rate shall be the rate of interest per annum determined by the Administrative Agent to be the arithmetic mean (rounded upward to the next 1/16 th of 1%) of the rates of interest per annum at which Dollar deposits in the approximate amount of the Loan to be made or continued as, or converted into, a Eurodollar Loan by the Administrative Agent and having a maturity comparable to such Interest Period would be offered to the Administrative Agent in the London interbank market at its request at approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period.

          "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

          "Loan" shall mean each Tranche A Term Loan, each Tranche B Term Loan, each Revolving Loan and each Swingline Loan.

          "Majority Lenders" of any Tranche shall mean those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

          "Management Agreements" shall have the meaning provided in Section
5.05.

          "Management Investors" shall have the meaning provided in the Holdings Stockholders Agreement.

          "Mandatory Borrowing" shall have the meaning provided in Section 1.01(e).

          "Margin Stock" shall have the meaning provided in Regulation U.

          "Maturity Date" shall mean, with respect to any Tranche of Loans, the Tranche A Term Loan Maturity Date, the Tranche B Term Loan Maturity Date, the Revolving Loan Maturity Date or the Swingline Expiry Date, as the case may be.

          "Maximum Swingline Amount" shall mean $5,000,000.

          "Minimum Borrowing Amount" shall mean (i) for Term Loans and Revolving Loans, $500,000 and (ii) for Swingline Loans, $250,000.

          "Minimum Consolidated Net Worth" shall mean, at any time, the sum of
(i) ($29,500,000) plus (ii) 50% of Consolidated Net Income of Holdings, if positive, for each quarterly accounting period of Holdings (commencing with its quarterly accounting period ended on December 26, 1998) ended prior to the date of determination, it being understood that any increase to Minimum Consolidated Net Worth shall be effective as of the last day of each quarterly accounting period of Holdings.

          "ML-Lee Fund" shall mean, collectively, ML-Lee Acquisition Fund II, L.P., a Delaware limited partnership and ML-Lee Acquisition Fund (Retirement Accounts) II, L.P., a Delaware limited partnership.

          "NAIC" shall mean the National Association of Insurance Commissioners.

          "Net Debt Proceeds" shall mean, with respect to any incurrence of Indebtedness for borrowed money, the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) received by the respective Person from the respective incurrence of such Indebtedness for borrowed money.

          "Net Equity Proceeds" shall mean, with respect to each issuance or sale of any equity by any Person or any capital contribution to such Person, the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) received by such Person from the respective sale or issuance of its equity or from the respective capital contribution.

          "Net Insurance Proceeds" shall mean, with respect to any Recovery Event, the cash proceeds (net of reasonable costs and taxes incurred in connection with such Recovery Event) received by the respective Person in connection with such Recovery Event.

          "Net Sale Proceeds" shall mean, for any Asset Sale, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such sale of assets, net of the reasonable costs of such sale (including fees and commissions, payments of unassumed liabilities relating to the assets sold and required payments of any Indebtedness (other than Indebtedness secured pursuant to the Security Documents) which is secured by the respective assets which were sold), and the incremental taxes paid or payable as a result of such Asset Sale.

          "New Supermarket Capital Lease Obligations" shall mean all rental obligations of the Borrower or any of its Subsidiaries arising solely in connection with capitalized leases entered into by the Borrower or such Subsidiary, as the case may be, after the Initial Borrowing Date solely in respect of buildings for supermarkets opened by the Borrower after the Initial Borrowing Date.

          "New Wakefern Agreement" shall mean the Letter Agreement, dated as of November 23, 1993, among Wakefern, Thomas H. Lee Company and Holdings.

          "Non-Defaulting Lender" shall mean and include each Lender other than a Defaulting Lender.

          "Note" shall mean each Tranche A Term Note, each Tranche B Term Note, each Revolving Note and the Swingline Note.

          "Notice of Borrowing" shall have the meaning provided in Section 1.03(a).

          "Notice of Conversion" shall have the meaning provided in Section
1.06.

          "Notice Office" shall mean the office of the Administrative Agent located at One Federal Street, Seventh Floor, Boston, Massachusetts 02110,
Attention: John Mann or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

          "Obligations" shall mean all amounts owing to any Agent, the Collateral Agent, any Issuing Lender or any Lender pursuant to the terms of this Agreement or any other Credit Document.

          "Other Hedging Agreement" shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

          "Parent Guarantor" shall mean and include each of Holdings and BV Holdings.

          "Parents Guaranty" shall mean the guaranty of each Parent Guarantor pursuant to Section 14.

          "Participant" shall have the meaning provided in Section 2.04(a).

          "Patronage Dividends" shall mean "patronage" or similar payments made to Holdings or any of its Subsidiaries by Wakefern, which payments are currently provided for in Article XIX of the Wakefern By-Laws, entitled "Cooperative Patronage Dividends".

          "Payment Office" shall mean the office of the Administrative Agent located at One Federal Street, Seventh Floor, Boston, Massachusetts 02110, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

          "Permitted Liens" shall have the meaning provided in Section 9.01.

          "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

          "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) Holdings or a Subsidiary of Holdings or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which Holdings, or a Subsidiary of Holdings or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

          "Pledge Agreement" shall have the meaning provided in Section 5.09.

          "Pledge Agreement Collateral" shall mean all "Collateral" as defined in the Pledge Agreement.

          "Pledgee" shall have the meaning provided in the Pledge Agreement.

          "Prime Lending Rate" shall mean the rate of interest in effect for such day as most recently publicly announced or established by the Administrative Agent in Boston, Massachusetts, as its "prime rate." The "prime rate" is a rate set by the Administrative Agent based upon various factors, including the Administrative Agent's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate. Any change in the reference rate established or announced by the Administrative Agent shall take effect at the opening of business on the day of such establishment or announcement.

          "Projections" shall mean the projections, dated December 3, 1998, which were prepared by or on behalf of Holdings in connection with this Agreement and delivered to each Agent and the Lenders prior to the Initial Borrowing Date.

          "Qualified Preferred Stock" shall mean any preferred stock of Holdings so long as the terms of any such preferred stock (v) do not contain any mandatory put, redemption, repayment, sinking fund or other similar provision,
(w) do not require the cash payment of
dividends, (x) do not contain any covenants, (y) do not grant the holders thereof any voting rights except for (I) voting rights required to be granted to such holders under applicable law and (II) limited customary voting rights on fundamental matters such as mergers, consolidations, sales of all or substantially all of the assets of Holdings, or liquidations involving Holdings, and (z) are otherwise reasonably satisfactory to the Administrative Agent and the Syndication Agent.

          "Quarterly Payment Date" shall mean the 1st day of each May, August, November and February occurring after the Initial Borrowing Date, commencing on May 1, 1999.

          "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C.ss. 6901 et seq.
                                                         -- ----

          "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

          "Record of Decision" shall mean that certain Declaration Statement - Record of Decision, dated November 15, 1995, and issued by the New York State Department of Environmental Conservation in respect of the Somers Property.

          "Recovery Event" shall mean the receipt by Holdings or any of its Subsidiaries of any cash insurance proceeds or condemnation awards payable (i) by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any property or assets of Holdings or any of its Subsidiaries and (ii) under any policy of insurance required to be maintained under Section 8.03.

          "Register" shall have the meaning provided in Section 13.15.

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

          "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Release" shall mean the disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring or migrating, into or upon any land or water or air, or otherwise entering into the environment.

          "Replaced Lender" shall have the meaning provided in Section 1.13.

          "Replacement Junior Subordinated Note Documents" shall mean the Replacement Junior Subordinated Notes and each other document or agreement relating to the issuance of the Replacement Junior Subordinated Notes.

          "Replacement Junior Subordinated Notes" shall mean an issue of unsecured subordinated notes issued by the Borrower pursuant to Section 9.04(xiii) to refinance in full the Junior Subordinated Notes.

          "Replacement Lender" shall have the meaning provided in Section 1.13.

          "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection
 .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

          "Required Lenders" shall mean Non-Defaulting Lenders the sum of whose outstanding Term Loans (and, if prior to the termination thereof, Tranche A Term Loan Commitments) and Revolving Loan Commitments (or after the termination thereof, outstanding Revolving Loans and RL Percentages of (x) outstanding Swingline Loans and (y) Letter of Credit Outstandings) represent at least 50.1% of the sum of (i) all outstanding Term Loans (and, if prior to the termination thereof, Tranche A Term Loan Commitments) of Non-Defaulting Lenders and (ii) the Total Revolving Loan Commitment less the Revolving Loan Commitments of all Defaulting Lenders (or after the termination thereof, the sum of the then total outstanding Revolving Loans of Non-Defaulting Lenders and the aggregate RL Percentages of all Non-Defaulting Lenders of the total (x) outstanding Swingline Loans and (y) Letter of Credit Outstandings at such time).

          "Revolving Loan" shall have the meaning provided in Section 1.01(c).

          "Revolving Loan Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule I directly below the column entitled "Revolving Loan Commitment," as same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03 and/or 10, (y) increased from time to time pursuant to Section 13.18 or (z) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.13 or 13.04(b).

          "Revolving Loan Maturity Date" shall mean February 10, 2003.

          "Revolving Note" shall have the meaning provided in Section 1.05(a).

          "RL Commitment Commission" shall have the meaning provided in Section 3.01(b).

          "RL Lender" shall mean each Lender with a Revolving Loan Commitment or with outstanding Revolving Loans.

          "RL Percentage" of any RL Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such RL Lender at such time and the denominator of which is the Total Revolving Loan Commitment at such time, provided that if the RL Percentage
                                              --------
of any Lender is to be determined after the Total Revolving Loan Commitment has been terminated, then the RL Percentages of such RL Lender shall be determined immediately prior (and without giving effect) to such termination.

          "Scheduled Repayments" shall have the meaning provided in Section 4.02(b)(ii).

          "SEC" shall have the meaning provided in Section 8.01(h).

          "Section 4.04(b)(ii) Certificate" shall have the meaning provided in
Section 4.04(b)(ii).

          "Secured Creditors" shall have the meaning assigned that term in the respective Security Documents.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Security Agreement" shall have the meaning provided in Section 5.10.

          "Security Agreement Collateral" shall mean all "Collateral" as defined in the Security Agreement.

          "Security Document" shall mean and include each of the Security Agreement, the Pledge Agreement and, after the execution and delivery thereof, each Additional Security Document.

          "Senior Subordinated Note Documents" shall mean the Senior Subordinated Note Indenture, the Senior Subordinated Notes and each other document or agreement relating to the issuance of the Senior Subordinated Notes.

          "Senior Subordinated Note Indenture" shall mean the Indenture, dated as of December 17, 1993, between the Borrower and United States Trust Company of New York, as Trustee thereunder.

          "Senior Subordinated Notes" shall mean the Borrower's 11% Senior Subordinated Notes due 2004 issued pursuant to Senior Subordinated Note Indenture.

          "Shareholders' Agreements" shall have the meaning provided in Section 5.05.

          "Somers Agreement" shall mean the Agreement, dated as of December 28, 1990, among BV Holdings, the Borrower, the Somers Subsidiary and the Noteholders party thereto.

          "Somers Documents" shall mean the Joint Venture Documents as defined in Annex I to the Acquisition Agreement, as well as Annex I to the Acquisition Agreement, the

Somers Agreement, the Somers Note, the Somers Security Agreement, the Big V Somers Security Agreement, the Somers Pledge Agreement, the Record of Decision and any other documentation entered into with respect to the Somers Subsidiary.

          "Somers Joint Venture Rights" shall mean the joint venture rights as defined in Annex I to the Acquisition Agreement and the Somers Agreement.

          "Somers Note" shall mean the $4,984,234 non-recourse promissory note issued by the Somers Subsidiary to the Sellers referred to in the Acquisition Agreement pursuant to Section 2 of Annex I to the Acquisition Agreement.

          "Somers Pledge Agreement" shall mean the Pledge Agreement, dated as of December 28, 1990, between the Borrower and Merchant GP, Inc., as collateral agent thereunder, pursuant to which the Borrower pledged the capital stock of the Somers Subsidiary as security for its obligations under the Somers Note.

          "Somers Property" shall mean the Real Property owned by the Somers Subsidiary and located at the Baldwin Place Shopping Mall in Somers, New York.

          "Somers Security Agreement" shall mean the security agreement, dated as of December 28, 1990, between the Somers Subsidiary and Merchant GP, Inc., as collateral agent, pursuant to which the Somers Subsidiary has assigned its Somers Joint Venture Rights as security for its obligations under the Somers Note.

          "Somers Subsidiary" shall mean Somers Development Corp., a Delaware corporation.

          "Start Date" shall mean, with respect to any Applicable Margin Period, the first day of such Applicable Margin Period.

          "Stated Amount" of each Letter of Credit shall mean, at any time, the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

          "Subsidiaries Guaranty" shall have the meaning provided in Section 9.16(c).

          "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

          "Summit" shall mean Summit Bank, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

          "Supermajority Lenders" of any Tranche shall mean those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if (x) all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated and (y) the percentage "50.1%" contained therein were changed to "66-2/3%".

          "Swingline Expiry Date" shall mean that date which is five Business Days prior to the Revolving Loan Maturity Date.

          "Swingline Lender" shall mean the Administrative Agent in its individual capacity.

          "Swingline Loan" shall have the meaning provided in Section 1.01(d).

          "Swingline Note" shall have the meaning provided in Section 1.05(a).

          "Syndication Agent" shall mean DLJ, as Syndication Agent for the Lenders hereunder.

          "Tax Sharing Agreements" shall have the meaning provided in Section 5.05.

          "Taxes" shall have the meaning provided in Section 4.04(a).

          "Term Loan" shall mean each Tranche A Term Loan and each Tranche B Term Loan.

          "Test Date" shall mean, with respect to any Start Date, the last day of the most recent fiscal quarter of Holdings ended immediately prior to such Start Date.

          "Test Period" shall mean each period of four consecutive fiscal quarters of Holdings then last ended (in each case taken as one accounting period).

          "THL" shall mean, collectively, (i) the Thomas H. Lee Company, a Massachusetts sole proprietorship, (ii) the officers and employees of Thomas H. Lee Company, (iii) Thomas R. Shepherd and Joseph Incandela so long as they are consultants of Thomas H. Lee Company, (iv) any corporations or partnerships wholly-owned by any of such Persons described in clauses (i), (ii) and (iii) above and (v) any trusts over which such Person has sole control (voting or otherwise) and which name as beneficiaries only such Person or such Person's spouse or children.

          "THL Equity Partners" shall mean Thomas H. Lee Equity Partners, L.P., a Delaware limited partnership and one of the THL Funds.

          "THL Fund" shall mean THL-EP Equity Corp., a Massachusetts corporation (and a wholly-owned corporation of THL and THL Equity Partners) and each investment fund organized by THL, provided that THL shall have voting control over any capital stock of Holdings held by any such investment fund.

          "THL Management Agreement" shall mean the Management Agreement, dated as of December 28, 1990, by and among the Thomas H. Lee Company, Holdings, BV Holdings and the Borrower.

          "Total Commitment" shall mean, at any time, the sum of the Commitments of each of the Lenders.

          "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Lenders.

          "Total Tranche A Term Loan Commitment" shall mean, at any time, the sum of the Tranche A Term Loan Commitments of each of the Lenders.

          "Total Tranche B Term Loan Commitment" shall mean, at any time, the sum of the Tranche B Term Loan Commitments of each of the Lenders.

          "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the Total Revolving Loan Commitment then in effect less (y) the sum of the aggregate principal amount of all Revolving Loans and Swingline Loans then outstanding plus the then aggregate amount of all Letter of Credit Outstandings.

          "Tranche" shall mean the respective facility and commitments utilized in making Loans hereunder, with there being four separate Tranches, i.e., Tranche A Term Loans, Tranche B Term Loans, Revolving Loans and Swingline Loans.

          "Tranche A Term Loan" shall have the meaning provided in Section 1.01(a).

          "Tranche A Term Loan Available Termination Date" shall mean March 15, 2001.

          "Tranche A Term Loan Borrowing Date" shall mean each of the Initial Borrowing Date and each Additional Tranche A Term Loan Borrowing Date.

          "Tranche A Term Loan Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule I directly below the column entitled "Tranche A Term Loan Commitment," as same may be (i) reduced from time to time pursuant to Sections 3.02, 3.03, 4.02 and/or 10 or (ii) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.13 or 13.04(b).

          "Tranche A Term Loan Maturity Date" shall mean February 10, 2003.

          "Tranche A Term Loan Percentage" shall mean, at any time, a fraction (expressed as a percentage) the numerator of which is equal to the sum of (x) the aggregate principal amount of all Tranche A Term Loans outstanding at such time and (y) the Total Tranche A Term Loan Commitment then in effect and the denominator of which is equal to the sum of (x) the aggregate principal amount of all Term Loans outstanding at such time and (y) the Total Tranche A Term Loan Commitment then in effect.

          "Tranche A Term Loan Scheduled Repayment" shall have the meaning provided in Section 4.02(b)(i).

          "Tranche A Term Note" shall have the meaning provided in Section 1.05(a).

          "Tranche B Term Loan" shall have the meaning provided in Section 1.01(b).

          "Tranche B Term Loan Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule I directly below the column entitled "Tranche B Term Loan Commitment," as same may be terminated pursuant to Sections 3.03 and/or 10.

          "Tranche B Term Loan Maturity Date" shall mean August 10, 2003.

          "Tranche B Term Loan Percentage" shall mean, at any time, a fraction (expressed as a percentage) the numerator of which is equal to the aggregate principal amount of all Tranche B Term Loans outstanding at such time and the denominator of which is equal to the sum of (x) the aggregate principal amount of all Term Loans outstanding at such time and (y) the Total Tranche A Term Loan Commitment then in effect.

          "Tranche B Term Loan Scheduled Repayment" shall have the meaning provided in Section 4.02(b)(ii).

          "Tranche B Term Note" shall have the meaning provided in Section 1.05(a).

          "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Loan.

          "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

          "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of
Section 4044 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contribution).

          "United States" and "U.S." shall each mean the United States of America.

          "Unpaid Drawing" shall have the meaning provided for in Section
2.05(a).

          "Unutilized Revolving Loan Commitment" shall mean, with respect to any Lender at any time, such Lender's Revolving Loan Commitment at such time less the sum of (i) the aggregate outstanding principal amount of all Revolving Loans made by such Lender at such time and (ii) such Lender's RL Percentage of the Letter of Credit Outstandings at such time.

          "Waivable Repayment" shall have the meaning provided in Section
4.02(k).

          "Wakefern" shall mean Wakefern Food Corp., a New Jersey corporation.

          "Wakefern Documents" shall mean each of the Certificate of Incorporation and By-Laws of Wakefern, the Wakefern Stockholders' Agreement, the Wakefern Trademark License Agreement, the Wakefern Investment Policy, Wakefern's Standards of Business Conduct, the Wakefern Letter and the New Wakefern Agreement.

          "Wakefern Investment Policy" shall mean the investment policy of Wakefern.

          "Wakefern Letter" shall mean the letter agreement, dated December 28, 1990, among Wakefern, the Borrower, Holdings, BV Holdings, Big V Acquisition Corp., Thomas H. Lee Company, THL Equity Partners, the ML-Lee Fund, Thomas H. Lee Advisors II, L.P., a Delaware limited partnership, THL Equity Advisors Limited Partnership, a Massachusetts limited partnership, Frelinghuysen Equity, THL-EP Equity Corp., a Massachusetts corporation, Frelinghuysen, Mr. David Bronstein, Mr. Gary S. Koppele and Mr. Cornelius J. J. Madera, Jr. (as in effect on the Initial Borrowing Date).

          "Wakefern Stockholders' Agreement" shall mean the Stockholders' Agreement, dated as of August 20, 1987, among Wakefern and each of the member-stockholders of Wakefern listed on Schedule 1 thereto.

          "Wakefern Trademark License Agreement" shall mean, collectively, each of the Trademark License Agreements between Wakefern and the Borrower each in the form delivered to the Lender pursuant to Section 5.05(v).

          "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

          "Year 2000 Compliant" shall mean that all of Holdings' and its Subsidiaries' Information Systems and Equipment accurately process date data (including, but not limited to, calculating, comparing and sequencing) before, during and after the year 2000, as well as same and multi-century dates, or between the years 1999 and 2000, taking into account all leap years, including the fact that the year 2000 is a leap year, and further, that when used in combination with, or interfacing with, Information Systems and Equipment of any other Person, shall accurately accept, release and exchange date data, and shall in all material respects continue to function in the same manner as it performs today and shall not otherwise impair the accuracy or functionality of Holdings' or any of its Subsidiaries' Information Systems and Equipment.

          SECTION 12.  The Agents.
                       ----------

          12.01 Appointment. The Lenders hereby irrevocably (except as otherwise
                -----------
provided in Section 12.09(b)) designate Fleet Bank as Administrative Agent (for purposes of this Section 12, the term "Administrative Agent" also shall include Fleet Bank in its capacity as Collateral Agent pursuant to the Security Documents) to act as specified herein and in the other Credit Documents. The Lenders hereby irrevocably designate DLJ as Syndication Agent to act as specified herein and in the other Credit Documents. The Lenders hereby irrevocably designate Summit as Documentation Agent to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably (except, in the case of the Administrative Agent only, as otherwise provided in Section 12.09(b)) to authorize, the Administrative Agent, the Syndication Agent and the Documentation Agent to take such action on their behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the such Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Each may perform any of their respective duties hereunder by or through its officers, directors, agents, employees or affiliates.

          12.02 Nature of Duties. No Agent shall have any duties or
                ----------------
responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. No Agent nor any of its officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction). The duties of each Agent shall be mechanical and administrative in nature; no Agent shall have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

          12.03 Lack of Reliance on the Agents. Independently and without
                ------------------------------
reliance upon any Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of Holdings and its Subsidiaries and, except as expressly provided in this Agreement, no Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. No Agent shall be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of Holdings or any of its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of Holdings or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default.

          12.04 Certain Rights of the Agents. If any Agent shall request
                ----------------------------
instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from the Required Lenders; and such Agent shall not incur liability to any Lender by reason of so refraining. Without limiting the foregoing, no Lender or the holder of any Note shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

          12.05 Reliance. Each Agent shall be entitled to rely, and shall be
                --------
fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that such Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by such Agent.

          12.06 Indemnification. To the extent any Agent is not reimbursed and
                ---------------
indemnified by Holdings or any of its Subsidiaries, the Lenders will reimburse and indemnify such Agent in proportion to their respective "percentage" as used in determining the Required Lenders (determined as if there were no Defaulting Lenders) for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Agent in performing its duties hereunder or under any other Credit Document or in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from any Agent's gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction).

          12.07 Each Agent in its Individual Capacity. With respect to its
                -------------------------------------
obligation to make Loans, or issue or participate in Letters of Credit, under this Agreement, each Agent shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lender," "Required Lenders," "Majority Lenders," "Supermajority Lenders," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include such Agent in its respective individual capacities. Each Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to, any Credit Party or any Affiliate of any Credit Party (or any Person engaged in a similar business with any Credit Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party or any Affiliate of any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

          12.08 Holders. Each Agent may deem and treat the payee of any Note as
                -------
the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

          12.09 Resignation by the Administrative Agent, the Syndication Agent;
                ---------------------------------------------------------------
or the Documentation Agent; Removal of the Administrative Agent. (a) The
---------------------------------------------------------------
Administrative Agent may resign from the performance of all its respective functions and duties hereunder and/or under the other Credit Documents at any time by giving 20 Business Days' prior written notice to the Lenders. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (c) and (d) below or as otherwise provided below. The Syndication Agent and the Documentation Agent may resign from the performance of their respective functions and duties hereunder at any time by giving the Administrative Agent notice thereof. Either such resignation shall take effect upon the giving of such notice.

          (b) The Required Lenders may remove the Administrative Agent from the performance of all its respective functions and duties hereunder and/or under the other Credit Documents at any time by giving the Administrative Agent notice of such removal.

          (c) Upon any such notice of resignation by the Administrative Agent or such removal of the Administrative Agent by the Required Lenders, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower and the Syndication Agent.

          (d) If a successor Administrative Agent shall not have been so appointed within such 20 Business Day period or upon the effectiveness of the removal of the Administrative Agent, the Syndication Agent with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed (although no such consent shall be required if a Default or an Event of Default exists)), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

          (e) If no successor Administrative Agent has been appointed pursuant to clause (c) or (d) above by the 30th Business Day after the date such notice of resignation was given by the Administrative Agent or the effectiveness of the removal of the Administrative

Agent, the Administrative Agent's resignation or removal, as the case may be, shall become effective and the Syndication Agent, or if the Syndication Agent refuses, the Required Lenders, shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

          SECTION 13.  Miscellaneous.
                       -------------

          13.01 Payment of Expenses, etc. The Borrower shall: (i) whether or not
                -------------------------
the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Syndication Agent and the Administrative Agent (including, without limitation, the reasonable fees and disbursements of White & Case LLP and of such Agents' consultants in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Syndication Agent in connection with its syndication efforts with respect to this Agreement and of each of the Syndication Agent and the Administrative Agent and, after the occurrence of an Event of Default, each of the Lenders in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings (including, in each case without limitation, the reasonable fees and disbursements of (x) one counsel for the Syndication Agent and the Administrative Agent (unless any such Agent has at any time been advised by counsel that a conflict of interest is likely to result if the same counsel were to represent each such Agent) and (y) after the occurrence of an Event of Default, separate counsel for each of the Lenders); (ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp, excise and other similar documentary taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) indemnify each Agent and each Lender, and each of their respective officers, directors, employees, representatives, agents, affiliates, trustees and investment advisors from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Agent or any Lender is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of any Credit Party) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or any transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or
(b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned, leased or at any time operated by Holdings or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous

Materials by Holdings or any of its Subsidiaries at any location, whether or not owned, leased or operated by Holdings or any of its Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against Holdings, any of its Subsidiaries or any Real Property owned, leased or at any time operated by Holdings or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified (as finally determined by a court competent jurisdiction)). To the extent that the undertaking to indemnify, pay or hold harmless each Agent or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

          13.02 Right of Setoff. In addition to any rights now or hereafter
                ---------------
granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Agent and each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Agent or such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of the Credit Parties to such Agent or such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Agent or such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

          13.03 Notices. Except as otherwise expressly provided herein, all
                -------
notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to any Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents; if to any Lender, at its address specified on Schedule II; and if to the Administrative Agent, at the Notice Office; or, as to any Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Administrative Agent and the Borrower shall not be effective until received by the Administrative Agent or the Borrower, as the case may be.

          13.04 Benefit of Agreement; Assignments; Participations. (a) This
                -------------------------------------------------
Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided,
                                                                --------
however, the Borrower may not assign or transfer any of its rights, obligations
-------
or interest hereunder without the prior written consent of the Lenders and, provided further, that, although any Lender may transfer, assign or grant
----------------
participations in its rights hereunder, such Lender shall remain a "Lender" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Sections 1.13 and 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Lender" hereunder and, provided further, that no Lender shall transfer or grant
                        ----------------
any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Loan Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post default increase in interest rates) or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) or (b) shall not constitute a reduction in the rate of interest or Fees for purposes of this clause (i)), or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans or Letters of Credit hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

          (b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Commitments and related outstanding Obligations (or, if the Commitments with respect to the relevant Tranche have terminated, outstanding Obligations) hereunder to (i) its parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company or to one or more Lenders or (ii) in the case of any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor of such Lender or by an Affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least $1,000,000 in the aggregate for the assigning Lender or assigning Lenders, of such Commitments and related outstanding Obligations (or, if the Commitments with respect to the relevant Tranche have terminated, outstanding Obligations) hereunder to one or more Eligible Transferees (treating any fund that invests in loans and any other fund that invests in loans and is managed or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement, provided that, (i) at such time
Schedule I shall be deemed modified to reflect the Commitments and/or outstanding Loans, as the case may be, of such new Lender and of the existing Lenders, (ii) upon the surrender of the relevant Notes by the assigning Lender (or, upon such assigning Lender's indemnifying the Borrower for any lost Note pursuant to a customary indemnification agreement) new Notes will be issued, at the Borrower's expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments and/or outstanding Loans, as the case may be, (iii) (x) in the case of any assignment by a Lender other than a Lender that is also the Syndication Agent, the Administrative Agent or an Affiliate thereof, the consent of the Syndication Agent and the Administrative Agent and, so long as no Default or Event of Default then exists, the consent of the Borrower shall be required in connection with any assignment to an Eligible Transferee pursuant to clause (y) above (each of which consents shall not be unreasonably withheld or delayed), and (y) in the case of an assignment pursuant to clause (x) above, the assigning Lender shall give notice thereof to the Administrative Agent and the Syndication Agent, (iv) the Administrative Agent shall receive at the time of each assignment pursuant to this Section 13.04(b), from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500 and (v) no such transfer or assignment will be effective until recorded by the Administrative Agent on the Register pursuant to Section 13.15. To the extent of any assignment pursuant to this
Section 13.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments and outstanding Loans. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall, to the extent legally entitled to do so, provide to the Borrower the appropriate Internal Revenue Service Forms (and, if applicable, a Section 4.04(b)(ii) Certificate) described in Section 4.04(b). To the extent that an assignment of all or any portion of a Lender's Commitments and related outstanding Obligations pursuant to Section 1.13 or this
Section 13.04(b) would, at the time of such assignment, result in increased costs under Section 1.10, 2.06 or 4.04 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

          (c) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and, with the consent of the Administrative Agent, any Lender which is a fund may pledge all or any portion of its Loans and Notes to its trustee in support of its obligations to its trustee. No pledge pursuant to this clause (c) shall release the transferor Lender from any of its obligations hereunder.

          13.05 No Waiver; Remedies Cumulative. No failure or delay on the part
                ------------------------------
of the Administrative Agent, the Syndication Agent, the Collateral Agent, any Issuing Lender or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and the Administrative Agent, the Syndication Agent, the Collateral Agent, any Issuing Lender or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent, the Syndication Agent, the Collateral Agent, any Issuing Lender or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Syndication Agent, the Collateral Agent, any Issuing Lender or any Lender to any other or further action in any circumstances without notice or demand.

          13.06 Payments Pro Rata. (a) Except as otherwise provided in this
                -----------------
Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of any such
                                                  --- ----
payment) pro rata based upon their respective shares, if any, of the Obligations
         --- ----
with respect to which such payment was received.

          (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, A TL Commitment Commission, RL Commitment Commission or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter
--------
recovered from such Lenders, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

          13.07 Calculations; Computations; Accounting Terms. (a) The financial
                --------------------------------------------
statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by Holdings or the Borrower to the Lenders); provided that, except as otherwise specifically provided herein, all computations of Excess Cash Flow, all computations and all definitions used in determining compliance with Sections 9.07 through 9.11, inclusive, and all computations in determining the Applicable Base Rate Margin and the Applicable Eurodollar Rate Margin, shall (i) utilize accounting principles and policies in conformity with those used to prepare the historical financial statements of Holdings and its Subsidiaries referred to in Section 7.05(a) and (ii) not treat New Supermarket Capital Lease Obligations as Indebtedness even though generally accepted accounting principles may treat same as Indebtedness and any portion of such New Supermarket Capital Lease Obligations representing the principal or interest component in respect thereof shall be treated as an operating lease expense which reduces Consolidated Net Income even though generally accepted accounting principles may treat same differently.

          (b) Notwithstanding anything to the contrary contained in this Section
13.07 or elsewhere in this Agreement, (i) any equity issued by Holdings as contemplated by clause (ii)(A), (B) or (C) of the first parenthetical contained in Section 4.02(c) shall not be included (and to the extent otherwise included therein, shall be deducted therefrom) in determining Consolidated Net Worth, except to the extent the cash proceeds therefrom have been contributed to the Borrower as a cash equity contribution, (ii) Consolidated Net Worth in each case shall be determined as if no Qualified Preferred Stock has been issued, (iii) all cash and Cash Equivalents held by Holdings and BV Holdings (and any investment income therefrom) shall be excluded in any determination of assets (or income in the case of any such investment income) of Holdings and its Subsidiaries, (iv) for purposes of all computations of Excess Cash Flow, all computations and all definitions used in determining compliance with Sections
9.07 through 9.11, inclusive, and all computations in determining the Applicable Base Rate Margin and the Applicable Eurodollar Rate Margin, the Somers Subsidiary and any of its Subsidiaries shall not be accounted for as consolidated subsidiaries of the Borrower, but shall instead be accounted for as an equity investment in unconsolidated subsidiaries with a book value equal to the liquidation value of the Somers Property, (v) any deductions to Consolidated Net Worth resulting from purchases of Holdings' common stock by members of management with money borrowed from Holdings as permitted by Section 9.05(x) shall be ignored, (vi) all calculations of costs of goods sold shall be made on a FIFO (i.e., first in-first out) basis and (vii) any deductions to Consolidated Net Worth resulting from depreciation, amortization of intangibles and non-cash write-offs with respect to the Borrower's supermarkets shall be ignored.

          (c) All computations of interest, A TL Commitment Commission, RL Commitment Commission and other Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day; except that in the case of Letter of Credit Fees, the last day shall be included) occurring in the period for which such interest, A TL Commitment Commission, RL Commitment Commission or Fees are payable.

          13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY
                ----------------------------------------------------------------
TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND
-----
OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, EACH CREDIT AGREEMENT PARTY HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH CREDIT AGREEMENT PARTY HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH CREDIT AGREEMENT PARTY, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENTS BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH CREDIT AGREEMENT PARTY. EACH CREDIT AGREEMENT PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH CREDIT AGREEMENT PARTY AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH CREDIT AGREEMENT PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE SYNDICATION AGENT, THE ADMINISTRATIVE AGENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT AGREEMENT PARTY IN ANY OTHER JURISDICTION.

          (b) EACH CREDIT AGREEMENT PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          13.09 Counterparts. This Agreement may be executed in any number of
                ------------
counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower, the Administrative Agent and the Syndication Agent.

          13.10 Effectiveness. This Agreement shall become effective on the date
                -------------
(the "Effective Date") on which Holdings, BV Holdings, the Borrower, each Agent and each of the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at the Notice Office or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it. The Administrative Agent will give Holdings, BV Holdings, the Borrower and each Lender prompt written notice of the occurrence of the Effective Date.

          13.11 Headings Descriptive. The headings of the several sections and
                --------------------
subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          13.12 Amendment or Waiver; etc. (a) Except as provided in Section
                ------------------------
13.18, neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Lenders, provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) (with Obligations being directly affected in the case of following clause (i)), (i) extend the final scheduled maturity of any Loan or Note or extend the stated expiration date of any Letter of Credit beyond the Revolving Loan Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with the waiver of applicability of any post-default increase in interest rates), or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) or (b) shall not constitute a reduction in the rate of interest or Fees for purposes of this clause (i)), (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) under all the Security Documents, (iii) amend, modify or waive any provision of this Section 13.12 (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the Term Loans and the Revolving Loan Commitments on the Effective Date), (iv) reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this

Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on the Effective Date) or (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or termination shall (1) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase of the Commitment of such Lender), (2) without the consent of each Issuing Lender, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit, (3) without the consent of the Swingline Lender, alter the Swingline Lender's rights or obligations with respect to Swingline Loans, (4) without the consent of any Agent, amend, modify or waive any provision of Section 12 or any other provision as same relates to the rights or obligations of such Agent, (5) without the consent of Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent, (6) except in cases where additional extensions of term loans are being afforded substantially the same treatment afforded to the Term Loans pursuant to this Agreement as originally in effect, without the consent of the Majority Lenders of each Tranche which is being allocated a lesser prepayment, repayment or commitment reduction as a result of the actions described below (or without the consent of the Majority Lenders of each Tranche in the case of an amendment to the definition of Majority Lenders), amend the definition of Majority Lenders or alter the required application of any prepayments or repayments (or commitment reduction), as between the various Tranches, pursuant to Section 4.01 or 4.02 (excluding Section 4.02(b)) (although the Required Lenders may waive, in whole or in part, any such prepayment, repayment or commitment reduction, so long as the application, as amongst the various Tranches, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered), or (7) without the consent of the Supermajority Lenders of the respective Tranche, reduce the amount of, or extend the date of, any Tranche A Term Loan Scheduled Repayment or Tranche B Term Loan Scheduled Repayment, as the case may be, or amend the definition of Supermajority Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Supermajority Lenders on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on the Effective Date).

          (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right to replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Lenders consents to the proposed change, waiver, discharge or termination, provided, that in any event the Borrower shall not have the right to replace a Lender solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 13.12(a).

          (c) For purposes of this Section 13.12, the Syndication Agent, in coordination with the Administrative Agent, shall have primary responsibility, together with the Credit Agreement Parties, in the negotiation, preparation, and documentation relating to any amendment, modification or waiver of this Agreement, any other Credit Document or any other agreement or document related hereto or thereto contemplated pursuant to this Section 13.12.

          13.13 Survival. All indemnities set forth herein including, without
                --------
limitation, in Sections 1.10, 1.11, 2.06, 4.04, 12.06 and 13.01 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Obligations.

          13.14 Domicile of Loans. Each Lender may transfer and carry its Loans
                -----------------
at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 1.10, 1.11, 2.06 or 4.04 from those being charged by the respective Lender prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

          13.15 Register. The Borrower hereby designates the Administrative
                --------
Agent to serve as the Borrower's agent, solely for purposes of this Section 13.15, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to
Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note (if any) evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender at the request of any such Lender. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.15 (other than any losses, claims, damages and liabilities to the extent incurred by reason of the gross negligence or willful misconduct of the Administrative Agent (as finally determined by a court of competent jurisdiction).

          13.16  Confidentiality. (a) Subject to the provisions of clause
                 ---------------
(b) of this Section 13.16, each Lender agrees that it will use its reasonable efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, advisors or counsel or to another Lender if such Lender or such Lender's holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender) any information with respect to Holdings or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is designated by the Borrower to the Lenders in writing as confidential, provided that any Lender may disclose any such information (i) as has become generally available to the public other than by virtue of a breach of this Section 13.16(a) by the respective Lender, (ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Lender, (v) to the Administrative Agent, the Syndication Agent or the Collateral Agent and (vi) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Lender, provided that such prospective transferee agrees to be bound by the confidentiality provisions contained in this Section 13.16.

          (b) Each of Holdings and the Borrower hereby acknowledges and agrees that each Lender may share with any of its affiliates, and such affiliates may share with such Lender any information related to Holdings or any of its Subsidiaries (including, without limitation, any non-public customer information regarding the creditworthiness of Holdings and its Subsidiaries), provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender.

          13.17  Certain Agreements with Respect to the Senior Subordinated
                 ----------------------------------------------------------
Notes and the Junior Subordinated Notes. Each Credit Agreement Party hereby (A)
---------------------------------------
represents and warrants that (i) $46,666,667 of Term Loans may be incurred under this Agreement on the Initial Borrowing Date in reliance on clause (ii)(A) of the respective definition of "Permitted Indebtedness" contained in the Senior Subordinated Note Indenture and the Junior Subordinated Note Agreement, (ii) $25,000,000 of Revolving Loans, Swingline Loans and Letters of Credit in the aggregate incurred pursuant to the Total Revolving Loan Commitment as in effect on the Initial Borrowing Date may be incurred in reliance on clause (ii)(B) of the respective definition of "Permitted Indebtedness" contained in the Senior Subordinated Note Indenture and the Junior Subordinated Note Agreement and (iii) $13,333,333 of Term Loans may be incurred on the Initial Borrowing Date in reliance on clause (xiv) of the respective definition of "Permitted Indebtedness" contained in the Senior Subordinated Note Indenture and the Junior Subordinated Note Agreement and (B) agrees it will not take any position contrary to the representations and warranties set forth in preceding clause
(A). In addition, each Credit Agreement Party (A) acknowledges and agrees that the Borrower will not be permitted to (i) incur any Tranche A Term Loans on any Additional Tranche A Term Loan Borrowing Date unless such Tranche A

Term Loans may be incurred in reliance on clause (xiv) of the respective definition of "Permitted Indebtedness" contained in the Senior Subordinated Note Indenture or the Junior Subordinated Note Agreement or (ii) incur any additional Revolving Loans, Swingline Loans or Letters of Credit pursuant to an increase in the Total Revolving Loan Commitment under Section 13.18 unless such additional extensions of credit are incurred in reliance on clauses (ii)(B) and/or (xiv) of each respective definition of "Permitted Indebtedness" contained in the Senior Subordinated Note Indenture or the Junior Subordinated Note Agreement and (B) covenants and agrees that it will take, and will cause each of its Subsidiaries to take, all such actions as may be necessary so as to ensure that all Indebtedness (including, without limitation, any Tranche A Term Loans incurred on any Additional Tranche A Term Loan Date and any incremental Revolving Loans, Swingline Loans and/or Letters of Credit incurred as a result of any increase to the Total Revolving Loan Commitment by operation of Section 13.18) incurred under this Agreement and the other Credit Documents shall always be permitted to be incurred under clauses (ii) and (xiv) of each respective definition of the "Permitted Indebtedness" contained in the Senior Subordinated Note Indenture and the Junior Subordinated Note Agreement without relying on any other provision of the Senior Subordinated Note Indenture or the Junior Subordinated Note Agreement.

          13.18 Increases of Revolving Loan Commitments. So long as no Default
                ---------------------------------------
or Event of Default then exists or would result therefrom, the Borrower shall have the right at any time and from time to time to request one or more Lenders to increase their respective Revolving Loan Commitments, it being understood and agreed, however, that (i) no Lender shall be obligated to increase its Revolving Loan Commitment as a result of any request by the Borrower, (ii) any Lender may so increase its Revolving Loan Commitment without the consent of any other Lender, (iii) any increase in the Total Revolving Loan Commitment pursuant to this Section 13.18 shall be in a minimum amount of at least $1,000,000 (iv) the Total Revolving Loan Commitment may not be increased by more than $5,000,000 pursuant to this Section 13.18, (v) the Borrower may not request any Lender to increase its Revolving Loan Commitment without first obtaining the prior consent of the Syndication Agent and the Administrative Agent, (vi) no increase in the Total Revolving Loan Commitment pursuant to this Section 13.18 may be made unless same is permitted under Section 13.17 and (vii) any increase in the Revolving Loan Commitment of any Lender pursuant to this Section 13.18 shall be made in coordination with the Administrative Agent. At the time of any increase in the Total Revolving Loan Commitment pursuant to this Section 13.18, (i) the Borrower shall, in coordination with the Administrative Agent, repay outstanding Revolving Loans of certain Lenders and, if necessary, incur additional Revolving Loans from other Lenders in each case so that the Lenders continue to participate in each Borrowing of Revolving Loans pro rata on the basis of their
                                                 --- ----
respective Revolving Loan Commitments (after giving effect to any such increase in the Total Revolving Loan Commitment pursuant to this Section 13.18) and with the Borrower being obligated to pay to the respective Lenders the costs of the type referred to in Section 1.11 in connection with any such repayment and/or Borrowing, (ii) Schedule I shall be deemed modified to reflect the revised Revolving Loan Commitments of the affected Lenders, and (iii) upon surrender of any old Revolving Notes by those Lenders that have increased their Revolving Loan Commitments pursuant to this Section 13.18, to the extent requested by such Lenders, new Revolving Notes will be issued, at the Borrower's expense, to such Lenders to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Revolving Loan Commitments.

          SECTION 14.  Parents Guaranty.
                       ----------------

          14.01 Guaranty. In order to induce each Agent, the Collateral Agent,
                --------
the Issuing Lenders and the Lenders to enter into this Agreement and to extend credit hereunder, and to induce the other Guaranteed Creditors to enter into Interest Rate Protection Agreements or Other Hedging Agreements, and in recognition of the direct benefits to be received by each Parent Guarantor from the proceeds of the Loans, the issuance of the Letters of Credit and the entering into of such Interest Rate Protection Agreements or Other Hedging Agreements, each Parent Guarantor hereby agrees with the Guaranteed Creditors as follows: each Parent Guarantor hereby unconditionally and irrevocably, and jointly and severally, guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors. If any or all of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors becomes due and payable hereunder, each Parent Guarantor irrevocably and unconditionally, and jointly and severally, promises to pay such indebtedness to the Administrative Agent and/or the other Guaranteed Creditors, or order, on demand, together with any and all expenses which may be incurred by the Administrative Agent or the other Guaranteed Creditors in collecting any of the Guaranteed Obligations. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower), then and in such event each Parent Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Parent Guarantor, notwithstanding any revocation of this Parents Guaranty or other instrument evidencing any liability of the Borrower, and such Parent Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee. This Parents Guaranty is a guaranty of payment and not collection.

          14.02 Bankruptcy. Additionally, each Parent Guarantor unconditionally
                ----------
and irrevocably, and jointly and severally, guarantees the payment of any and all of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors whether or not due or payable by the Borrower upon the occurrence of any of the events specified in Section 10.05 and irrevocably and unconditionally, and jointly and severally, promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, in lawful currency of the United States.

          14.03 Nature of Liability. The liability of each Parent Guarantor
                -------------------
hereunder is joint are several and exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of the Borrower whether executed by such Parent Guarantor, any other guarantor or by any other party, and the liability of each Parent Guarantor hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to any Guaranteed Creditor on the Guaranteed Obligations which any such Guaranteed Creditor repays to the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Parent Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

          14.04 Independent Obligation. The obligations of each Parent Guarantor
                ----------------------
hereunder are independent of the obligations of the other Parent Guarantor, any other guarantor, any other party or the Borrower, and a separate action or actions may be brought and prosecuted against each Parent Guarantor whether or not action is brought against the other Parent Guarantor, any other guarantor, any other party or the Borrower and whether or not the other Parent Guarantor, any other guarantor, any other party or the Borrower be joined in any such action or actions. Each Parent Guarantor waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to Holdings.

          14.05 Authorization. Each Parent Guarantor authorizes the Guaranteed
                -------------
Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

          (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

          (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

          (c) exercise or refrain from exercising any rights against the Borrower, any other Credit Party or others or otherwise act or refrain from acting;

          (d) release or substitute any one or more endorsers, guarantors, the Borrower, other Credit Parties or other obligors;

          (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Guaranteed Creditors;

          (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Guaranteed Creditors regardless of what liability or liabilities of such Parent Guarantors or the Borrower remain unpaid;

          (g) consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Credit Document or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Credit Document or any of such other instruments or agreements; and/or

          (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of such Parent Guarantors from its liabilities under this Parents Guaranty.

          14.06 Reliance. It is not necessary for any Guaranteed Creditor to
                --------
inquire into the capacity or powers of any Parent Guarantor or any of its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

          14.07 Subordination. Any indebtedness of the Borrower now or hereafter
                -------------
owing to any Parent Guarantor is hereby subordinated to the Guaranteed Obligations of the Borrower owing to the Guaranteed Creditors; and if any Agent so requests at a time when an Event of Default exists, all such indebtedness of the Borrower to any Parent Guarantor shall be collected, enforced and received by such Parent Guarantor for the benefit of the Guaranteed Creditors and be paid over to the Administrative Agent on behalf of the Guaranteed Creditors on account of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of such Parent Guarantor under the other provisions of this Parents Guaranty. Prior to the transfer by any Parent Guarantor of any note or negotiable instrument evidencing any such indebtedness of the Borrower to such Parent Guarantor, such Parent Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, each Parent Guarantor hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Parents Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

          14.08 Waiver. (a) Each Parent Guarantor waives any right (except as
                ------
shall be required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (i) proceed against the Borrower, the other Parent Guarantor, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, the other Parent Guarantor, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor's power whatsoever. Each Parent Guarantor waives any defense based on or arising out of any defense of the Borrower, the other Parent Guarantor, any other guarantor or any other party, other than payment in full in cash of the Guaranteed Obligations, based on or arising out of the disability of the Borrower, the other Parent Guarantor, any other guarantor or any other party, or the validity, legality or unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full in cash of the Guaranteed Obligations. The Guaranteed Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Parent Guarantor hereunder except to the extent the Guaranteed Obligations have been paid. Each Parent Guarantor waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Parent Guarantor against the Borrower or any other party or any security.

          (b) Each Parent Guarantor waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Parents Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Each Parent Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which such Parent Guarantor assumes and incurs hereunder, and agrees that neither Agent nor the Lenders shall have any duty to advise such Parent Guarantor of information known to them regarding such circumstances or risks.

          14.09 Nature of Liability. It is the desire and intent of each
                -------------------
Parent Guarantor and the Guaranteed Creditors that this Parents Guaranty shall be enforced against such Parent Guarantor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of such Parent Guarantor under this Parents Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of such Parent Guarantor's obligations under this Parents Guaranty shall be deemed to be reduced and such Parent Guarantor shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.

                                     * * *

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:
-------

c/o Thomas H. Lee Company               BIG V HOLDING CORP.
75 State Street
Boston, Massachusetts  02109
Attention:  C. Hunter Boll              By   /s/ James A. Toopes, Jr.
                                          ----------------------------------
Telephone:  (617) 227-1050                Title:  Vice President
Telecopier:  (617) 227-3514

c/o Big V Supermarkets, Inc.            BV HOLDINGS CORPORATION
176 N. Main Street
Florida, New York  10921
Attention:  President                   By   /s/ James A. Toopes, Jr.
                                          ----------------------------------
Telephone:  (914) 651-4411                Title:  Vice President
Telecopier:  (914) 651-7048

176 N. Main Street                      BIG V SUPERMARKETS, INC.
Florida, New York  10921
Attention:  President
Telephone:  (914) 651-4411              By   /s/ James A. Toopes, Jr.
                                          ----------------------------------
Telecopier:  (914) 651-7048               Title:  Vice President

                                        DLJ CAPITAL FUNDING, INC.,
                                         Individually and as Syndication Agent


                                        By   /s/ Dana Klein
                                          ----------------------------------
                                          Title:  Vice President

                                        FLEET NATIONAL BANK,
                                        Individually and as Administrative Agent


                                        By   /s/ Mark Pelletier
                                          ----------------------------------
                                          Title:  Vice President

                                        SUMMIT BANK,
                                         Individually and as Documentation Agent



                                        By   /s/ Ed Tessalone
                                          ----------------------------------
                                          Title:  Vice President

                                        FIRST SOURCE FINANCIAL LLP
                                          By: First Source Financial, Inc. its
                                          Agent/Manager



                                        By   /s/ Kathi J. Inorio
                                          ----------------------------------
                                          Title:  Vice President

                                     (ii)